                                                                     EXHIBIT 4.1


                           FOURTH AMENDED AND RESTATED

                                CREDIT AGREEMENT

                            DATED AS OF JUNE 8, 2001

                                      AMONG

                             OXFORD AUTOMOTIVE, INC.

                                       AND

                          OXFORD AUTOMOTIVE CANADA LTD.

                                  AS BORROWERS


                                       AND


                      THE LENDERS AND ISSUERS PARTY HERETO


                               CITICORP USA, INC.

                  AS ADMINISTRATIVE AGENT AND COLLATERAL AGENT


                                  COMERICA BANK

                              AS SYNDICATION AGENT

                           CREDIT SUISSE FIRST BOSTON

                             AS DOCUMENTATION AGENT

                                       AND

                            SALOMON SMITH BARNEY INC.

                          AS ARRANGER AND BOOK MANAGER

                           WEIL, GOTSHAL & MANGES LLP
                                767 FIFTH AVENUE
                          NEW YORK, NEW YORK 10153-0119

                                TABLE OF CONTENTS

                                                                                                     PAGE

ARTICLE I             DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS..................................1

Section 1.1.          Defined Terms.....................................................................1

Section 1.2.          Computation of Time Periods......................................................31

Section 1.3.          Accounting Terms and Principles; Dollar Equivalent...............................31

Section 1.4.          Certain Terms....................................................................32


ARTICLE II            THE FACILITIES...................................................................32

Section 2.1.          The Revolving Credit Commitments and the Term Loans..............................32

Section 2.2.          Borrowing Procedures.............................................................33

Section 2.3.          Swing Loans......................................................................35

Section 2.4.          Letters of Credit................................................................37

Section 2.5.          Bankers' Acceptances.............................................................41

Section 2.6.          Reduction and Termination of the Revolving Credit Commitments....................44

Section 2.7.          Repayment of Loans...............................................................44

Section 2.8.          Evidence of Debt.................................................................45

Section 2.9.          Optional Prepayments.............................................................46

Section 2.10.         Mandatory Prepayments............................................................46

Section 2.11.         Interest.........................................................................47

Section 2.12.         Conversion/Continuation Option...................................................48

Section 2.13.         Fees.............................................................................49

Section 2.14.         Payments and Computations........................................................50

Section 2.15.         Special Provisions Governing Eurocurrency Rate Loans.............................53

Section 2.16.         Capital Adequacy and Breakage Costs..............................................54

Section 2.17.         Taxes............................................................................54

Section 2.18.         Criminal Rate of Interest........................................................56

Section 2.19.         Substitution of Lenders..........................................................56

Section 2.20.         Facilities Increases.............................................................57


ARTICLE III           CONDITIONS TO LOANS AND LETTERS OF CREDIT........................................58

Section 3.1.          Conditions Precedent to Initial Loans and Letters of Credit......................58

Section 3.2.          Conditions Precedent to Each Loan and Letter of Credit...........................60

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                                TABLE OF CONTENTS
                                   (CONTINUED)


                                                                                                     PAGE

ARTICLE IV            REPRESENTATIONS AND WARRANTIES...................................................61

Section 4.1.          Corporate Existence and Power....................................................61

Section 4.2.          Corporate Authority..............................................................61

Section 4.3.          Binding Effect...................................................................61

Section 4.4.          Subsidiaries.....................................................................61

Section 4.5.          Litigation.......................................................................61

Section 4.6.          Financial Condition..............................................................62

Section 4.7.          Use of Proceeds..................................................................62

Section 4.8.          Consents, Etc....................................................................62

Section 4.9.          Taxes............................................................................62

Section 4.10.         Title to Properties..............................................................62

Section 4.11.         Labor Matters....................................................................63

Section 4.12.         ERISA............................................................................63

Section 4.13.         Disclosure.......................................................................63

Section 4.14.         Environmental Matters............................................................64

Section 4.15.         Solvency.........................................................................65

Section 4.16.         No Defaults under Certain Agreements.............................................65

Section 4.17.         Intellectual Property............................................................65

Section 4.18.         Preferred Stock..................................................................65

Section 4.19.         Investment Company Act; Public Utility Holding Company Act.......................65

Section 4.20.         Senior Subordinated Debt Documents...............................................65

Section 4.21.         Unrestricted Subsidiaries........................................................66

Section 4.22.         Material Agreements..............................................................66

Section 4.23.         Compliance With Laws.............................................................66

Section 4.24.         Management Fees..................................................................66

Section 4.25.         Mexican Facility.................................................................66


ARTICLE V             AFFIRMATIVE COVENANTS............................................................67

Section 5.1.          Preservation of Corporate Existence, Etc.........................................67

Section 5.2.          Compliance with Laws, Etc........................................................67

Section 5.3.          Maintenance of Properties; Insurance.............................................67

Section 5.4.          Reporting Requirements...........................................................68

Section 5.5.          Accounting; Access to Records, Books, Etc........................................71


                                       ii

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                                   (CONTINUED)


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

Section 5.6.          Maintenance of Business Lines....................................................71

Section 5.7.          Environmental Matters............................................................71

Section 5.8.          Additional Collateral and Guaranties.............................................72

Section 5.9.          Terms of Other Indebtedness......................................................73

Section 5.10.         Restricted and Unrestricted Subsidiaries.........................................73

Section 5.11.         Further Assurances...............................................................74


ARTICLE VI            NEGATIVE COVENANTS...............................................................75

Section 6.1.          Financial Covenants..............................................................75

Section 6.2.          Indebtedness.....................................................................78

Section 6.3.          Liens............................................................................80

Section 6.4.          Merger; Acquisitions; Etc........................................................81

Section 6.5.          Disposition of Assets; Etc.......................................................83

Section 6.6.          Nature of Business...............................................................84

Section 6.7.          Dividends and Other Restricted Payments..........................................84

Section 6.8.          Accounting Changes; Fiscal Year..................................................85

Section 6.9.          Investments......................................................................85

Section 6.10.         Transactions with Affiliates.....................................................87

Section 6.11.         Sale/Leaseback Transactions and Synthetic Leases.................................87

Section 6.12.         Negative Pledge Limitation.......................................................88

Section 6.13.         FSC Commissions..................................................................88

Section 6.14.         Other Agreements.................................................................88

Section 6.15.         Subsidiary Dividends.............................................................88

Section 6.16.         Preferred Stock..................................................................88

Section 6.17.         Other Indebtedness and Agreements................................................89

Section 6.18.         Management Fees..................................................................89

Section 6.19.         Restricted Subsidiaries..........................................................90


ARTICLE VII           EVENTS OF DEFAULT................................................................90

Section 7.1.          Events of Default................................................................90

Section 7.2.          Remedies.........................................................................92

Section 7.3.          Actions in Respect of Letters of Credit and Bankers' Acceptance..................92

Section 7.4.          Rescission.......................................................................93

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                                TABLE OF CONTENTS
                                   (CONTINUED)


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

ARTICLE VIII          THE ADMINISTRATIVE AGENT; THE AGENTS.............................................93

Section 8.1.          Authorization and Action.........................................................93

Section 8.2.          Administrative Agent's Reliance, Etc.............................................94

Section 8.3.          The Administrative Agent Individually............................................94

Section 8.4.          Lender Credit Decision...........................................................95

Section 8.5.          Indemnification..................................................................95

Section 8.6.          Successor Administrative Agent...................................................95


ARTICLE IX            MISCELLANEOUS....................................................................96

Section 9.1.          Amendments, Waivers, Etc.........................................................96

Section 9.2.          Assignments and Participations...................................................97

Section 9.3.          Costs and Expenses..............................................................100

Section 9.4.          Indemnities.....................................................................101

Section 9.5.          Limitation of Liability.........................................................102

Section 9.6.          Right of Set-off................................................................102

Section 9.7.          Sharing of Payments, Etc........................................................102

Section 9.8.          Notices, Etc....................................................................103

Section 9.9.          No Waiver; Remedies.............................................................104

Section 9.10.         Binding Effect..................................................................104

Section 9.11.         Governing Law...................................................................104

Section 9.12.         Submission to Jurisdiction; Service of Process; Judgment Currency...............104

Section 9.13.         Waiver of Jury Trial............................................................105

Section 9.14.         Marshaling; Payments Set Aside..................................................105

Section 9.15.         Section Titles..................................................................105

Section 9.16.         Execution in Counterparts.......................................................105

Section 9.17.         Documents Evidence the Same Indebtedness........................................105

Section 9.18.         Entire Agreement................................................................106

Section 9.19.         Confidentiality.................................................................106

                                TABLE OF CONTENTS



SCHEDULES

Schedule I            -    Commitments and Term Loans
Schedule II           -    Applicable Lending Offices and Addresses for Notices
Schedule III          -    Unrestricted Subsidiaries
Schedule 4.4          -    Ownership of Subsidiaries
Schedule 4.5          -    Litigation
Schedule 4.9          -    Tax Matters
Schedule 4.11         -    Labor Matters
Schedule 4.14         -    Environmental Matters
Schedule 4.17         -    Intellectual Property
Schedule 4.18         -    Preferred Stock
Schedule 4.20         -    Senior Subordinated Debt Documents
Schedule 4.25         -    Mexican Facility Documents
Schedule 6.2          -    Existing Indebtedness
Schedule 6.3          -    Existing Liens
Schedule 6.4          -    Pre Approved Acquisitions
Schedule 6.5          -    Pre Approved Asset Sales
Schedule 6.9          -    Existing Investments
Schedule 6.12         -    Negative Pledge Limitations
Schedule 6.18         -    Management Fees

EXHIBITS

Exhibit A       -   Form of Assignment and Acceptance
Exhibit B-1     -   Form of Revolving Credit Note
Exhibit B-2     -   Form of Term Note
Exhibit C       -   Form of Notice of Borrowing
Exhibit D       -   Form of Letter of Credit Request
Exhibit E       -   Form of Notice of Conversion or Continuation
Exhibit F       -   Form of Opinion of Michigan Counsel for the Loan Parties
Exhibit G           Form of Affirmation Agreement

                  FOURTH AMENDED AND RESTATED CREDIT AGREEMENT, dated as of June 8, 2001, among OXFORD AUTOMOTIVE, INC., a Michigan corporation (the "Company"), OXFORD AUTOMOTIVE CANADA LTD. (the "Borrowing Subsidiary" and together with the Company, the "Borrowers"), the Lenders (as defined below), the Issuers (as defined below), CITICORP USA, INC. ("Citicorp"), as agent for the Lenders and the Issuers (in such capacity, the "Administrative Agent") and as collateral agent for the Secured Parties (as defined below) (in such capacity, the "Collateral Agent"), COMERICA BANK, in its capacity as syndication agent for the Lenders and the Issuers (in such capacity, the "Syndication Agent") and CREDIT SUISSE FIRST BOSTON, in its capacity as documentation agent for the Lenders and the Issuers (in such capacity, the "Documentation Agent").

                              W I T N E S S E T H:

                  WHEREAS, the parties hereto are each party to a Third Amended and Restated Credit Agreement dated as of July 31, 2000 (as amended by an amendment thereto dated as of March 31, 2001, the "Existing Credit Agreement") among the Borrowers, the Lenders, the Issuers, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent;

                  WHEREAS, the Borrowers, the Lenders, the Issuers, the Administrative Agent, the Collateral Agent, the Syndication Agent and the Documentation Agent have agreed to amend and restate the Existing Credit Agreement to provide for certain amendments on the terms set forth in this Agreement, which Agreement shall become effective upon satisfaction of certain conditions precedent set forth herein;

                  WHEREAS, it is the intent of the parties hereto that this Agreement not constitute a novation of the obligation and liabilities existing under the Existing Credit Agreement or evidence payment of all or any of such obligations and liabilities, that this Agreement amend and restate in its entirety the Existing Credit Agreement, and that from and after the Effective Date the Existing Credit Agreement be of no further force or effect except as to evidence the incurrence of the obligations of the Borrowers thereunder and the representations and warranties made thereunder;

                  NOW, THEREFORE, in consideration of the premises and the covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                DEFINITIONS, INTERPRETATION AND ACCOUNTING TERMS

                  SECTION 1.1. DEFINED TERMS. As used in this Agreement, the following terms have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

                  "Acceptance" means Bankers' Acceptances and BA Equivalent
Loans.

                  "Acceptance Fee" means the fee payable at the time of the acceptance of Bankers' Acceptances established by multiplying the face amount of such Bankers' Acceptances by the Applicable Margin and by multiplying the product so obtained by a fraction having a numerator equal to the number of days in the term of such Bankers' Acceptances and a denominator of 365 or 366, as the case may be.

                  "Acknowledgment and Consent of Oxford Investment Group, Inc." means the acknowledgment and consent to the transactions contemplated by the Loan Documents dated as of the

Effective Date in form and substance satisfactory to the Administrative Agent and executed by Oxford Investment Group, Inc.

                  "Acquisition" has the meaning specified in Section 6.4.

                  "Acquisition Expenditures" has the meaning specified in
Section 6.4.

                  "Additional Foreign Collateral Documents" means each pledge and/or security agreement pursuant to which all or a portion of the personal property (including Stock) or real property of a Foreign Subsidiary is pledged by a Loan Party to the Collateral Agent for the benefit of the Secured Parties as security for the Obligations.

                  "Administrative Agent" has the meaning specified in the preamble to this Agreement; provided, however, for the purposes of Article VIII and Sections 9.3, 9.4, 9.5, 9.9, 9.12, 9.13 and 9.14, each reference to
"Administrative Agent", shall be deemed to include a reference to Citicorp USA, Inc., in its capacity as Collateral Agent.

                  "Affiliate" means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by or is under common control with such Person, each officer, director, general partner or joint-venturer of such Person, and each Person who is the beneficial owner of 10% or more of any class of Voting Stock of such Person. For the purposes of this definition, "control" means the possession of the power to direct or cause the direction of management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

                  "Affirmation Agreement" means an affirmation agreement in substantially the form of Exhibit G or such other form acceptable to the Administrative Agent.

                  "Agreement" means this Credit Agreement.

                  "Alternate Currency" means (a) the Canadian Dollar and (b) the Euro; provided, however, that each such currency remains freely transferable into Dollars.

                  "Applicable Lending Office" means, (a) with respect to each Lender, its Domestic Lending Office in the case of a Base Rate Loan, and its Eurocurrency Lending Office in the case of a Eurocurrency Rate Loan and (b) with respect to each Canadian Lender, its Canadian Lending Office in the case of Canadian Loans or other Canadian Revolving Credit Outstandings.

                  "Applicable Margin" means (a) during the period commencing on the Effective Date and ending on the date which is three Business Days after the receipt by the Administrative Agent of the Financial Statements required to be delivered by Section 5.4(c) for the Fiscal Quarter ending December 31, 2001, with respect to Loans maintained as (i) Base Rate Loans, a rate equal to 2.15% per annum and (ii) Eurocurrency Rate Loans and BA Rate Loans, a rate equal to 3.75% per annum, and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the applicable type of Loan and the then applicable Leverage Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to
Section 5.4(c) or (d)) set forth below):

------------------------------------------ ---------------------- ---------------------
                                                                      EUROCURRENCY
             LEVERAGE RATIO                   BASE RATE LOANS         RATE LOANS/BA
                                                                       RATE LOANS
------------------------------------------ ---------------------- ---------------------
Less than or equal to 3.00 to 1                   0.375%                 1.50%
------------------------------------------ ---------------------- ---------------------
Greater than 3.00 to 1 and equal to or
less than 3.50 to 1                                0.50%                1.625%
------------------------------------------ ---------------------- ---------------------
Greater than 3.50 to 1 and equal to or
less than 4.00 to 1                                0.95%                 2.25%
------------------------------------------ ---------------------- ---------------------
Greater than 4.00 to 1 and equal to or
less than 4.75 to 1                                1.40%                 2.50%
------------------------------------------ ---------------------- ---------------------
Greater than 4.75 to 1 and equal to or
less than 5.25 to 1                                1.65%                 3.25%
------------------------------------------ ---------------------- ---------------------
At all other times                                 2.15%                 3.75%
------------------------------------------ ---------------------- ---------------------

Subsequent changes in the Applicable Margin resulting from a change in the Leverage Ratio shall become effective as to all Loans three Business Days after delivery by the Borrowers to the Administrative Agent of new Financial Statements pursuant to Section 5.4(c) for each of the first three Fiscal Quarters of each Fiscal Year and Section 5.4(d) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrowers shall fail to deliver such financial statements within the time periods specified in Section 5.4(c) or (d), as applicable, the Applicable Margin from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrowers delivers to the Administrative Agent such financial statements, shall equal the highest Applicable Margin set forth above.

                  "Applicable Unused Commitment Fee Rate" means (a) during the period commencing on the Effective Date and ending on the date which is three Business Days after the receipt by the Administrative Agent of the Financial Statements required to be delivered by Section 5.4(c) for the first Fiscal Quarter ending after the Effective Date, 0.50% per annum and (b) thereafter, as of any date of determination, a per annum rate equal to the rate set forth below opposite the then applicable Leverage Ratio (determined for the twelve-month period ending on the last day of the most recent Fiscal Quarter or Fiscal Year, as applicable, for which Financial Statements have been delivered pursuant to
Section 5.4(c) or (d)) set forth below):

-------------------------------------- -----------------------------
           LEVERAGE RATIO                  UNUSED COMMITMENT
                                                FEE RATE
-------------------------------------- -----------------------------
Less than or equal to 3.00 to 1                   0.25%
-------------------------------------- -----------------------------
Greater than 3.00 to 1 and equal to
or less than 3.50 to 1                           0.375%
-------------------------------------- -----------------------------
Greater than 3.50 to 1 and equal to
or less than 4.00 to 1                            0.45%
-------------------------------------- -----------------------------
Greater than 4.00 to 1 and equal to
or less than 4.75 to 1                            0.50%
-------------------------------------- -----------------------------
At all other times                                0.50%
-------------------------------------- -----------------------------

Subsequent changes in the Applicable Unused Commitment Fee Rate resulting from a change in the Leverage Ratio shall become effective three Business Days after delivery by the Borrowers to the Administrative Agent of new financial statements pursuant to Section 5.4(c) for each of the first three Fiscal Quarters of each Fiscal Year and Section 5.4(d) for each Fiscal Year. Notwithstanding anything to the contrary set forth in this Agreement (including the then effective Leverage Ratio), if the Borrowers shall fail to deliver such financial statements with the time periods specified in Section 5.4(c) or (d), as applicable, the Applicable Unused Commitment Fee from and including the 46th day after the end of such Fiscal Quarter or the 91st day after the end of such Fiscal Year, as the case may be, to but not including the date the Borrowers delivers to the Administrative Agent such financial statements, shall conclusively equal the highest Applicable Unused Commitment Fee Rate set forth above.

                  "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

                  "Aries Acquisition" means the purchase by Oxford Automotive Mecanismes et Decoupage Fin II SAS of all of the outstanding capital stock of Aries Industries Mecanismes et Decoupage Fin.

                  "Arranger" means Salomon Smith Barney Inc., in its capacity as sole arranger and book manager for the Facilities.

                  "Asset Sale" means, with respect to any Person, the sale, lease, license, transfer, assignment or other disposition of all or any portion of its business, assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether in one or a series of transactions, other than
(a) inventory sold in the ordinary course of business upon customary credit terms, (b) the sale of accounts receivable in connection with the factoring or securitization of accounts receivable in the ordinary course of such Restricted Subsidiary's business on customary terms and conditions and as allowed pursuant to the terms hereof and (c) sales of scrap or obsolete material or equipment which are not material in the aggregate.

                  "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, in substantially the form of Exhibit A or such other form acceptable to the Administrative Agent and the Company.

                  "Assumption Agreement" means an assumption agreement entered into by a Lender or an Eligible Assignee, and accepted by the Administrative Agent, in form acceptable to the Administrative Agent.

                  "BA Equivalent Loan" has the meaning specified in Section 2.5(c).

                  "BA Interest Period" means, relative to any Bankers' Acceptance or BA Equivalent Loan, the period beginning on (and including) the date on which such Bankers' Acceptance is accepted or continued or such BA Equivalent Loan is made or continued to (but excluding) the date which is 30, 60 or 90 days thereafter, as selected by the Canadian Borrower.

                  "BA Rate" means the rate per annum determined as being the arithmetic average (rounded upwards, if necessary, to the nearest .01%) of the rates quoted for one month bankers' acceptances as appear on the Reuters Screen CDOR (Certificate of Deposit Offered Rate) page, as determined as at 10:00 a.m. (Toronto time) on the relevant Business Day (for non-Business Days, and if no CDOR rate is available for a given Business Day, the CDOR rate for the immediately previous Business Day for which a CDOR rate is available shall be used).

                  "BA Rate Loan" means any Bankers' Acceptance or BA Equivalent Loan bearing interest at the BA Rate.

                  "Bankers' Acceptance" means a non-interest bearing bill of exchange in a form satisfactory to the Administrative Agent, denominated in Canadian Dollars, drawn and endorsed by the Canadian Borrower and presented to each Canadian Lender for acceptance pursuant to this Agreement and includes a depository bill under the Depository Bills and Notes Act (Canada) and a bill of exchange under the Bills of Exchange Act (Canada).

                  "Bankers' Acceptance Obligations" means the aggregate face or principal amount of all BA Equivalent Loans, unmatured Bankers' Acceptances and all Reimbursement Obligations owing in respect of Bankers' Acceptances. For purposes of determining the amount of Bankers' Acceptance Obligations (or any component thereof) in respect of any such Obligation that is denominated in an Alternate Currency, such amount shall equal the Dollar Equivalent of the amount of such Alternate Currency at the time of determination thereof.

                  "Base Rate" means, (a) with respect to all Loans denominated in Dollars, for any period, a fluctuating interest rate per annum as shall be in effect from time to time, which rate per annum shall be equal at all times to the highest of:

                  (i) the rate of interest announced publicly by Citibank in New York, New York, from time to time, as Citibank's base rate;

                  (ii) the sum (adjusted to the nearest 0.25% or, if there is no nearest 0.25%, to the next higher 0.25%) of (A) 0.5% per annum plus (B) the rate per annum obtained by dividing (I) the latest three-week moving average of secondary market morning offering rates in the United States for three-month certificates of deposit of major United States money market banks, such three-week moving average being determined weekly on each Monday (or, if any such day is not a Business Day, on the next succeeding Business Day) for the three-week period ending on the previous Friday by Citibank on the basis of such rates reported by certificate of deposit dealers to and published by the Federal Reserve Bank of New York or, if such publication shall be suspended or terminated, on the basis of quotations for such rates received by Citibank from three New York certificate of deposit dealers of recognized standing selected by Citibank, by

         (II) a percentage equal to 100% minus the average of the daily percentages specified during such three-week period by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for Citibank in respect of liabilities consisting of or including (among other liabilities) three-month U.S. dollar nonpersonal time deposits in the United States, plus (C) the average during such three-week period of the maximum annual assessment rates estimated by Citibank for determining the then current annual assessment payable by Citibank to the Federal Deposit Insurance Corporation (or any successor) for insuring Dollar deposits in the United States; and

                           (iii) the sum of (A) 0.5% per annum plus (B) the Federal Funds Rate; and

                  (b) with respect to all Canadian Loans, the higher of:

                           (i) the rate determined by the Administrative Agent as the rate displayed at or about 10:30 a.m. (Toronto time) on display page CAPRIME of the Reuters Screen as the prime rate for Canadian Dollar loans by Canadian banks to borrowers in Canada; provided, however, that, if for any reason there is no such rate displayed on the Reuters Screen on such day or if the basis of calculation of such rate is changed after the date hereof and in the reasonable judgment of the Administrative Agent it ceases to reflect each Canadian Lender's cost of funding to the same extent as the date hereof, then such rate shall be the per annum floating rate of interest (commercially known as the "prime rate") established from time to time by three Canadian banks selected by the Administrative Agent as the prime rate they will use to determine the rates of interest on Canadian Dollar loans; and

                           (ii) the sum of (A) BA Rate plus (B) 0.75% per annum.

                  "Base Rate Loan" means any Loan during any period in which it bears interest based on the Base Rate.

                  "Borrowers" has the meaning specified in the preamble to this Agreement.

                  "Borrowing" means a Revolving Credit Borrowing or a Term Loan Borrowing.

                  "Borrowing Subsidiary" has the meaning specified in the preamble to this Agreement.

                  "Business Day" means (a) for all purposes other than as covered by clauses (b) and (c) below, a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York, are authorized or required by law to close, and, if the applicable Business Day relates to a Canadian Revolving Credit Outstanding, a day other than a Saturday, Sunday or other day on which commercial banks in Toronto, Canada, are authorized or required by law to close, (b) with respect to all notices (except with respect to general matters not relating directly to funding) and determinations in connection with, and payments of principal and interest on, Eurocurrency Loans, any day which is a Business Day described in clause (a) above and which is also a day for trading by and between banks in deposits of the Applicable Currency for such Loans in the interbank eurocurrency market and (c) with respect to any Loan denominated in Euros, any such day which is (i) as to payments or purchases of Euros, a TARGET Business Day and (ii) for all other purposes, including the giving and receiving of notices, a TARGET Business Day on which banks are generally open for business in London, England, Frankfurt, Germany and in any other principal financial center as the Administrative Agent may from time to time determine for this purpose. For purposes of this Agreement, a "TARGET Business Day" is a day when the Trans-European Automated Real-time Gross Settlement Express Transfer System, or any successor thereto, is scheduled to be open for business.

                  "Canadian Borrower" means the Borrowing Subsidiary.

                  "Canadian Collateral Documents" means the amended and restated Pledge Agreements (as defined in the Existing Credit Agreement), any pledge agreement executed by the Canadian Borrower pursuant to which the Stock of a Canadian Subsidiary is pledged in favor of the Collateral Agent, the amended and restated Guarantor Security Agreements (as defined in the Existing Credit Agreement), and the Affirmation Agreement, each as executed and delivered by a Guarantor that is the Canadian Borrower or a Canadian Subsidiary.

                  "Canadian Dollar" and "CA$" each mean the lawful currency of Canada.

                  "Canadian Lending Office" means, with respect to any Canadian Lender, the office of such Lender specified as its "Canadian Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Canadian Lender or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "Canadian Lender" means any Lender which, whether directly or through an Affiliate of such Lender, can make Canadian Loans or extend other Canadian Revolving Credit Outstandings hereunder free of withholding taxes of Canada and that is designated from time to time by the Administrative Agent and the Company, with the consent of such Lender, as a Canadian Lender.

                  "Canadian Loan" means any Loan denominated in Canadian Dollars to the Canadian Borrower.

                  "Canadian Ratable Portion" means, in respect of Canadian Revolving Credit Outstandings and any Canadian Lender, the percentage obtained by dividing (a) such Canadian Lender's Revolving Credit Commitment at such time by (b) the aggregate amount of all Revolving Credit Commitments of the Canadian Lenders at such time.

                  "Canadian Revolving Credit Outstandings" means the Revolving Credit Outstandings owing by the Canadian Borrower to the Canadian Lenders.

                  "Canadian Subsidiary" means any Subsidiary of the Company organized under the laws of Canada or any Province thereof.

                  "Capital Expenditures" means, with respect to any Person for any period, the aggregate of amounts that would be reflected as a capital asset on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, excluding interest capitalized during construction.

                  "Capital Lease" means, with respect to any Person, any lease of property by such Person as lessee which would be accounted for as a capital lease on a balance sheet of such Person prepared in conformity with GAAP.

                  "Capital Lease Obligations" means, with respect to any Person, the capitalized amount of all obligations of such Person or any of its Subsidiaries under Capital Leases, as determined on a consolidated basis in conformity with GAAP.

                  "Cash Collateral Account" has the meaning specified in the Pledge and Security Agreement.

                  "Cash Equivalents" means (a) securities issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit, eurodollar time deposits, overnight bank deposits and bankers' acceptances of any Lender or any commercial bank organized under the laws of the United States, any state thereof, the District of Columbia, any foreign bank, or its branches or agencies (fully protected against currency fluctuations) which, at the time of acquisition, are rated at least "A-1" by Standard & Poor's Rating Services ("S&P") or "P-1" by Moody's Investors Services, Inc. ("Moody's"), (c) commercial paper of an issuer rated at least "A-1" by S&P or "P-1" by Moody's, and (d) shares of any money market fund that
(i) has at least 95% of its assets invested continuously in the types of investments referred to in clauses (a) through (c) above, (ii) has net assets of not less than $500,000,000 and (iii) is rated at least "A-1" by S&P or "P-1" by Moody's; provided, however, that the maturities of all obligations of the type specified in clauses (a) through (c) above shall not exceed 180 days.

                  "Change of Control" means:

                  (a) prior to a primary sale or sales of shares of Stock of the Company resulting in the sale of more than 50% of each class of outstanding Stock of the Company pursuant to any one or more public offerings thereof (a "Majority IPO"), (i) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, at least 35% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the right and authority to appoint, designate or otherwise elect at least 51% of the members of the Board of Directors of the Company or (ii) other than the Permitted Holders, any Person, or two or more Persons acting in concert, acquire or own beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934) of an amount of the outstanding shares of Voting Stock of the Company on a fully diluted basis which is equal to or greater than the amount owned by the Permitted Holders;

                  (b) after a Majority IPO, (i) Permitted Holders shall cease to control, directly or indirectly, in each case free and clear of all Liens, at least 20% (on a fully diluted basis) of the issued and outstanding shares of Voting Stock of the Company and have the right and authority to appoint, designate or otherwise elect at least 20% of the members of the Board of Directors of the Company or (ii) any Person, or two or more Persons acting in concert, acquire or own beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of
         1934) of an amount of the outstanding shares of Voting Stock of the Company on a fully diluted basis which is equal to or greater than the amount owned by the Permitted Holders; or

                  (c) after the first public offering of Stock of the Company, during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company was approved by a majority vote of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office; or

                  (d) any "Change of Control" as defined in the Senior Subordinated Note Indentures.

                  "Citibank" means Citibank, N.A., a national banking association.

                  "Citibank Canada" means Citibank Canada, a Canadian chartered bank.

                  "Citicorp" has the meaning specified in the preamble.

                  "Code" means the Internal Revenue Code of 1986 (or any successor legislation thereto), as amended from time to time.

                  "Cofimeta" means Cofimeta, S.A., a societe anonyme organized and existing under the laws of France.

                  "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by any Loan Party in or upon which a Lien is granted under any of the Collateral Documents.

                  "Collateral Agent" has the meaning specified in the preamble to this Agreement.

                  "Collateral Documents" means each Affirmation Agreement, the Pledge and Security Agreement, the Foreign Collateral Documents, the Mortgage Documents and any other document executed and delivered by a Loan Party granting a Lien on any of its property to secure payment of the Secured Obligations.

                  "Consent and Agreement to the Mexican Intercreditor Agreement" means, the Consent and Agreement to a Mexican Intercreditor Agreement, dated as of August 1, 2000 and executed and delivered by each of the Borrowers.

                  "Consolidated Current Assets" means, with respect to any Person at any date, the total consolidated current assets (other than cash and Cash Equivalents) of such Person and its Subsidiaries at such date, determined in conformity with GAAP.

                  "Consolidated Current Liabilities" means, with respect to any Person at any date, all liabilities of such Person and its Subsidiaries at such date which should, in accordance with GAAP, be classified as current liabilities on a consolidated balance sheet of such Person and its Subsidiaries prepared in conformity with GAAP, but excluding, in the case of the Borrowers the sum of (a) the principal amount of any current portion of long-term Total Debt and (b) (without duplication of clause (a) above) the then outstanding principal amount of the Loans.

                  "Consolidated Net Income" means, for any period, the net income of the Company and its consolidated Subsidiaries; provided, however, that there shall not be included in such Consolidated Net Income: (i) any net income (or loss) of any Person if such Person is not a Restricted Subsidiary, except that subject to the exclusion contained in clause (iv) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause (ii) below); (ii) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that (A) subject to the exclusion contained in clause (iii) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been distributed by such Restricted Subsidiary consistent with such restriction during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause) and (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income; (iii) any gain (or loss) realized upon the sale or other disposition of any assets of the Company or its consolidated Subsidiaries (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (or loss) realized upon the sale or other disposition of any Stock of any Person; (iv) extraordinary or nonrecurring gains or non-cash losses; and (v) the cumulative effect of a change in accounting principles.

                  "Constituent Documents" means, with respect to any Person, (a) the articles/certificate of incorporation (or the equivalent organizational documents) of such Person, (b) the by-laws (or the equivalent governing documents) of such Person and (c) any document setting forth the manner of election and duties of the directors or managing members of such Person (if any) and the designation, amount and/or relative rights, limitations and preferences of any class or series of such Person's Stock.

                  "Contaminant" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Contractual Obligation" means, with respect to any Person, any obligation, agreement, undertaking or similar provision of any Security issued by such Person or of any agreement, undertaking, contract, lease, indenture, mortgage, deed of trust or other instrument (excluding a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its properties is subject.

                  "Covenant Reversion Date" means the later of (i) the first day following delivery by the Company of Financial Statements which evidence that the Company has maintained a Leverage Ratio of no more than 4.5 to 1 and an Interest Coverage Ratio of at least 2.10 to 1 for each twelve-month period ending on the last day of at least two consecutive Fiscal Quarters and (ii) June 30, 2002.

                  "Currency" means Dollars or any Alternate Currency.

                  "Customary Permitted Liens" means, with respect to any Person, any of the following Liens:

                  (a) Liens with respect to the payment of taxes, assessments or governmental charges in all cases which are not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (b) Liens of landlords arising by statute and liens of suppliers, mechanics, carriers, materialmen, warehousemen or workmen and other liens imposed by law created in the ordinary course of business for amounts not yet due or which are being contested in good faith by appropriate proceedings and with respect to which adequate reserves or other appropriate provisions are being maintained to the extent required by GAAP;

                  (c) deposits made in the ordinary course of business in connection with worker's compensation, unemployment insurance or other types of social security benefits or to secure the performance of bids, tenders, sales, contracts (other than for the repayment of borrowed money) and surety, appeal, customs or performance bonds;

                  (d) encumbrances arising by reason of zoning restrictions, easements, licenses, reservations, covenants, rights-of-way, utility easements, building restrictions and other similar encumbrances on the use of real property which do not materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property;

                  (e) encumbrances arising under leases or subleases of real property which do not in the aggregate materially detract from the value of such real property or interfere with the ordinary conduct of the business conducted and proposed to be conducted at such real property; and

                  (f) financing statements of a lessor's rights in and to personal property leased to such Person in the ordinary course of such Person's business.

                  "Danish Holding Company" means Oxford Automotive Europe, ApS a Subsidiary of the Company and wholly owned directly by a Guarantor, which Subsidiary is organized under the laws of Denmark and formed to, among other purposes, own 100% of the Stock, free and clear of any Liens other than Liens in favor of the Administrative Agent, of the French Holding Company.

                  "Debt Issuance" means the incurrence of Indebtedness of the type specified in clause (a) and (b) of the definition of "Indebtedness" by the Company or any of its Restricted Subsidiaries.

                  "Default" means any event, act or condition which with the passing of time or the giving of notice or both would become an Event of Default.

                  "Deferred Reimbursement Tooling Indebtedness" means (i) that portion of Tooling Indebtedness to be paid by the purchaser of the related Tooling in the piece price over the term of the related tooling contract consistent with current practice less (ii) any amount payable by the Company or a Restricted Subsidiary to a Person other than a Loan Party with respect to the related Tooling.

                  "Discount Rate" means with respect to each Bankers' Acceptance issued pursuant to this Agreement with the same maturity date, the rate determined by Citibank Canada as being the discount rate, calculated on the basis of a year of 365 or 366 days, as the case may be, of Citibank Canada established in accordance with its normal practices at or about 10:00 a.m. Toronto time on the date of issue of such Bankers' Acceptances, for bankers' acceptances having a comparable face value and an identical maturity date to the face value and maturity date of the such Bankers' Acceptance.

                  "Discounted Proceeds" means in respect of any Bankers' Acceptance to be accepted and purchased by a Canadian Lender hereunder on any day, an amount (rounded to the nearest whole Canadian cent, and with one-half of one cent being rounded up) calculated on such day by multiplying (i) the face amount of such Bankers' Acceptance by (ii) the price, where the price is determined by dividing one by the sum of one plus the product of (A) the Discount Rate (expressed as a decimal) and (B) a fraction, the numerator of which is the number of days in the term of such Bankers' Acceptance and the denominator of which is 365 or 366, as the case may be, with such product being rounded up or down to the fifth decimal place and .000005 being rounded up.

                  "Disqualified Stock" means with respect to any Person, any Stock which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is exchangeable for Indebtedness of such Person, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to one year after the later of the Scheduled Termination Date and the Term Loan Maturity Date.

                  "Documentation Agent" has the meaning specified in the preamble to this Agreement.

                  "Dollar Equivalent" means with respect to any Alternate Currency at the time of determination thereof, the equivalent of such currency in Dollars determined by using the rate of exchange quoted by Citibank in New York, New York at 11:00 a.m. (New York time) on the date of determination to prime banks in New York for the spot purchase in the New York foreign exchange market of such amount of Dollars with such Alternate Currency.

                  "Dollars" and the sign "$" each mean the lawful money of the United States of America.

                  "Domestic Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Domestic Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "Domestic Subsidiary" means any Subsidiary of the Borrowers organized under the laws of any state of the United States of America or the District of Columbia.

                  "EBITDA" shall mean, for any period, the Consolidated Net Income for such period plus, without duplication, all amounts deducted in determining such Consolidated Net Income on account of (a) Interest Expense, (b) income tax expense (including Michigan Single Business Tax expense), (c) depreciation and amortization expense and (d) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required under GAAP to be, made, except as otherwise consented to by the Administrative Agent), plus, solely with respect to (i) the Fiscal Quarter ending March 31, 2001, $32,000,000 and (ii) to the extent actually incurred and approved by PricewaterhouseCoopers LLP, Fiscal Quarters ending March 31, 2001, June 30, 2001, September 30, 2001 and December 31, 2001, a restructuring charge not to exceed in the aggregate $71,300,000 and minus all non cash items increasing Consolidated Net Income, in each case for such period, all as determined for the Company and its Subsidiaries on a consolidated basis in accordance with GAAP.

                  "Effective Date" means the first date on which all of the conditions precedent set forth in Article III are satisfied.

                  "Eligible Assignee" means (a) with respect to an assignment by any Non-Canadian Lender, (i) a Lender or any Affiliate or Approved Fund of such Lender; (ii) a commercial bank having total assets in excess of $5,000,000,000;
(iii) a finance company, insurance company, other financial institution or fund acceptable to the Administrative Agent, which is regularly engaged in making, purchasing or investing in loans including, with respect to any proposed assignment of all or a portion of a Lender's Revolving Credit Commitment, revolving loans, and having a net worth, determined in accordance with GAAP, in excess of $250,000,000 or, to the extent net worth is less than such amount, a finance company, insurance company, other financial institution or fund, acceptable to the Administrative Agent and the Borrowers; or (iv) a savings and loan association or savings bank organized under the laws of the United States or any State thereof which has a net worth, determined in accordance with GAAP, in excess of $250,000,000 and (b) with respect to an assignment by any Canadian Lender, a Canadian Lender which is also an entity described in the foregoing clause (a).

                  "Environmental Laws" means all applicable Requirements of Law now or hereafter in effect, as amended or supplemented from time to time, relating to pollution or the regulation and protection of human health, safety, the environment or natural resources, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601 et seq.); the Hazardous Material Transportation Act, as amended (49 U.S.C. ss. 180 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act, as amended (7 U.S.C. ss. 136 et seq.); the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss. 6901 et seq.); the Toxic Substance Control Act, as amended (42 U.S.C. ss. 7401 et seq.); the Clean Air Act, as amended (42 U.S.C. ss. 740 et seq.); the Federal Water Pollution Control Act, as amended (33 U.S.C. ss. 1251 et seq.); the Occupational Safety and Health Act, as amended (29 U.S.C. ss. 651 et seq.); the Safe Drinking Water Act, as amended (42 U.S.C. ss. 300f et seq.); and their state and local counterparts or equivalents and any transfer of ownership notification or approval statute, including the Industrial Site Recovery Act (N.J. Stat. Ann. ss. 13:1K-6 et seq.).

                  "Environmental Liabilities and Costs" means, with respect to any Person, all liabilities, obligations, responsibilities, Remedial Actions, losses, damages, punitive damages, consequential damages, treble damages, costs and expenses (including all fees, disbursements and expenses of counsel, experts and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, including any thereof arising under any Environmental Law, Permit, order or agreement with any Governmental Authority or other Person, which relate to any environmental, health or safety condition or a Release or threatened Release, and result from the past, present or future operations of, or ownership of property by, such Person or any of its Subsidiaries.

                  "Environmental Lien" means any Lien in favor of any Governmental Authority for Environmental Liabilities and Costs.

                  "ERISA" means the Employee Retirement Income Security Act of 1974 (or any successor legislation thereto), as amended from time to time.

                  "ERISA Affiliate" means any trade or business (whether or not incorporated) under common control or treated as a single employer with the Company or any of its Subsidiaries within the meaning of Section 414 (b), (c),
(m) or (o) of the Code.

                  "Euro" means the single currency of the European Union.

                  "Eurocurrency Liabilities" has the meaning assigned to that term in Regulation D of the Federal Reserve Board, as in effect from time to time.

                  "Eurocurrency Base Rate" means, for any Interest Period for each Eurocurrency Rate Loan in any Currency comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of one percent) appearing on the Screen for such Currency as the London Interbank Offered Rate for deposits in such Currency at approximately 11:00 a.m. London time (or as soon thereafter as practicable) two Business Days prior to the first day of the Interest Period for such Loan; provided, however, that if such rate does not appear on such Screen (or, if such Screen shall cease to be publicly available or if the information contained on such Screen, in the Administrative Agent's reasonable judgment, shall cease accurately to reflect such London Interbank Offered Rate, as reported by any publicly available source of similar market data selected by the Administrative Agent that, in the Administrative Agent's reasonable judgment, accurately reflects such London Interbank Offered Rate), the "Eurocurrency Rate" for such Interest Period for such Eurocurrency Rate Loan in such Currency shall be (a) the rates per annum at which deposits in such Currency are offered by the Administrative Agent to prime banks in the London interbank market at approximately 11:00 a.m. (London time) two Business Days before the first day of the Interest Period for such Loan in an amount substantially equal to the Eurocurrency Rate Loan comprising part of such Borrowing to be outstanding during such Interest

Period; provided, further, that in the case of each Lender that is subject to the jurisdiction of the Financial Services Authority of England (or any successor) the "FSA"), the Eurocurrency Rate shall be increased for each Interest Period by the associated cost rate (if any) applicable to Loans denominated for such Interest Period in the lawful currency of England or a foreign currency pursuant to applicable regulations of the FSA. The Eurocurrency Rate for any Interest Period for each Eurocurrency Rate Loan comprising part of the same Borrowing shall be determined by the Administrative Agent on the basis of the applicable Screen or the applicable rates offered by the Administrative Agent, as the case may be, two Business Days before the first day of such Interest Period.

                  "Eurocurrency Lending Office" means, with respect to any Lender, the office of such Lender specified as its "Eurocurrency Lending Office" opposite its name on Schedule II or on the Assignment and Acceptance by which it became a Lender (or, if no such office is specified, its Domestic Lending Office) or such other office of such Lender as such Lender may from time to time specify to the Borrowers and the Administrative Agent.

                  "Eurocurrency Rate" means, with respect to any Interest Period for any Eurocurrency Rate Loan, an interest rate per annum equal to the rate per annum obtained by dividing (a) the Eurocurrency Base Rate by (b) a percentage equal to 100% minus the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Federal Reserve Board for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities which includes deposits by reference to which the Eurocurrency Rate is determined) having a term equal to such Interest Period.

                  "Eurocurrency Rate Loan" means any Loan that, for an Interest Period, bears interest based on the Eurocurrency Rate.

                  "European Restricted Subsidiary" means any Restricted Subsidiary of the Company organized under the laws of a country (or any province thereof) which is a member state of the European Union.

                  "Event of Default" has the meaning specified in Section 7.1.

                  "Excess Cash Flow" means, for the Company and its Restricted Subsidiaries for any period, EBITDA of the Company and its Restricted Subsidiaries for such period plus (a) the excess, if any, of the Working Capital of the Company and its Restricted Subsidiaries at the beginning of such period over the Working Capital of the Borrowers at the end of such period minus (b) the sum of (without duplication) (i) scheduled and mandatory cash principal payments on the Revolving Credit Outstandings and Term Loans during such period and optional cash principal payments on the Loans during such period (but, in the case of Revolving Credit Outstandings, only to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) scheduled cash principal payments made by the Company or any of its Restricted Subsidiaries during such period on other Indebtedness to the extent such other Indebtedness and payments are permitted by this Agreement, (iii) scheduled payments made by the Company or any of its Restricted Subsidiaries on Capital Lease Obligations to the extent such Capital Lease Obligations and payments are permitted by this Agreement, (iv) Capital Expenditures made by the Company or any of its Subsidiaries during such period to the extent permitted by this Agreement, (v) payments made in respect of Investments permitted pursuant to
Section 6.9(b),(c) or (d), and (vi) the excess, if any, of the Working Capital of the Company and its Restricted Subsidiaries at the end of such period over the Working Capital of the Company and its Restricted Subsidiaries at the beginning of such period.

                  "Existing Credit Agreement" has the meaning specified in the recitals to this Agreement.

                  "Existing Foreign Collateral Documents" means (i) each pledge agreement pursuant to which all or a portion of the Stock of a Foreign Subsidiary is pledged by a Loan Party to the Collateral Agent for the benefit of the Secured Parties as security for the Obligations, executed prior to the Effective Date by a Loan Party in connection with the Existing Credit Agreement and (ii) the Canadian Collateral Documents.

                  "Existing Loan Documents" means each of the Loan Documents executed and delivered by a Loan Party on any date prior to the date hereof.

                  "Existing Revolving Credit Outstandings" means Revolving Credit Outstandings made by the Lenders pursuant to the Existing Credit Agreement and outstanding on the Effective Date.

                  "Facilities" means (a) the Term Loan Facility and (b) the Revolving Credit Facility.

                  "Facilities Increase" has the meaning specified in Section
2.20.

                  "Facilities Increase Effective Date" has the meaning specified in Section 2.20.

                  "Fair Market Value" means (a) with respect to any asset or group of assets (other than a marketable Security) at any date, the value of the consideration obtainable in a sale of such asset at such date assuming a sale by a willing seller to a willing purchaser dealing at arm's length and arranged in an orderly manner over a reasonable period of time having regard to the nature and characteristics of such asset, as reasonably determined by the Board of Directors of the Company, or, if such asset shall have been the subject of a relatively contemporaneous appraisal by an independent third party appraiser, the basic assumptions underlying which have not materially changed since its date, the value set forth in such appraisal, and (b) with respect to any marketable Security at any date, the closing sale price of such Security on the Business Day next preceding such date, as appearing in any published list of any national securities exchange or the Nasdaq Stock Market or, if there is no such closing sale price of such Security, the final price for the purchase of such Security at face value quoted on such business day by a financial institution of recognized standing which regularly deals in securities of such type selected by the Administrative Agent.

                  "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

                  "Federal Reserve Board" means the Board of Governors of the Federal Reserve System, or any successor thereto.

                  "Fee Letters" means (i) the letter dated as of June 9, 2000 addressed to the Company from Citicorp and the Arranger and accepted by the Company on June 9, 2000 with respect to certain fees to be paid from time to time to Citicorp and the Arranger and (ii) the letter dated as of the Effective Date addressed to the Company from Citicorp and accepted by the Company on the Effective Date with respect to certain fees to be paid to Citicorp.

                  "Financial Statements" means the financial statements of the Borrowers and its Subsidiaries delivered in accordance with Sections 4.6 and 5.4.

                  "Fiscal Quarter" means each of the three month periods ending on March 31, June 30, September 30 and December 31.

                  "Fiscal Year" means the twelve month period ending on March 31 of each calendar year.

                  "Foreign Collateral Documents" means (i) the Existing Foreign Collateral Documents and (ii) the Additional Foreign Collateral Documents.

                  "Foreign Subsidiary" means any Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America.

                  "French Holding Company" means Oxford Automotive France, SAS, a societe par actions simplifiee organized and existing under the laws of France.

                  "GAAP" means GAAP in the United States of America as in effect from time to time set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, or in such other statements by such other entity as may be in general use by significant segments of the accounting profession, which are applicable to the circumstances as of the date of determination.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Granting Bank" has the meaning specified in Section 9.2(e).

                  "Guarantor" means each Borrower (in its capacity as such) and each Subsidiary Guarantor.

                  "Guaranty" means the Guaranty dated as of August 1, 2000 and executed and delivered to the Secured Parties by each Guarantor.

                  "Guaranty Obligation" means, as applied to any Person, any direct or indirect liability, contingent or otherwise, of such Person with respect to any Indebtedness of another Person, if the purpose or intent of such Person in incurring the Guaranty Obligation is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof including, (a) the direct or indirect guaranty, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of Indebtedness of another Person and (b) any liability of such Person for Indebtedness of another Person through any agreement (contingent or otherwise)
(i) to purchase, repurchase or otherwise acquire such Indebtedness or any security therefor, or to provide funds for the payment or discharge of such Indebtedness (whether in the form of a loan, advance, stock purchase, capital contribution or otherwise), (ii) to maintain the solvency or any balance sheet item, level of income or financial condition of another Person, (iii) to make take-or-pay or similar payments, if required, regardless of non-performance by any other party or parties to an agreement, (iv) to purchase, sell or lease (as lessor or lessee) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss, or (v) to supply funds to or in any other manner invest in such other Person (including to pay for property or services irrespective of whether such property is received or such services are rendered), if in the case of any agreement described under subclause (i), (ii),
(iii), (iv) or (v) of clause (b) of this sentence the primary purpose or intent thereof is to provide assurance to the obligee of such Indebtedness that such Indebtedness will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Indebtedness will be protected (in whole or in part) against loss in respect thereof. The amount of any Guaranty Obligation shall be equal to the amount of the Indebtedness so guaranteed or otherwise supported.

                  "Hazardous Materials" means any material, substance or waste that is classified, regulated or otherwise characterized under any Environmental Law as hazardous, toxic, a contaminant or a pollutant or by other words of similar meaning or regulatory effect, including any petroleum or petroleum-derived substance or waste, asbestos and polychlorinated biphenyls.

                  "Hedging Contracts" means all Interest Rate Contracts, foreign exchange contracts, currency swap or option agreements, forward contracts, commodity swap, purchase or option agreements, other commodity price hedging arrangements, and all other similar agreements or arrangements designed to alter the risks of any Person arising from fluctuations in interest rates, currency values or commodity prices.

                  "Indebtedness" of any Person means without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person evidenced by notes, bonds, debentures or similar instruments or which bear interest, (c) all reimbursement and all obligations with respect to letters of credit, bankers' acceptances, surety bonds and performance bonds, whether or not matured, (d) all indebtedness for the deferred purchase price of property or services, other than trade payables incurred in the ordinary course of business which are not overdue, (e) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (f) all Capital Lease Obligations of such Person and the present value of future rental payments under all synthetic leases, (g) all Guaranty Obligations of such Person, (h) all obligations of such Person to purchase, redeem, retire, defease or otherwise acquire for value any Stock or Stock Equivalents of such Person, valued, in the case of redeemable preferred stock, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (i) all payments that such Person would have to make in the event of an early termination on the date Indebtedness of such Person is being determined in respect of Hedging Contracts of such Person and (j) all Indebtedness of the type referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and general intangibles) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness.

                  "Indemnitees" has the meaning specified in Section 9.4.

                  "Interbank Rate" means, for any period, (i) in respect of Obligations denominated in Dollars, the Federal Funds Rate in effect during such period, and (ii) in respect of Obligations denominated in Alternative Currencies, the Administrative Agent's cost of funds for such period.

                  "Interest Coverage Ratio" means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to Interest Expense of such Person for such period.

                  "Interest Expense" shall mean, for any period, the total interest expense of the Company and its consolidated Restricted Subsidiaries, plus, to the extent not included in such total interest expense, and to the extent incurred by the Company or its Restricted Subsidiaries, (i) interest expense attributable to Capital Lease obligations, (ii) amortization of debt discount, (iii) capitalized interest, (iv) non-cash interest expense, (v) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing, (vi) net costs associated with Hedging Contracts (including amortization of fees), (vii) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary, and (viii) interest actually paid by the Company or any Restricted Subsidiary on any Indebtedness of any other Person. Notwithstanding the foregoing, net interest expense attributable to Deferred Reimbursement Tooling Indebtedness (in an aggregate principal amount not to exceed $4,000,000) shall not be included in Interest Expense.

                  "Interest Period" means, in the case of any Eurocurrency Rate Loan, (a) initially, the period commencing on the date such Loan is made or on the date of conversion of a Base Rate Loan to such Eurocurrency Rate Loan and ending one, two, three or six months thereafter, as selected by the Borrowers in the Notice of Borrowing or Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.2 or 2.12, and (b) thereafter, if such Loan is continued, in whole or in part, as a Eurocurrency Rate Loan pursuant to Section 2.12, a period commencing on the last day of the immediately preceding Interest Period therefor and ending one, two, three or six months thereafter, as selected by the Borrowers in the Notice of Conversion or Continuation given to the Administrative Agent pursuant to Section 2.12; provided, however, that all of the foregoing provisions relating to Interest Periods in respect of Eurocurrency Rate Loans are subject to the following:

                           (i) if any Interest Period would otherwise end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless the result of such extension would be to extend such Interest Period into another calendar month, in which event such Interest Period shall end on the immediately preceding Business Day;

                           (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month;

                           (iii) the Borrowers may not select any Interest Period that ends after the date of a scheduled principal payment on the Loans as set forth in Article II unless, after giving effect to such selection, the aggregate unpaid principal amount of the Loans for which Interest Periods end after such scheduled principal payment shall be equal to or less than the principal amount to which the Loans are required to be reduced after such scheduled principal payment is made;

                           (iv) the Borrowers may not select any Interest Period in respect of Loans having an aggregate principal amount of less than $5,000,000; and

                           (v) there shall be outstanding at any one time no more than ten (10) Interest Periods in the aggregate.

                  "Interest Rate Contracts" means all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements and interest rate insurance.

                  "Investment" means, with respect to any Person, (a) any purchase or other acquisition by that Person of (i) any Security issued by, (ii) a beneficial interest in any Security issued by, or (iii) any other equity ownership interest in, any other Person, (b) any purchase by that Person of all or a significant part of the assets of a business conducted by another Person, and (c) any loan, advance (other than deposits with financial institutions available for withdrawal on demand, prepaid expenses, accounts receivable and similar items made or incurred in the ordinary course of business as presently conducted), or capital contribution by that Person to any other Person, including all Indebtedness to such Person arising from a sale of property by such Person other than in the ordinary course of its business.

                  "IRS" means the Internal Revenue Service of the United States or any successor thereto.

                  "Issuer" means each Lender or Affiliate of a Lender that (a) is listed on the signature pages hereof as an "Issuer" or (b) hereafter becomes an Issuer with the approval of the Administrative Agent and the Borrowers by agreeing pursuant to an agreement with and in form and substance satisfactory to the Administrative Agent and the Borrowers to be bound by the terms hereof applicable to Issuers.

                  "Leases" means, with respect to any Person, all of those leasehold estates in real property of such Person, as lessee, as such may be amended, supplemented or otherwise modified from time to time.

                  "Lender" means each financial institution or other entity that
(a) is listed on the signature pages hereof as a "Lender" or (b) from time to time becomes a party hereto by execution of an Assignment and Acceptance or an Assumption Agreement.

                  "Letter of Credit" means any letter of credit issued pursuant to Section 2.4.

                  "Letter of Credit Obligations" means, at any time, the aggregate of all liabilities at such time of the Borrowers to all Issuers with respect to Letters of Credit, whether or not any such liability is contingent, and includes the sum of (a) the Reimbursement Obligations owing in respect of Letters of Credit at such time and (b) the Letter of Credit Undrawn Amounts at such time. For purposes of determining the amount of Letter of Credit Obligations (or any component thereof) in respect of any Letter of Credit that is denominated in an Alternate Currency, such amount shall equal the Dollar Equivalent of the amount of such Alternate Currency at the time of determination thereof.

                  "Letter of Credit Reimbursement Agreement" has the meaning specified in Section 2.4(e).

                  "Letter of Credit Request" has the meaning specified in
Section 2.4(c).

                  "Letter of Credit Undrawn Amounts" means, at any time, the aggregate undrawn face amount of all Letters of Credit outstanding at such time.

                  "Leverage Ratio" means with respect to any Person for any period, the ratio of (a) Total Debt of such Person as of the last day of such period to (b) EBITDA for such Person for such period.

                  "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, charge, deposit arrangement, encumbrance, lien (statutory or other), security interest or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever intended to assure payment of any Indebtedness or other obligation, including any conditional sale or other title retention agreement, the interest of a lessor under a Capital Lease, any financing lease having substantially the same economic effect as any of the foregoing, in the case of a Security, any purchase option, call or similar right with respect to such Security, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction naming the owner of the asset to which such Lien relates as debtor.

                  "Loan" means any loan made by any Lender pursuant to this Agreement including, any Revolving Loan, Term Loan or Swing Loan

                  "Loan Documents" means, collectively, this Agreement, each Affirmation Agreement, the Notes (if any), the Guaranties, the Fee Letters, each Letter of Credit Reimbursement Agreement, each Hedging Contract to which a Loan Party and a Lender or an Affiliate of a Lender is a party, each agreement pursuant to which a Lender or an Affiliate of a Lender provides cash management services to a Loan Party, the Collateral Documents, the Consent and Agreement to the Mexican Intercreditor Agreement, and each certificate, agreement or document executed by a Loan Party and delivered to the Administrative Agent, the Collateral Agent or any Lender in connection with or pursuant to any of the foregoing.

                  "Loan Party" means each of the Borrowers, each Subsidiary Guarantor and each other Subsidiary of the Company that executes and delivers a Guaranty or a Collateral Document.

                  "Lobdell" means Lobdell Emery Corporation, a Michigan corporation.

                  "Lobdell Preferred Stock" means all existing preferred stock issued by Lobdell, including the Series B Preferred Stock and Series A Preferred Stock, in the aggregate amount of $40,451,000.

                  "Lobdell Preferred Stock Documents" means all stock certificates, agreements and other documents relating to the terms of the Preferred Stock or otherwise relating to the Preferred Stock.

                  "Management Agreement" has the meaning specified in Section 6.18.

                  "Material Adverse Change" means a material adverse change in any of (a) the business, condition (financial or otherwise), operations, performance, properties or prospects of each Loan Party, individually, or the Company and its Subsidiaries, taken as a whole, (b) the ability of the Loan Parties to perform their respective obligations under the Loan Documents or (c) the ability of the Administrative Agent, Collateral Agent or the Lenders to enforce the Loan Documents.

                  "Material Adverse Effect" means an effect that results in or causes, or could reasonably be expected to result in or cause, a Material Adverse Change.

                  "Mexican Facility" means the $75,000,000 Cross-Border Asset Use Facility of the Mexican Subsidiaries pursuant to the Mexican Facility Documents.

                  "Mexican Facility Documents" means the agreements and documents described on Schedule 4.25, and any other "Operative Document" (as defined in Appendix A to the Asset Use Agreement dated as of March 31, 1999 between Automotive Business Trust 1999-A and Automotriz de Mexico, S.A. de C.V.).

                  "Mexican Facility Guaranty" means the Guaranty dated March 31, 1999 executed by the Company in favor of the Mexican Trust guaranteeing the lease payments of the Mexican Subsidiaries under the Asset Use Agreement (as defined on Schedule 4.25) as amended from time to time in accordance with
Section 6.17.

                  "Mexican Facility Obligations" means all present and future obligations and liabilities of any kind, direct, contingent or otherwise, pursuant to the Mexican Facility Documents or otherwise under the Mexican Facility.

                  "Mexican Facility Tranche A Guaranty" means that portion of the Mexican Facility Guaranty allocable to the Mexican Facility Tranche A Loans.

                  "Mexican Facility Tranche A Guaranty Obligations" means all amounts, obligations, covenants and duties owing by the Company to any Mexican Facility Tranche A Lender of every type and description, present or future, arising under the Mexican Facility Tranche A Guaranty, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and includes all fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Company under the Mexican Facility Tranche A Guaranty.

                  "Mexican Facility Tranche A Lenders" means the lenders of the Mexican Facility Tranche A Loans.

                  "Mexican Facility Tranche A Loans" means the Tranche A Loans made or to be made under, and as defined in, the Mexican Facility Documents in an aggregate amount not to exceed $63,000,000.

                  "Mexican Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement dated as of August 31, 2000 among the Administrative Agent, the Collateral Agent, the Bank of Montreal, as Funding Agent (as defined therein) and all other parties thereto.

                  "Mexican Manufacturing Facility" means the Ramos Arizpe manufacturing facility of the Company located in Mexico as described by the Company to the Administrative Agent.

                  "Mexican Subsidiaries" means Subsidiaries of the Company described on Schedule 4.4, which are the only Subsidiaries of the Company located in Mexico or organized or existing under the laws of Mexico or any political subdivision thereof as of the Effective Date. The Mexican Subsidiaries shall be deemed Restricted Subsidiaries.

                  "Mexican Trust" means Oxford Automotive Business Trust 1999-A, a special purpose trust, and lessor under the Mexican Facility.

                  "Mexico" means the United Mexican States.

                  "Mortgage Documents" means the mortgages, deeds of trust and other real estate security documents and each amendment thereto or assignment thereof made or required herein to be made by the Company or any other Loan Party, as may be amended from time to time and includes all such Mortgage Documents executed and delivered prior to the Effective Date.

                  "Multicurrency Loan" means a Revolving Loan made in an Alternate Currency.

                  "Multicurrency Sublimit" means, (i) with respect to Canadian Revolving Credit Outstandings, the maximum aggregate outstanding principal amount of such Revolving Credit Outstandings, the Dollar Equivalent of which shall not exceed $50,000,000 and (ii) with respect to Revolving Credit Outstandings denominated in Euros, the maximum aggregate outstanding principal amount of such Revolving Credit Outstandings, the Dollar Equivalent of which shall not exceed $75,000,000.

                  "Multiemployer Plan" means a multiemployer plan, as defined in
Section 4001(a)(3) of ERISA, to which the Company, any of its Subsidiaries or any ERISA Affiliate has any obligation or liability, contingent or otherwise.

                  "Net Cash Proceeds" means proceeds received by the Company or any of its Restricted Subsidiaries after the Original Effective Date in cash or Cash Equivalents from any (a) Asset Sale, net of (i) the reasonable cash costs of sale, assignment or other disposition, (ii) taxes paid or payable as a result thereof and (iii) any amount required to be paid or prepaid on Indebtedness (other than the Obligations) secured by the assets subject to such Asset Sale; provided, however, that the evidence of each of (i), (ii) and (iii) are provided to the Administrative Agent in form and substance satisfactory to it; (b) Property Loss Event; or (c) Debt Issuance permitted under clause (f) of Section 6.2, in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction; provided, however, that in the case of this clause (c) evidence of such costs is provided to the Administrative Agent in form and substance satisfactory to it.

                  "Net Equity Proceeds" means proceeds received by the Company after the Closing Date in cash or Cash Equivalents from the issue of any Stock of the Company to any Person (other than the Company or any of its Subsidiaries) or from any capital contribution made to the Company by any holder of Stock of the Company, in each case net of brokers' and advisors' fees and other costs incurred in connection with such transaction.

                  "Non-Canadian Lender" means each Revolving Credit Lender other than a Canadian Lender.

                  "Non-Funding Lender" has the meaning specified in Section 2.2(h).

                  "Non-U.S. Lender" means each Lender or Administrative Agent that is not a United States person as defined in Section 7701(a)(30) of the Code.

                  "Note" means any Revolving Credit Note or Term Loan Note.

                  "Notice of Borrowing" has the meaning specified in Section 2.2(a).

                  "Notice of Conversion or Continuation" has the meaning specified in Section 2.12.

                  "OASP I" means OASP, Inc., a Michigan corporation, and wholly owned Subsidiary of the Company.

                  "OASP II" means OASP II, Inc., a Michigan corporation, and wholly owned Subsidiary of the Company.

                  "Obligations" means the Loans, the Letter of Credit Obligations, the Bankers' Acceptance Obligations and all other amounts, obligations, covenants and duties owing by the Borrowers to the Administrative Agent, any Lender, any Issuer, any Affiliate of any of them or any Indemnitee, of every type and description (whether by reason of an extension of credit, opening or amendment of a letter of credit or payment of any draft drawn thereunder, loan, bankers' acceptance, guaranty, indemnification, foreign exchange or currency swap transaction, interest rate hedging transaction or otherwise), present or future, arising under this Agreement, any other Loan Document, any Hedging Contract, any agreement for cash management services entered into in connection with this Agreement or any other Loan Document, whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising and however acquired and whether or not evidenced by any note, guaranty or other instrument or for the payment of money, and includes all letter of credit, cash management and other fees, interest, charges, expenses, fees, attorneys' fees and disbursements and other sums chargeable to the Borrowers under this Agreement, any other Loan Document, any Hedging Contract or any agreement for cash management services entered into in connection with this Agreement or any other Loan Document and all obligations of the Borrowers to cash collateralize Letter of Credit Obligations.

                  "Original Effective Date" means August 1, 2000, the "Effective Date" as defined in the Existing Credit Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation or any successor thereto.

                  "Permit" means any permit, approval, authorization, license, variance or permission required from a Governmental Authority under an applicable Requirement of Law.

                  "Permitted Acquisition" means each Acquisition permitted to be consummated pursuant to Section 6.4.

                  "Permitted Disqualified Stock" has the meaning specified in
Section 6.16.

                  "Permitted Holders" means (i) any of Selwyn Isakow, his spouse and any of his lineal descendants and their respective spouses (collectively, the "Isakow Family"), whether acting in their own name or as one or as a majority of Persons having the power to exercise the voting rights attached to, or having investment power over, shares held by others, (ii) any Person wholly owned and controlled by any member of the Isakow Family, (iii) any trust solely for the benefit of one or more members of the Isakow Family (whether or not any member of the Isakow Family is a trustee of such trust) and (iv) the individuals that were holders on the Original Effective Date of the Voting Stock of the Company.

                  "Permitted Liens" means the Liens permitted under clauses (a) through (i) of Section 6.3.

                  "Person" means an individual, partnership, corporation (including a business trust), joint stock company, estate, trust, limited liability company, unincorporated association, joint venture or other entity, or a Governmental Authority.

                  "Pledge and Security Agreement" means the Pledge and Security Agreement dated August 1, 2000 and executed and delivered to the Collateral Agent by the Borrowers and each Subsidiary Guarantor.

                  "Pledged Notes" has the meaning specified in the Pledge and Security Agreement.

                  "Pledged Stock" has the meaning specified in the Pledge and Security Agreement.

                  "Preferred Stock" means all Lobdell Preferred Stock and all other preferred stock or similar Stock issued by the Company or any of its Restricted Subsidiaries at any time.

                  "Pro Forma Basis" means, with respect to any determination for any period, that such determination shall be made giving pro forma effect to each Permitted Acquisition and Asset Sale of a Person, business or asset consummated during such period, together with all transactions relating thereto consummated during such period (including any incurrence, assumption, refinancing or repayment of Indebtedness), as if such Permitted Acquisition, Asset Sale and related transactions had been consummated on the first day of such period, in each case (i) based on historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in reasonable detail in the relevant computation furnished to the Administrative Agent pursuant to Section 5.4(c) or (d) and (ii) prepared in accordance with Regulation S-X under the Securities Act of 1933, as amended or, if not in accordance with Regulation S-X, accompanied by a certificate of the Company's chief financial officer certifying that such determination (including all related results and assumptions) has been made in a manner not inconsistent with GAAP and has been approved in writing by the Company's Board of Directors (or the audit committee thereof, if any).

                  "Prohibited Transaction" means any transaction involving any Title IV Plan which is proscribed by Section 406 of ERISA or Section 4975 of the Code.

                  "Projections" means those financial projections dated March 8, 2001, covering the Fiscal Years ending in 2002 through 2005, inclusive, delivered to the Lenders by the Company.

                  "Property Loss Event" means any loss of or damage to property of the Company or any of its Restricted Subsidiaries that results in the receipt by such Person of proceeds of insurance in excess of $1,000,000 or any taking of property of the Company or any of its Restricted Subsidiaries that results in the receipt by such Person of a compensation payment in respect thereof in excess of $1,000,000.

                  "Protective Advances" means all expenses, disbursements and advances incurred by the Administrative Agent pursuant to the Loan Documents after the occurrence and during the continuance of an Event of Default which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve or protect the Collateral or any portion thereof or to enhance the likelihood or maximize the amount of repayment of the Obligations.

                  "Ratable Portion" or "ratably" means, with respect to any Lender, (a) with respect to the Revolving Credit Facility, the percentage obtained by dividing (i) the Revolving Credit Commitment of such Lender by (ii) the aggregate Revolving Credit Commitments of all Lenders (or, at any time after the Revolving Credit Termination Date, the percentage obtained by dividing the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to such Lender by the aggregate outstanding principal balance of the Revolving Credit Outstandings owing to all Lenders), and (b) with respect to the Term Loan Facility, the percentage obtained by dividing (i) the Term Loan Commitment of such Lender by (ii) the aggregate Term Loan Commitments of all Lenders (or, at any time after the Original Effective Date, the percentage obtained by dividing the principal amount of such Lender's Term Loans by the aggregate Term Loans of all Lenders).

                  "Register" has the meaning specified in Section 9.2(c).

                  "Reimbursement Obligations" means all matured reimbursement or repayment obligations of a Borrower to any Issuer with respect to amounts drawn under Letters of Credit or to any Canadian Lender with respect to any unpaid Bankers' Acceptance.

                  "Reinvestment Deferred Amount" means, with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Company or any of its Subsidiaries in connection therewith which are not initially applied to prepay the Loans pursuant to Section 2.10 as a result of the delivery of a Reinvestment Notice.

                  "Reinvestment Event" means any Asset Sale or Property Loss Event in respect of which any of the Borrowers has delivered a Reinvestment Notice.

                  "Reinvestment Notice" means a written notice executed by a Responsible Officer of a Borrower stating that no Default or Event of Default has occurred and is continuing and that the Borrower (directly or indirectly through one of its Subsidiaries) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Property Loss Event to acquire replacement assets useful in its or one of its Restricted Subsidiaries' businesses or effect repairs in the case of a Property Loss Event;

provided, however, that Net Cash Proceeds arising from a sale of Collateral which is consummated prior to the Covenant Reversion Date shall be used solely to acquire replacement assets that will, upon acquisition thereof by the Company or a Restricted Subsidiary, be subject to a first priority perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties.

                  "Reinvestment Prepayment Amount" means, with respect to any Reinvestment Event, the Reinvestment Deferred Amount relating thereto less any amount expended or required to be expended pursuant to a Contractual Obligation entered into prior to the relevant Reinvestment Prepayment Date to acquire replacement assets useful in the Company's or one of its Restricted Subsidiary's businesses or to effect repairs in the case of a Property Loss Event; provided, however, Net Cash Proceeds arising from a sale of Collateral which is consummated prior to the Covenant Reversion Date shall be used solely to acquire replacement assets that will, upon acquisition thereof by the Company or a Restricted Subsidiary, be subject to a first priority perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties.

                  "Reinvestment Prepayment Date" means, with respect to any Reinvestment Event, the earliest of (i) the date occurring 180 days after such Reinvestment Event, (ii) the date five Business Days after the date on which a Borrower shall have notified the Administrative Agent of such Borrower's determination not to acquire replacement assets useful in the Company's or a Restricted Subsidiary's business or effect repairs in the case of a Property Loss Event (or failure to diligently pursue such repairs) with all or any portion of the relevant Reinvestment Deferred Amount and (iii) during the continuance of an Event of Default, the date specified in a written notice received by the Company from the Administrative Agent.

                  "Release" means, with respect to any Person, any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration, in each case, of any Contaminant into the indoor or outdoor environment or into or out of any property owned by such Person, including the movement of Contaminants through or in the air, soil, surface water, ground water or property.

                  "Remedial Action" means all actions required to (a) clean up, remove, treat or in any other way address any Contaminant in the indoor or outdoor environment, (b) prevent the Release or threat of Release or minimize the further Release so that a Contaminant does not migrate or endanger or threaten to endanger public health or welfare or the indoor or outdoor environment or (c) perform pre-remedial studies and investigations and post-remedial monitoring and care.

                  "Reportable Event" means a reportable event as described in
Section 4043(b) of ERISA including those events as to which the thirty (30) day notice period is waived under Part 2615 of the regulations promulgated by the PBGC under ERISA.

                  "Requirement of Law" means, with respect to any Person, the common law and all federal, state, local and foreign laws, rules and regulations, orders, judgments, decrees and other legal requirements or determinations of any Governmental Authority or arbitrator, applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

                  "Requisite Lenders" means, collectively, Lenders having at least (a) fifty-one percent (51%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty-one percent (51%) of the aggregate Revolving Credit Outstandings and (b) fifty-one percent (51%) of the Term Loan Commitments and, after the Original Effective Date, fifty-one percent (51%) of the principal amount of all Term Loans then outstanding. A Non-Funding Lender shall not be included in the calculation of "Requisite Lenders."

                  "Requisite Revolving Credit Lenders" means Revolving Credit Lenders having at least fifty-one percent (51%) of the aggregate outstanding amount of the Revolving Credit Commitments or, after the Revolving Credit Termination Date, fifty-one percent (51%) of the aggregate Revolving Credit Outstandings. A Non-Funding Lender shall not be included in the calculation of "Requisite Revolving Credit Lenders."

                  "Requisite Term Loan Lenders" means Term Loan Lenders having at least fifty-one percent (51%) of the Term Loan Commitments or, after the Original Effective Date, fifty-one percent (51%) of the principal amount of all Term Loans then outstanding.

                  "Responsible Officer" means, with respect to any Person, any of the principal executive officers of such Person, but in any event, with respect to financial matters, the chief financial officer, treasurer or controller of such Person.

                  "Restricted Payment" means (a) any dividend or other distribution, direct or indirect, on account of any Stock or Stock Equivalents of the Company or any of its Subsidiaries now or hereafter outstanding, except a dividend payable solely in Stock or Stock Equivalents or a dividend or distribution payable solely to the Borrowers and/or one or more Subsidiary Guarantors, (b) any redemption, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, of any Stock or Stock Equivalents of the Company or any of its Subsidiaries now or hereafter outstanding other than one payable solely to the Borrowers and/or one or more Subsidiary Guarantors, and (c) any payment or prepayment of principal, premium (if any), interest, fees (including fees to obtain any waiver or consent in connection with any Security) or other charges on, or redemption, purchase, retirement, defeasance, sinking fund or similar payment with respect to, any Indebtedness of the Company or any of its Subsidiaries or any other Loan Party, including any such payment of, or in respect of, the Mexican Facility Obligations or any action of a Loan Party that has an effect which is the equivalent of such payment, other than any required redemptions, retirement, purchases, interest payments or other payments, in each case to the extent permitted to be made by the terms of such Indebtedness after giving effect to any applicable subordination provisions.

                  "Restricted Subsidiary" means each Subsidiary of the Company that is not an Unrestricted Subsidiary.

                  "Revolving Credit Borrowing" means Revolving Loans made on the same day by the Revolving Credit Lenders ratably according to their respective Revolving Credit Commitments.

                  "Revolving Credit Commitment" means, with respect to each Revolving Credit Lender, the commitment of such Lender to make Revolving Loans and acquire interests in other Revolving Credit Outstandings in the aggregate principal amount outstanding not to exceed the amount set forth opposite such Lender's name on Schedule I under the caption "Revolving Credit Commitment," as amended to reflect each Assignment and Acceptance or Assumption Agreement executed by such Lender and as such amount may be adjusted pursuant to this Agreement.

                  "Revolving Credit Facility" means the Revolving Credit Commitments and the provisions herein related to the Revolving Loans, Swing Loans and Letters of Credit.

                  "Revolving Credit Lender" means each Lender having a Revolving Credit Commitment.

                  "Revolving Credit Note" means any promissory note of any Borrower payable to the order of any Revolving Credit Lender in a principal amount equal to the amount of such Lender's

Revolving Credit Commitment evidencing the aggregate Indebtedness of such Borrower to such Lender resulting from the Revolving Loans owing to such Lender.

                  "Revolving Credit Outstandings" means, at any particular time, the sum of (a) the principal amount of the Revolving Loans outstanding at such time plus (b) the Letter of Credit Obligations outstanding at such time plus (c) the principal amount of Swing Loans outstanding at such time plus (d) the face amount of Bankers' Acceptances and the principal amount of BA Equivalent Loans outstanding at such time. For the purposes of determining the amount of Revolving Credit Outstandings (or any component thereof) in respect of any such Obligation that is denominated in an Alternate Currency, such amount shall equal the Dollar Equivalent of the amount of such Alternate Currency at the time of determination thereof.

                  "Revolving Credit Termination Date" means the earliest of (a) the Scheduled Termination Date, (b) the date of termination of the Revolving Credit Commitments pursuant to Section 2.6 and (c) the date on which the Obligations become due and payable pursuant to Section 9.2.

                  "Revolving Loan" has the meaning specified in Section 2.1(a).

                  "Scheduled Termination Date" means the earlier of (a) June 30, 2005 and (b) the "Termination Date" as defined under the Mexican Facility Documents.

                  "Screen" means the Dow Jones Market Services telerate screen or such other comparable publicly available service for displaying eurocurrency rates as may be selected by the Administrative Agent.

                  "Secured Obligations" means (a) in the case of the Company, the Obligations of the Company and the Mexican Facility Tranche A Guaranty Obligations, (b) in the case of any Guarantor that is a Domestic Subsidiary, the obligations of such Guarantor under the Guaranty and the other Loan Documents to which it is a party and the Mexican Facility Tranche A Guaranty Obligations, (c) in the case of the Canadian Borrower, the Obligations of such Guarantor in its capacity as the Canadian Borrower, the obligations of such Guarantor under the Guaranty and the Mexican Facility Tranche A Guaranty Obligations, and (d) in the case of any Guarantor that is a Foreign Subsidiary (other than the Canadian Borrower), the obligations of such Guarantor under the Guaranty and the other Loan Documents to which it is a party.

                  "Secured Parties" means (a) the Lenders, the Issuers, the Administrative Agent, the Collateral Agent and any other holder of any of the Obligations and (b) if and to the extent set forth in the Mexican Intercreditor Agreement, any holder of the Mexican Facility Tranche A Guaranty Obligations.

                  "Security" means any Stock, Stock Equivalent, voting trust certificate, bond, debenture, note or other evidence of Indebtedness, whether secured, unsecured, convertible or subordinated, or any certificate of interest, share or participation in, or any temporary or interim certificate for the purchase or acquisition of, or any right to subscribe to, purchase or acquire, any of the foregoing, but shall not include any evidence of the Obligations.

                  "Senior Leverage Ratio" means, with respect to any Person for any period, the ratio of (a) (i) Total Debt of such Person as of the last day of such period minus (ii) that portion of such Total Debt constituting Subordinated Debt to (b) EBITDA for such Person for such period.

                  "Senior Subordinated Debt Documents" means the Senior Subordinated Note Indentures, the Senior Subordinated Notes and all agreements and documents executed in connection therewith at any time, including without limitation those agreements and documents listed on Schedule 4.20.

                  "Senior Subordinated Notes" means the Senior Subordinated Notes issued by the Company in the aggregate original principal amount of $200,000,000 due 2007 issued pursuant to the Senior Subordinated Note Indentures.

                  "Senior Subordinated Note Indentures" means, collectively, the Senior Subordinated Indenture between the Company, the subsidiary guarantors named therein and First Trust National Association, as trustee, dated as of June 24, 1997, as amended or modified from time to time and the Indenture between the Company, the subsidiary guarantors named therein, and U.S. Bank Trust National Association, as trustee, dated as of December 1, 1998, as amended or modified from time to time.

                  "Solvent" means, with respect to any Person, that the value of the assets of such Person (both at fair value and present fair saleable value) is, on the date of determination, greater than the total amount of liabilities (including contingent and unliquidated liabilities) of such Person as of such date and that, as of such date, such Person is able to pay all liabilities of such Person as such liabilities mature and does not have unreasonably small capital. In computing the amount of contingent or unliquidated liabilities at any time, such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

                  "SPC" has the meaning specified in Section 9.2(e).

                  "Stock" means shares of capital stock (whether denominated as common stock or preferred stock), beneficial, partnership or membership interests, participations or other equivalents (regardless of how designated) of or in a corporation, partnership, limited liability company or equivalent entity, whether voting or non-voting.

                  "Stock Equivalents" means all securities convertible into or exchangeable for Stock and all warrants, options or other rights to purchase or subscribe for any Stock, whether or not presently convertible, exchangeable or exercisable.

                  "Subordinated Debt" of any Person shall mean, as of any date, that Indebtedness of such Person for borrowed money which is expressly subordinate and junior in right and priority of payment to the Obligations and other Indebtedness of such Person to the Lenders in manner, by agreement and subject to terms and provisions satisfactory in form and substance to the Requisite Lenders and subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Requisite Lenders, and shall include, without limitation, all Indebtedness owing pursuant to the Senior Subordinated Debt Documents and any Permitted Disqualified Stock.

                  "Subordinated Debt Documents" means the Senior Subordinated Debt Documents and any other agreement or document evidencing or relating to any Subordinated Debt, whether under the Senior Notes or any other Subordinated Debt.

                  "Subsidiary" means, with respect to any Person, any corporation, partnership, limited liability company or other business entity of which an aggregate of 50% or more of the outstanding Voting Stock is, at the time, directly or indirectly, owned or controlled by such Person and/or one or more Subsidiaries of such Person.

                  "Subsidiary Guarantor" means each Domestic Subsidiary and each Canadian Subsidiary of the Company party to the Guaranty.

                  "Swing Loan" has the meaning specified in Section 2.3.

                  "Swing Loan Lender" means Citicorp and each other Revolving Credit Lender who becomes the Administrative Agent or who agrees with the approval of the Administrative Agent and the Borrowers to act as a Swing Loan Lender hereunder.

                  "Swing Loan Request" has the meaning specified in Section 2.3(b).

                  "Syndication Agent" has the meaning specified at the beginning of this Agreement.

                  "Tax Sharing Agreement" means any tax sharing or similar agreement, if any, entered into between the Company and its Subsidiaries at any time, as amended or modified from time to time.

                  "Taxes" has the meaning specified in Section 2.17(a).

                  "Term Loan" means, with respect to each Term Loan Lender, the loan made by such Lender to the Borrowers on the Original Effective Date, in the aggregate principal amount set forth opposite such Lender's name on Schedule I under the caption "Term Loan" as amended to reflect each Assignment and Acceptance or Assumption Agreement executed by such Lender and as such amount may be adjusted pursuant to this Agreement and each term loan made on any Facilities Increase Effective Date by the Term Loan Lenders, if any.

                  "Term Loan Borrowing" means Term Loans made on the Original Effective Date by the Term Loan Lenders and any term loans made on any Facilities Increase Effective Date by the Term Loan Lenders.

                  "Term Loan Commitment" means, with respect to each Term Loan Lender, the commitment of such Lender to make Term Loans to the Borrowers in the aggregate principal amount outstanding set forth opposite such Lender's name on
Schedule I under the caption "Term Loan" as amended to reflect each Assignment and Acceptance or Assumption Agreement executed by such Lender and as such amount may be adjusted pursuant to this Agreement.

                  "Term Loan Facility" means the provisions herein related to the Term Loans.

                  "Term Loan Lender" means each Lender having a Term Loan.

                  "Term Loan Maturity Date" means the earlier of (a) June 30, 2005 and (b) the "Termination Date" as defined under the Mexican Facility Documents.

                  "Term Loan Note" means any promissory note of any Borrower payable to the order of any Term Loan Lender in a principal amount equal to the amount of such Lender's Term Loan on the date of issuance of such promissory note evidencing the Indebtedness of such Borrower to such Lender resulting from the Term Loan owing to such Lender.

                  "Title IV Plan" means a pension plan, other than a Multiemployer Plan, which is covered by Title IV of ERISA to which the Company any of its Subsidiaries or any ERISA Affiliate has any obligation or liability (contingent or otherwise).

                  "Tooling" shall mean dies, molds, tooling and similar items.

                  "Tooling Indebtedness" shall mean all present and future Indebtedness of the Company and its Restricted Subsidiaries the proceeds of which are utilized to finance Tooling for which the sales of such Tooling is covered under specific written purchase orders or agreements between the Company or any Subsidiary and the purchaser of such Tooling, which Indebtedness can be and is being fully serviced by payments for such Tooling so financed and which payments are not in dispute, all as determined by the Administrative Agent, and which Indebtedness can be classified as "Tooling Indebtedness" under the Senior Subordinated Debt Documents.

                  "Total Assets" of any Person means, at any date, the total assets of such Person and its Subsidiaries at such date determined on a consolidated basis in conformity with GAAP minus (a) any minority interest in non-wholly-owned Subsidiaries that would be reflected on a consolidated balance sheet of such person and its Subsidiaries at such date prepared in conformity with GAAP and (b) any Securities issued by such Person held as treasury securities.

                  "Total Debt" shall mean, as of any date, each of the following, on a consolidated basis for the Company and its Restricted Subsidiaries without duplication: (a) all Indebtedness (except as hereafter provided) for borrowed money and similar monetary obligations evidenced by bonds, notes, debentures, Capital Lease obligations, bankers' acceptances or otherwise, including without limitation all assumed Indebtedness and all obligations in respect of the deferred purchase price of properties or assets and the factoring of accounts receivable, in each case whether direct or indirect; plus (b) all liabilities secured by any Lien existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed; plus (c) all reimbursements obligations under outstanding letters of credit in respect of drafts which may be presented or have been presented and have not yet been paid and are not included in clause
(a) above; plus (d) Permitted Disqualified Stock or Disqualified Stock (other than the Lobdell Preferred Stock); plus (e) all Guaranty Obligations with respect to any of the indebtedness, obligations or liabilities described in the foregoing clauses (a), (b), (c) or (d), including without limitation all Guaranty Obligations of the Company or any Restricted Subsidiary with respect to any such indebtedness, obligations or liabilities of any Unrestricted Subsidiaries; minus (f) Deferred Reimbursement Tooling Indebtedness in an aggregate amount not to exceed $4,000,000; minus (g) as long as the aggregate amount of all outstanding Revolving Loans and Acceptances is greater than $5,000,000, Cash Equivalents and cash of the Company and its Restricted Subsidiaries in an aggregate amount not to exceed $30,000,000; provided, however, that such cash and Cash Equivalents shall be calculated net of (i) book overdrafts, bank overdrafts and similar items, (ii) to the extent the aggregate of such cash and Cash Equivalents located in a certain tax jurisdiction exceeds the aggregate of Indebtedness payable in such tax jurisdiction, the taxes payable by the Company or any of its Restricted Subsidiaries on such excess cash and Cash Equivalents if such cash or Cash Equivalents were used to repay Indebtedness constituting "Total Debt" in a different tax jurisdiction (including as a dividend or distribution of such cash or Cash Equivalents for the purpose of repaying such Indebtedness) and (iii) cash and Cash Equivalents that would be prohibited from being used to pay Indebtedness constituting "Total Debt" (including as a dividend or distribution of such cash or Cash Equivalents for the purpose of repaying such Indebtedness) by the terms of any Contractual Obligations or Constitutional Documents of the Company or any Restricted Subsidiary. "Total Debt" shall in no event include obligations in respect of factoring or securitization of accounts receivable or synthetic leases to the extent such obligations are non-recourse to the Company and its Restricted Subsidiaries or are subordinated to the Obligations (but only if such subordination meets the requirements set forth in the definition of "Subordinated Debt").

                  "Unfunded Pension Liability" means, with respect to the Company and its Subsidiaries at any time, the sum of (a) the amount, if any, by which the present value of all accrued benefits under each Title IV Plan (other than any Title IV Plan subject to Section 4063 of ERISA) exceeds the fair market value of all assets of such Title IV Plan allocable to such benefits in accordance with Title IV of ERISA, as determined as of the most recent valuation date for such Title IV Plan using the actuarial assumptions in effect under such Title IV Plan, and (b) the aggregate amount of withdrawal liability that could be assessed under Section 4063 with respect to each Title IV Plan subject to such Section, separately calculated for each such Title IV Plan as of its most recent valuation date and (c) for a period of five years following a transaction reasonably likely to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by the Company, any of its Subsidiaries or any ERISA Affiliate as a result of such transaction.

                  "Uniform Commercial Code" means the Uniform Commercial Code as from time to time in effect in the State of New York; provided, however, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of any Collateral Agent's and the Secured Parties' security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions related to such provisions; provided, further, that if the Uniform Commercial Code is amended after the date hereof, such amendment will not be given effect for the purposes of this Agreement if and to the extent the result of such amendment would be to limit or eliminate any item of Collateral (as defined in the Pledge and Security Agreement).

                  "Unrestricted Subsidiary" means any Foreign Subsidiary of the Company existing as of the Effective Date and described on Schedule III and each Foreign Subsidiary of the Company created or acquired after the Effective Date that is designated by the Company as an "Unrestricted Subsidiary".

                  "Unused Commitment Fee" has the meaning specified in Section 2.13(a).

                  "Voting Stock" means Stock of any Person having ordinary power to vote in the election of members of the board of directors, managers, trustees or other controlling Persons, of such Person (irrespective of whether, at the time, Stock of any other class or classes of such entity shall have or might have voting power by reason of the happening of any contingency).

                  "Wackenhut" means Gebr. Wackenhut GmbH Karosserie-und Fahrzeug Fabrik, a corporation organized under the laws of the Federal Republic of Germany.

                  "Withdrawal Liability" means, with respect to the Company and its Subsidiaries at any time, the aggregate liability incurred (whether or not assessed) with respect to all Multiemployer Plans pursuant to Section 4201 of ERISA or for increases in contributions required to be made pursuant to Section 4243 of ERISA.

                  "Working Capital" means, for any Person at any date, the amount by which the Consolidated Current Assets of such Person at such date exceeds the Consolidated Current Liabilities of such Person at such date.

                  SECTION 1.2. COMPUTATION OF TIME PERIODS. In this Agreement, in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding" and the word "through" means "to and including."

                  SECTION 1.3. ACCOUNTING TERMS AND PRINCIPLES; DOLLAR
EQUIVALENT.

                  (a) Except as set forth below, all accounting terms not specifically defined herein shall be construed in conformity with GAAP and all accounting determinations required to be made pursuant hereto shall, unless expressly otherwise provided herein, be made in conformity with GAAP.

                  (b) If any change in the accounting principles used in the preparation of the most recent Financial Statements referred to in Section 6.1 is hereafter required or permitted by the rules, regulations, pronouncements and opinions of the Financial Accounting Standards Board or the American Institute of Certified Public Accountants (or any successors thereto) and such change is adopted by the Borrowers with the agreement of their independent public accountants and results in a change in any of the calculations required by
Article V or Article VIII had such accounting change not occurred, the parties hereto agree to enter into negotiations in order to amend such provisions so as to equitably reflect such change with the desired result that the criteria for evaluating compliance with such covenants by the Borrowers shall be the same after such change as if such change had not been made; provided, however, that no change in GAAP that would affect a calculation that measures compliance with any covenant contained in Article V or Article VIII shall be given effect until such provisions are amended to reflect such changes in GAAP.

                  (c) Except as expressly set forth herein to the contrary, all references to amounts denominated in Dollars shall mean and be a reference to such amount in Dollars or the Dollar Equivalent thereof in any applicable currency.

                  SECTION 1.4. CERTAIN TERMS.

                  (a) The words "herein," "hereof" and "hereunder" and similar words refer to this Agreement as a whole, and not to any particular Article, Section, subsection or clause in, this Agreement.

                  (b) References in this Agreement to an Exhibit, Schedule, Article, Section, subsection or clause refer to the appropriate Exhibit or Schedule to, or Article, Section, subsection or clause in this Agreement.

                  (c) Each agreement defined in this Article I shall include all appendices, exhibits and schedules thereto. If the prior written consent of the Requisite Lenders is required hereunder for an amendment, restatement, supplement or other modification to any such agreement and such consent is obtained, references in this Agreement to such agreement shall be to such agreement as so amended, restated, supplemented or modified.

                  (d) References in this Agreement to any statute shall be to such statute as amended or modified and in effect at the time any such reference is operative.

                  (e) The term "including" when used in any Loan Document means "including without limitation" except when used in the computation of time periods.

                  (f) The terms "Lender," "Issuer" and "Administrative Agent" include their respective successors.

                  (g) Upon the appointment of any successor Administrative Agent pursuant to Section 8.6, references to Citicorp in Section 8.3 and to Citibank in the definitions of Base Rate, Dollar Equivalent and Eurocurrency Rate shall be deemed to refer to the financial institution then acting as the Administrative Agent or one of its Affiliates if it so designates.

                                   ARTICLE II

                                 THE FACILITIES

                  SECTION 2.1. THE REVOLVING CREDIT COMMITMENTS AND THE TERM LOANS.

                  (a) Revolving Credit Commitments. On the terms and subject to the conditions contained in this Agreement, each Revolving Credit Lender severally agrees to make loans in Dollars or in an Alternate Currency (each a "Revolving Loan") to the Borrowers from time to time on any Business Day during the period from the date hereof until the Revolving Credit Termination Date in an aggregate amount not to exceed at any time outstanding for all such loans by such Lender such Lender's Revolving Credit Commitment; provided, however, that
(i) the aggregate outstanding principal amount of Revolving Credit Outstandings in any Alternate Currency shall at no time exceed the Multicurrency Sublimit for such Alternate Currency and (ii) only Canadian Lenders shall be obligated to make Revolving Loans to the Canadian Borrower in accordance with their respective Canadian Ratable Portions and such Revolving Loans shall only be denominated in Canadian Dollars. Within the limits of each Lender's Revolving Credit Commitment, amounts of Revolving Loans repaid may be reborrowed under this Section 2.1(a). On the Effective Date, the outstanding aggregate amount of the Existing Revolving Credit Outstandings shall be amended, combined and continued, and such amended, combined and continued amount shall be, and shall be deemed to be, Revolving Credit Outstandings and/or participations in Letters of Credits made by the Revolving Credit Lenders hereunder.

                  (b) Term Loans. On the Original Effective Date, the Term Loan Lenders made Term Loans to the Company in an aggregate principal amount of $50,000,000. Amounts of Term Loans repaid or prepaid may not be reborrowed.

                  SECTION 2.2. BORROWING PROCEDURES.

                  (a) Each Revolving Credit Borrowing shall be made on notice given by the Borrowers to the Administrative Agent not later than 11:00 a.m. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to the date of the proposed Revolving Credit Borrowing. Each such notice shall be in substantially the form of Exhibit C (a "Notice of Borrowing"), specifying (A) the date of such proposed Revolving Credit Borrowing, (B) the aggregate amount of such proposed Revolving Credit Borrowing, (C) whether any portion of the proposed Revolving Credit Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, (D) the initial Interest Period or Periods for any such Eurocurrency Rate Loans and (E) the applicable Borrower and Currency of such Revolving Credit Borrowing. The Revolving Loans shall be made as Base Rate Loans unless (subject to Section 2.14) the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans; provided, however, that all Canadian Loans shall be made as Base Rate Loans and all Loans denominated in Euros shall be made as Eurocurrency Rate Loans. Each Revolving Credit Borrowing shall be in an aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or, in the case of Multicurrency Loans, in an aggregate minimum principal amount equal to an integral multiple of 100,000 units in the applicable Alternate Currency and (converted to the Dollar Equivalent thereof) equal to or greater than $5,000,000. For the purposes of determining compliance with this Section 2.2(a), the Dollar Equivalent of a Multicurrency Loan shall be determined by the Administrative Agent upon receipt from the Borrower of the Notice of Borrowing requesting such Multicurrency Loan, and such Dollar Equivalent shall be recalculated on each date that it shall be necessary to determine the unused portion of each Lender's Revolving Credit Commitment or any or all of the Revolving Credit Outstandings on such date.

                  (b) Each Term Loan Borrowing shall be made upon receipt of a Notice of Borrowing given by the Borrowers to the Administrative Agent not later than 11:00 a.m. (New York City time) (i) one Business Day, in the case of a Borrowing of Base Rate Loans and (ii) three Business Days, in the case of a Borrowing of Eurocurrency Rate Loans, prior to a Facilities Increase Effective Date. The Notice of Borrowing shall specify (A) the applicable Facilities Increase Effective Date, (B) the aggregate amount of such proposed Term Loan Borrowing, (C) whether any portion of the proposed Term Loan Borrowing will be of Base Rate Loans or Eurocurrency Rate Loans, and (D) the initial Interest Period or Periods for any such Eurocurrency Rate Loans. The Term Loans shall be made as Base Rate Loans unless (subject to Section 2.15) the Notice of Borrowing specifies that all or a portion thereof shall be Eurocurrency Rate Loans.

                  (c) The Administrative Agent shall give to each Lender prompt notice of the Administrative Agent's receipt of a Notice of Borrowing and, if Eurocurrency Rate Loans are properly requested in such Notice of Borrowing, the applicable interest rate determined pursuant to Section 2.15(a). Each Lender shall, before 11:00 a.m. (New York City time) or 10:00 a.m. (Toronto time) in the case of Canadian Loans on the date of the proposed Borrowing, make available to the Administrative Agent at its address referred to in Section 9.8, in immediately available funds, such Lender's Ratable Portion or Canadian Ratable Portion, as applicable of such proposed Borrowing. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Sections 3.1, 3.2 and 3.3, as applicable, the Administrative Agent will make such funds available to the Borrowers.

                  (d) Unless the Administrative Agent shall have received notice from a Lender prior to the date of any proposed Borrowing that such Lender will not make available to the Administrative Agent such Lender's Ratable Portion or, Canadian Ratable Portion in the case of a Borrowing by the Canadian Borrower, the Administrative Agent may assume that such Lender has made such Ratable Portion or, Canadian Ratable Portion, as applicable, available to the Administrative Agent on the date of such Borrowing in accordance with this
Section 2.2 and the Administrative Agent may, in reliance upon such assumption, make available to the applicable Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such Ratable Portion or, Canadian Ratable Portion, as applicable, available to the Administrative Agent, such Lender and the applicable Borrower severally agree to repay to the Administrative Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of such Borrower, the interest rate applicable at the time to the Loans comprising such Borrowing and (ii) in the case of such Lender, the Interbank Rate for the first Business Day and thereafter at the interest rate applicable at the time to the Loans comprising such Borrowing. If such Lender shall repay to the Administrative Agent such corresponding amount, such amount so repaid shall constitute such Lender's Loan as part of such Borrowing for purposes of this Agreement. If the applicable Borrower shall repay to the Administrative Agent such corresponding amount, such payment shall not relieve such Lender of any obligation it may have hereunder to such Borrower.

                  (e) Notwithstanding anything in this Section 2.2 to the contrary, if any Revolving Credit Lender shall, not later than 10:00 a.m. (London time) two Business Days before the date of any requested Borrowing of Multicurrency Loans, notify the Administrative Agent that such Lender is not satisfied that deposits in the relevant Alternate Currency will be freely available to it in the relevant amount and for the relevant Interest Period, the right of the Borrowers to request Multicurrency Loans in such Alternate Currency from such Lender as part of such Borrowing or any subsequent Borrowing of Multicurrency Loans shall be suspended until such Lender shall notify the Administrative Agent that the circumstances causing such suspension no longer exist, and, at the option of the Borrowers, either (i) the applicable Notice of Borrowing may be withdrawn and such Borrowing shall not be made or (ii) the Multicurrency Loan to be made by such Lender as part of such Borrowing (and the Multicurrency Loan to be made by such Lender as part of any subsequent Borrowing of Multicurrency Loans in respect of which such Alternate Currency shall have been requested during such period of suspension) shall be a Eurocurrency Rate Loan denominated in Dollars and having an Interest Period coextensive with the Interest Period in effect in respect of all other Multicurrency Loans comprising a part of such Borrowing. If the Borrowers elect to withdraw their Notice of Borrowing, the Borrower shall be liable to each Revolving Credit Lender for any damages suffered on account thereof of a nature described in Section 2.16(b). The Administrative Agent shall, upon receiving notice from such Lender that the circumstances causing any such suspension no longer apply, promptly so notify the Borrower; provided, however, that the failure of the Administrative Agent to so notify the Borrower shall not impair the rights of the Revolving Credit Lenders under this Section 2.2(e) or expose the Administrative Agent to any liability.

                  (f) Notwithstanding anything in this Section 2.2 to the contrary, in the event the Canadian Borrower requests a Borrowing of Revolving Loans, the Non-Canadian Lenders shall not be required to fund their Ratable Portion of such Borrowing. Subject to the fulfillment of the conditions precedent set forth in Sections 3.1, 3.2 and 3.3, as applicable, each Canadian Lender agrees to fund its Canadian Ratable Portion of such Borrowing; provided, however, that in no event shall the amount of Revolving Credit Outstandings owing to such Lender, after giving effect to such Borrowing, exceed such Lender's Revolving Credit Commitment in effect at such time.

                  (g) If on any Business Day, the Revolving Credit Outstandings owing to any Canadian Lender are greater than such Canadian Lender's Ratable Portion of the Revolving Credit Outstandings, then upon the request of any Lender or the Borrower to the Administrative Agent or at the direction of the Administrative Agent (with notice from the Administrative Agent to each Revolving Credit Lender and the Borrowers), to the extent the Canadian Lenders have outstanding Revolving Loans denominated in Dollars or Euros, each Revolving Credit Lender that is not a Canadian Lender, shall purchase from the Canadian Lenders such Revolving Loans denominated in Dollars or Euros as shall be necessary to cause each Revolving Credit Lender to have Revolving Credit Outstandings owing to it equal to its Ratable Portion of the Revolving Credit Outstandings. The amount of such Loans purchased by each Revolving Credit Lender pursuant to this paragraph shall be determined by the Administrative Agent in accordance with each Revolving Lender's Ratable Portion. No request by the Borrower or a Lender under this paragraph may be made more that once in any 10 Business Day period and, unless a Default or Event of Default shall have occurred and be continuing, no purchase of a Eurocurrency Rate Loan may occur on any day other than the last day of the applicable Interest Period.

                  (h) The failure of any Lender to make the Loan or any payment required by it on the date specified (a "Non-Funding Lender"), including any payment in respect of its participation in Swing Loans and Letter of Credit Obligations, shall not relieve any other Lender of its obligations to make such Loan or payment on such date but no such other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or payment required under this Agreement.

                  SECTION 2.3. SWING LOANS.

                  (a) On the terms and subject to the conditions contained in this Agreement, the Swing Loan Lender may in its sole discretion make loans (each a "Swing Loan") otherwise available to the Borrowers under the Revolving Credit Facility from time to time on any Business Day during the period from the Covenant Reversion Date until the Revolving Credit Termination Date in an aggregate amount at any time outstanding at any time not to exceed $25,000,000. Each Swing Loan shall be a Base Rate Loan denominated in Dollars and must be repaid in full within seven days of its making or, if sooner, upon any Revolving Credit Borrowing hereunder and shall in any event mature no later than the Revolving Credit Termination Date. Within the limits set forth in the first sentence of this Section 2.3(a), amounts of Swing Loans repaid may be reborrowed under this Section 2.3(a).

                  (b) In order to request a Swing Loan, the Borrowers shall telecopy to the Administrative Agent a duly completed request setting forth the date, the requested amount and date of the Swing Loan (a "Swing Loan Request"), to be received by the Administrative Agent not later than 1:00 p.m. (New York City time) on the day of the proposed borrowing. The Administrative Agent shall promptly notify the Swing Loan Lender of the details of the requested Swing Loan. Subject to the terms of this Agreement, the Swing Loan Lender shall make a Swing Loan available to the Administrative Agent which will make such amounts available to the Borrowers on the date of the relevant Swing Loan Request. The Swing Loan Lender shall not make any Swing Loan in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The Swing Loan Lender shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 hereof have been satisfied in connection with the making of any Swing Loan.

                  (c) At any time one or more Swing Loans are outstanding, the Swing Loan Lender shall notify the Administrative Agent in writing (which may be by telecopy) weekly, by no later than 10:00 a.m. (New York City time) on the first Business Day of each week, of the aggregate principal amount of its Swing Loans then outstanding.

                  (d) The Swing Loan Lender may demand at any time that each Revolving Credit Lender pay to the Administrative Agent, for the account of the Swing Loan Lender, in the manner provided in clause (e) below, such Revolving Credit Lender's Ratable Portion of all or a portion of the outstanding Swing Loans, which demand shall be made through the Administrative Agent, shall be in writing and shall specify the outstanding principal amount of Swing Loans demanded to be paid.

                  (e) The Administrative Agent shall forward each notice referred to in clause (c) above and each demand referred to in clause (d) above to each Revolving Credit Lender on the day such notice or such demand is received by the Administrative Agent (except that any such notice or demand received by the Administrative Agent after 2:00 p.m. (New York City time) on any Business Day or any such demand received on a day that is not a Business Day shall not be required to be forwarded to the Revolving Credit Lenders by the Administrative Agent until the next succeeding Business Day), together with a statement prepared by the Administrative Agent specifying the amount of each Revolving Credit Lender's Ratable Portion of the aggregate principal amount of the Swing Loans stated to be outstanding in such notice or demanded to be paid pursuant to such demand, and, notwithstanding whether or not the conditions precedent set forth in Section 3.2 shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive), each Revolving Credit Lender shall, before 11:00 a.m. (New York City time) on the Business Day next succeeding the date of such Revolving Credit Lender's receipt of such written statement, make available to the Administrative Agent, in immediately available funds, for the account of the Swing Loan Lender, the amount specified in such statement. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except as provided in clause (f) below, be deemed to have made a Revolving Loan to the Borrowers. The Administrative Agent shall use such funds to repay the Swing Loans to the Swing Loan Lender. To the extent that any Revolving Credit Lender fails to make such payment available to the Administrative Agent for the account of the Swing Loan Lender, the Borrowers shall repay such Swing Loan on demand.

                  (f) Upon the occurrence of a Default under Section 7.1(f), each Revolving Credit Lender shall acquire, without recourse or warranty, an undivided participation in each Swing Loan otherwise required to be repaid by such Revolving Credit Lender pursuant to clause (e) above, which participation shall be in a principal amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan, by paying to the Swing Loan Lender on the date on which such Revolving Credit Lender would otherwise have been required to make a payment in respect of such Swing Loan pursuant to clause (e) above, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable Portion of such Swing Loan. If such amount is not in fact made available by such Revolving Credit Lender to the Swing Loan Lender on such date, the Swing Loan Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender together with interest accrued from such date at the Interbank Rate for the first Business Day after such payment was due and thereafter at the rate of interest then applicable to Base Rate Loans.

                  (g) From and after the date on which any Revolving Credit Lender is deemed to have made a Revolving Credit Loan pursuant to clause (e) above with respect to any Swing Loan or purchases an undivided participation interest in a Swing Loan pursuant to clause (f) above, a Swing Loan Lender shall promptly distribute to such Revolving Credit Lender such Revolving Credit Lender's Ratable Portion of all payments of principal of and interest received by the Swing Loan Lender on account of such Swing Loan other than those received from a Revolving Credit Lender pursuant to clause (e) or (f) above.

                  SECTION 2.4. LETTERS OF CREDIT.

                  (a) On the terms and subject to the conditions contained in this Agreement, each Issuer agrees to issue one or more Letters of Credit at the request of the Borrowers for the account of the Borrowers from time to time during the period commencing on the Effective Date and ending on the earlier of the Revolving Credit Termination Date and five (5) days prior to the Scheduled Termination Date; provided, however, that no Issuer shall be under any obligation to issue any Letter of Credit if:

                       (i) any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuer from issuing such Letter of Credit or any Requirement of Law applicable to such Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuer shall prohibit, or request that such Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuer with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuer is not otherwise compensated) not in effect on the date of this Agreement or result in any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuer as of the date of this Agreement and which such Issuer in good faith deems material to it;

                       (ii) such Issuer shall have received written notice from the Administrative Agent, any Revolving Credit Lender or the Borrowers, on or prior to the requested date of issuance of such Letter of Credit, that one or more of the applicable conditions contained in Sections 3.1 and 3.2 is not then satisfied;

                       (iii) after giving effect to the issuance of such Letter of Credit, the aggregate Revolving Credit Outstandings would exceed the aggregate of the Revolving Credit Commitments in effect at such time;

                       (iv) after giving effect to the issuance of such Letter of Credit, the Letter of Credit Obligations at such time exceeds $30,000,000;

                       (v) any fees due in connection with a requested issuance have not been paid; or

                       (vi) if such Letter of Credit is in a currency other than Dollars.

None of the Revolving Credit Lenders (other than the Issuers in their capacity as such) shall have any obligation to issue any Letter of Credit.

                  (b) In no event shall the expiration date of any Letter of Credit (i) be more than one year after the date of issuance thereof, or (ii) be less than five (5) days prior to the Scheduled Termination Date; provided, however, that any Letter of Credit with a one-year term may provide for the renewal thereof for additional one-year periods (which shall in no event extend beyond the expiry date referred to in clause (ii) above).

                  (c) In connection with the issuance of each Letter of Credit, the Borrowers shall give the relevant Issuer and the Administrative Agent at least two Business Days' prior written notice, in substantially the form of Exhibit D (or in such other written or electronic form as is acceptable to the Issuer), of the requested issuance of such Letter of Credit (a "Letter of Credit Request"). Such notice shall be irrevocable and shall specify the Issuer of such Letter of Credit, the stated amount of the Letter of Credit requested, which stated amount (or, if such Letter of Credit is to be denominated in an Alternate Currency, the Dollar Equivalent of such stated amount) shall not be less than $500,000, the date of issuance of such requested Letter of Credit (which day shall be a Business Day), the date on which such Letter of Credit is to expire (which date shall be a Business Day), and the Person for whose benefit the requested Letter of Credit is to be issued. Such notice, to be effective, must be received by the relevant Issuer and the Administrative Agent not later than 11:00 a.m. (New York City time) on the second Business Day prior to the requested issuance of such Letter of Credit.

                  (d) Subject to the satisfaction of the conditions set forth in this Section 2.4, the relevant Issuer shall, on the requested date, issue a Letter of Credit on behalf of the Borrowers in accordance with such Issuer's usual and customary business practices. No Issuer shall issue any Letter of Credit in the period commencing on the first Business Day after it receives written notice from any Lender that one or more of the conditions precedent contained in Section 3.2 shall not on such date be satisfied, and ending when such conditions are satisfied. The relevant Issuer shall not otherwise be required to determine that, or take notice whether, the conditions precedent set forth in Section 3.2 have been satisfied in connection with the issuance of any Letter of Credit.

                  (e) If requested by the relevant Issuer, prior to the issuance of each Letter of Credit by such Issuer, and as a condition of such issuance and of the participation of each Revolving Credit Lender in the Letter of Credit Obligations arising with respect thereto, the applicable Borrower shall have delivered to such Issuer a letter of credit reimbursement agreement, in such form as the Issuer may employ in its ordinary course of business for its own account (a "Letter of Credit Reimbursement Agreement"), signed by such Borrower, and such other documents or items as may be required pursuant to the terms thereof. In the event of any conflict between the terms of any Letter of Credit Reimbursement Agreement and this Agreement, the terms of this Agreement shall govern.

                  (f) Each Issuer shall:

                       (i) give the Administrative Agent written notice (or telephonic notice confirmed promptly thereafter in writing, which may be by telecopier) of the issuance or renewal of a Letter of Credit issued by it, of all drawings under a Letter of Credit issued by it and the payment (or the failure to pay when due) by the applicable Borrower of any Reimbursement Obligation when due (which notice the Administrative Agent shall promptly transmit by telecopy or similar transmission to each Revolving Credit Lender);

                       (ii) upon the request of any Revolving Credit Lender, furnish to such Revolving Credit Lender copies of any Letter of Credit Reimbursement Agreement to which such


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

          Issuer is a party and such other documentation as may reasonably be requested by such Revolving Credit Lender; and

                       (iii) no later than 10 Business Days following the last day of each calendar month, provide to the Administrative Agent (and the Administrative Agent shall provide a copy to each Revolving Credit Lender requesting the same) and the Borrowers separate schedules for documentary and standby letters of credit issued by it, in form and substance reasonably satisfactory to the Administrative Agent, setting forth the aggregate Letter of Credit Obligations outstanding at the end of each month and any information requested by the Borrowers or the Administrative Agent relating thereto.

                  (g) Immediately upon the issuance by an Issuer of a Letter of Credit in accordance with the terms and conditions of this Agreement, such Issuer shall be deemed to have sold and transferred to each Revolving Credit Lender (or to each Canadian Lender in the case of Letters of Credit issued for the account of the Canadian Borrower), and such Revolving Credit Lender shall be deemed irrevocably and unconditionally to have purchased and received from such Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Revolving Credit Lender's Ratable Portion (or Canadian Ratable Portion, in the case of Letters of Credit issued for the account of the Canadian Borrower) of the Revolving Credit Commitments, in such Letter of Credit and the obligations of the Borrowers with respect thereto (including all Letter of Credit Obligations with respect thereto) and any security therefor and guaranty pertaining thereto.

                  (h) Each Borrower agrees to pay to the Issuer of any Letter of Credit the amount of all Reimbursement Obligations owing to such Issuer under any Letter of Credit issued for its account when such amounts are due and payable, irrespective of any claim, set-off, defense or other right which such Borrower may have at any time against such Issuer or any other Person. In the event that any Issuer makes any payment under any Letter of Credit and the Borrower for whose account such Letter of Credit was issued shall not have repaid such amount to such Issuer pursuant to this clause (h) or such payment is rescinded or set aside for any reason, such Reimbursement Obligation shall be payable on demand with interest thereon computed from the date on which such Reimbursement Obligation arose to the date of repayment in full at the rate of interest applicable to past due Revolving Loans bearing interest at a rate based on the Base Rate during such period, and such Issuer shall promptly notify the Administrative Agent, which shall promptly notify each Revolving Credit Lender (or each Canadian Lender in the case of Letters of Credit issued for the account of the Canadian Borrower) of such failure, and each Revolving Credit Lender (or Canadian Lender) shall promptly and unconditionally pay to the Administrative Agent for the account of such Issuer the amount of such Revolving Credit Lender's Ratable Portion (or such Canadian Lender's Canadian Ratable Portion) of such payment in the applicable Currency and in immediately available funds. If the Administrative Agent so notifies such Revolving Credit Lender prior to 11:00 a.m. (New York City time) on any Business Day, such Revolving Credit Lender shall make available to the Administrative Agent for the account of such Issuer its Ratable Portion or Canadian Ratable Portion, as applicable, of the amount of such payment on such Business Day in immediately available funds. Upon such payment by a Revolving Credit Lender, such Revolving Credit Lender shall, except during the continuance of a Default or Event of Default under Section 7.1(h) and notwithstanding whether or not the conditions precedent set forth in Section 3.2 or 3.3, as applicable, shall have been satisfied (which conditions precedent the Revolving Credit Lenders hereby irrevocably waive) be deemed to have made a Revolving Loan to the applicable Borrower in the principal amount of such payment. Whenever any Issuer receives from a Borrower a payment of a Reimbursement Obligation as to which the Administrative Agent has received for the account of such Issuer any payment from a Revolving Credit Lender pursuant to this clause (h) above, such Issuer shall pay to the Administrative Agent and the Administrative Agent shall promptly pay to each Revolving Credit Lender or Canadian Lender, as applicable, in immediately available funds, an amount equal to such Revolving Credit Lender's Ratable

Portion (or such Canadian Lender's Canadian Ratable Portion) of the amount of such payment adjusted, if necessary, to reflect the respective amounts such Revolving Credit Lenders (or Canadian Lenders) have paid in respect of such Reimbursement Obligation.

                  (i) The Borrowers' obligation to pay each Reimbursement Obligation with respect to Letters of Credit and the obligations of the Revolving Credit Lenders to make payments to the Administrative Agent for the account of the Issuers with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement, under any and all circumstances whatsoever, including the occurrence of any Default or Event of Default, and irrespective of:

                       (i) any lack of validity or enforceability of any Letter of Credit or any Loan Document, or any term or provision therein;

                       (ii) any amendment or waiver of or any consent to departure from all or any of the provisions of any Letter of Credit or any Loan Document;

                       (iii) the existence of any claim, set off, defense or other right that the Borrowers, any other party guaranteeing, or otherwise obligated with, the Borrowers, any Subsidiary or other Affiliate thereof or any other Person may at any time have against the beneficiary under any Letter of Credit, Issuer, the Administrative Agent or any Lender or any other Person, whether in connection with this Agreement, any other Loan Document or any other related or unrelated agreement or transaction;

                       (iv) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                       (v) payment by the Issuer under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit; and

                       (vi) any other act or omission to act or delay of any kind of the Issuer, the Lenders, the Administrative Agent or any other Person or any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of the Borrowers' obligations hereunder.

Any action taken or omitted to be taken by the relevant Issuer under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not put such Issuer under any resulting liability to the Borrowers or any Revolving Credit Lender. In determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, the Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary and, in making any payment under any Letter of Credit (x) the Issuer may rely exclusively on the documents presented to it under such Letter of Credit as to any and all matters set forth therein, including reliance on the amount of any draft presented under such Letter of Credit, whether or not the amount due to the beneficiary thereunder equals the amount of such draft and whether or not any document presented pursuant to such Letter of Credit proves to be insufficient in any respect, if such document on its face appears to be in order, and whether or not any other statement or any other document presented pursuant to such Letter of Credit proves to be forged or invalid or any statement therein proves to be inaccurate or untrue in any respect whatsoever and any noncompliance in any immaterial respect of the documents presented under such Letter of Credit with the terms thereof shall, in each case, be deemed not to constitute willful misconduct or gross negligence of the Issuer.

                  (j) If and to the extent such Revolving Credit Lender shall not have so made its Ratable Portion or Canadian Ratable Portion, as applicable, of the amount of the payment required by clause (i) above available to the Administrative Agent for the account of such Issuer, such Revolving Credit Lender agrees to pay to the Administrative Agent for the account of such Issuer forthwith on demand such amount together with interest thereon, for the first Business Day after payment was first due at the Interbank Rate, and thereafter until such amount is repaid to the Administrative Agent for the account of such Issuer, at the rate per annum applicable to Base Rate Loans. The failure of any Revolving Credit Lender to make available to the Administrative Agent for the account of such Issuer its Ratable Portion or Canadian Ratable Portion in the case of Letters of Credit in an Alternate Currency of any such payment shall not relieve any other Revolving Credit Lender of its obligation hereunder to make available to the Administrative Agent for the account of such Issuer its Ratable Portion or Canadian Ratable Portion, as applicable, of any payment on the date such payment is to be made, but no Revolving Credit Lender shall be responsible for the failure of any other Revolving Credit Lender to make available to the Administrative Agent for the account of the Issuer such other Revolving Credit Lender's Ratable Portion or Canadian Ratable Portion, as applicable, of any such payment.

                  SECTION 2.5. BANKERS' ACCEPTANCES.

                  (a) Subject to the terms and conditions hereof, upon giving to the Administrative Agent prior written notice in accordance with this Section 2.5, on any Business Day, the Canadian Borrower may borrow from the Canadian Lenders by way of Acceptances, provided, however, that:

                       (i) each Canadian Lender shall have received a Bankers' Acceptance or Bankers' Acceptances in the aggregate principal amount of such borrowing from such Canadian Lender in due and proper form duly completed and executed by the Canadian Borrower and presented for acceptance to such Canadian Lender prior to 10:00 a.m. (Toronto time) on the date for such borrowing, together with such other document or documents as such Canadian Lender may reasonably require (including the execution by the Canadian Borrower of such Canadian Lender's usual form of bankers' acceptances) and the Acceptance Fee shall have been paid to such Canadian Lender at or prior to such time;

                       (ii) each Bankers' Acceptance shall be stated to mature on a Business Day, no later than the Revolving Credit Termination Date, which is 30, 60 or 90 days from the date of its acceptance;

                       (iii) each Bankers' Acceptance shall have a face amount of not less than CA$100,000 and shall be in form satisfactory to such Canadian Lender;

                       (iv) each Bankers' Acceptance shall be stated to mature on a Business Day in such a way that no Canadian Lender will be required to incur any costs for the redeployment of funds as a consequence of any repayment required during any period for which such Bankers' Acceptance is outstanding;

                       (v) no days of grace shall be permitted on any Bankers' Acceptance;

                       (vi) the aggregate face amount of the Bankers' Acceptances to be accepted by a Canadian Lender shall be determined by the Administrative Agent by reference to the respective relevant Revolving Credit Commitments of the Canadian Lenders, except that, if the face amount of a Bankers' Acceptance which would otherwise be accepted by a Canadian Lender would not be CA$100,000 or a whole multiple thereof, such face amount shall be increased or reduced by the Administrative Agent in its sole discretion to $100,000 or the nearest whole multiple of that amount, as appropriate; and

                       (vii) after giving effect to the issuance of each Acceptance, (A) the aggregate Revolving Credit Outstandings owing to any Canadian Lender would not exceed such Canadian Lender's Revolving Credit Commitment in effect at such time or (B) the aggregate Revolving Credit Outstandings owing to all of the Lenders would not exceed the Revolving Credit Commitments in effect at such time.

                  (b) The Canadian Borrower acknowledges, agrees and confirms that each Canadian Lender may at any time and from time to time hold, sell, rediscount or otherwise dispose of any Acceptance accepted and purchased by it hereunder, that the records of such Canadian Lender in respect of payment of any Bankers' Acceptance by such Canadian Lender shall be binding on the Canadian Borrower and shall be conclusive evidence (in the absence of manifest error) of a BA Rate Loan to the Canadian Borrower and of an amount owing by the Borrowing Subsidiary to such Lender.

                  (c) In the event a Canadian Lender is unable or, in its sole discretion, shall have determined that by reason of circumstances arising after the Effective Date and affecting the market for Bankers' Acceptances, that it is unwilling, to accept Bankers' Acceptances, such Canadian Lender shall have the right at the time of accepting drafts to require the Canadian Borrower to accept a Revolving Loan from such Canadian Lender in lieu of the issue and acceptance of a Bankers' Acceptance requested by the Canadian Borrower (a "BA Equivalent Loan") to be accepted so that there shall be outstanding while the Bankers' Acceptances are outstanding BA Equivalent Loans from such Canadian Lender as contemplated herein. The principal amount of each BA Equivalent Loan shall be that amount which, when added to the amount of interest (calculated at the applicable Discount Rate) which will accrue during the applicable BA Interest Period, equals, at maturity, to the face amount of the drafts which would have been accepted by such Canadian Lender had it accepted Bankers' Acceptances. On the relevant date of the borrowing the Canadian Borrower shall pay to the Administrative Agent a fee equal to the Acceptance Fee which would have been payable to such Canadian Lender if it were a Canadian Lender accepting drafts having a term to maturity equal to the applicable BA Interest Period and an aggregate face amount equal to the sum of the principal amount of the BA Equivalent Loan and the interest payable thereon by the Canadian Borrower for the applicable BA Interest Period. The provisions of this Agreement dealing with Bankers' Acceptances shall apply, mutatis mutandis, to BA Equivalent Loans.

                  (d) Each Bankers' Acceptance issued pursuant to this Agreement shall be purchased by the Canadian Lender accepting such Bankers' Acceptance for the Discounted Proceeds thereof. Concurrent with the acceptance of each Bankers' Acceptance, such Canadian Lender shall make available to the Administrative Agent the Discounted Proceeds thereof for disbursement to the Canadian Borrower in accordance with the terms hereof. On any date on which both new Bankers' Acceptances are being purchased and existing Bankers' Acceptances are maturing, the Canadian Borrower hereby authorizes the applicable Canadian Lender and the Administrative Agent to net all amounts payable on such date by such Canadian Lender to the Administrative Agent for the account of the Canadian Borrower, against all amounts payable on such date by the Canadian Borrower to such Canadian Lender in accordance with the Administrative Agent's calculations. In each case, upon receipt of such Discounted Proceeds from such Lender and upon fulfillment of the applicable conditions set forth herein, the Administrative Agent shall make such funds available to the Canadian Borrower in accordance with this Agreement. Upon each issue of Bankers' Acceptances as a result of the conversion of outstanding Base Rate Loans into Bankers' Acceptances, the Canadian Borrower shall, concurrently with the conversion, pay in advance to the Administrative Agent on behalf of the Canadian Lenders, the amount by which the face value of such

Bankers' Acceptances exceeds the Discounted Proceeds of such Bankers' Acceptances, to be applied against the principal amount of the Base Rate Loans being so converted. The Canadian Borrower shall at the same time pay to the Administrative Agent the applicable Acceptance Fee.

                  (e) To enable the Lenders to make Canadian Revolving Credit Outstandings in the manner specified in this Section 2.5, the Canadian Borrower shall, in accordance with the request of each Canadian Lender either (i) provide a power of attorney to complete, sign, endorse and issue Bankers' Acceptances, in such form as such Canadian Lender may require; or (ii) supply such Canadian Lender with such number of drafts as such Canadian Lender may reasonably request, duly endorsed and executed on behalf of the Canadian Borrower. Each Canadian Lender shall exercise such care in the custody and safekeeping of drafts as it would exercise in the custody and safekeeping of similar property owned by it. Each Canadian Lender will, upon request by the Canadian Borrower, promptly advise such Subsidiary of the number and designations, if any, of the uncompleted drafts then held by it.

                  (f) The Canadian Borrower agrees to pay to each Canadian Lender on the maturity date of each Bankers' Acceptance issued by it, an amount equal to the face amount of all Bankers' Acceptances accepted by such Canadian Lender maturing on that day (notwithstanding that a Canadian Lender may be the holder thereof at maturity) and all reasonable expenses paid or incurred by such Canadian Lender, relative thereto. Unless the Canadian Borrower shall have made such payment to the Canadian Lenders, on such day and upon each such maturity date of each Bankers' Acceptance, the Administrative Agent shall be deemed to have disbursed to the Canadian Borrower, and the Canadian Borrower shall be deemed to have elected to satisfy its reimbursement and payment obligation by, a Revolving Credit Borrowing from the Canadian Lenders in Canadian Dollars bearing interest at the Base Rate for the account of the Canadian Lenders in an amount equal to the amount so paid by such Canadian Lender, in the face value of such Bankers' Acceptance then maturing. Such Revolving Credit Borrowing shall be disbursed notwithstanding any failure to satisfy any conditions for disbursement of any Loan set forth in Section 3.2 and, to the extent of the Revolving Credit Borrowing so disbursed, the reimbursement and payment obligation of the Canadian Borrower under this Section 2.5(f) shall be deemed satisfied; provided, however, that nothing in this Section 2.5 shall be deemed to constitute a waiver of any Default or Event of Default caused by the failure to the conditions for disbursement or otherwise.

                  (g) The reimbursement and other payment obligations of the Canadian Borrower under this Section 2.5 shall be absolute, unconditional and irrevocable and shall remain in full force and effect until all obligations of the Borrowers to the Lenders hereunder shall have been satisfied, and such obligations of the Canadian Borrower shall not be affected, modified or impaired upon the happening of any event, including any of the following, whether or not with notice to, or the consent of, any Borrower:

                       (i) Any lack of validity or enforceability of any Acceptance or to any transaction related in any way thereto (such Acceptance and any documents evidencing such transaction, the "BA Documents");

                       (ii) Any amendment, modification, waiver, consent, or any substitution, exchange or release of or failure to perfect any interest in collateral or security, with respect to any of the BA Documents;

                       (iii) The existence of any claim, setoff, defense or other right which the Company or any of its Subsidiaries may have at any time against any beneficiary or any transferee of any Acceptance (or any Persons or entities for whom any such beneficiary, transferee or holder may be acting), the Administrative Agent, any Canadian Lender or any other Person or entity, whether in connection with any of the BA Documents, the transactions contemplated herein or therein or any unrelated transactions;

                       (iv) Any draft or other statement or document presented under any Acceptance proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

                       (v) Any failure, omission, delay or lack on the part of the Administrative Agent, any Canadian Lender or any party to any of the BA Documents to enforce, assert or exercise any right, power or remedy conferred upon the Administrative Agent, any Canadian Lender or any such party under this Agreement or any of the BA Documents, or any other acts or omissions on the part of the Administrative Agent, any Canadian Lender or any such party;

                       (vi) Any defense based on the lack of presentment for payment and any other defense to payment of any amounts due to a Canadian Lender in respect of any Acceptance accepted by it pursuant to this Agreement which might exist solely by reason of such Acceptance being held, at the maturity thereof, by such Canadian Lender in its own right; and

                       (vii) Any other event or circumstance that would, in the absence of this clause, result in the release or discharge by operation of law or otherwise of the Company from the performance or observance of any obligation, covenant or agreement contained in this
          Section 2.5.

                  (h) No setoff, counterclaim, reduction or diminution of any obligation or any defense of any kind or nature which any Borrower has or may have against the beneficiary or holder of any Acceptance shall be available hereunder to any Borrower against the Administrative Agent or any Canadian Lender.

                  SECTION 2.6. REDUCTION AND TERMINATION OF THE REVOLVING CREDIT COMMITMENTS.

                  (a) The Borrowers may, upon at least three Business Days' prior notice to the Administrative Agent, terminate in whole or reduce in part ratably the unused portions of the respective Revolving Credit Commitments of the Revolving Credit Lenders; provided, however, that each partial reduction shall be in the aggregate amount of not less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof.

                  (b) The then current Revolving Credit Commitments shall be reduced on each date on which a prepayment of Revolving Loans or Swing Loans is made pursuant to Section 2.10(a) or would be required to be made had the outstanding Revolving Loans and Swing Loans equaled the Revolving Credit Commitments then in effect, in each case in the amount of fifty percent (50%) of such prepayment (or deemed prepayment) (and the Revolving Credit Commitment of each Lender shall be reduced by its Ratable Portion of such amount); provided, however, that the requirements of this Section 2.6(b) shall not apply to the Asset Sale consummated pursuant to Section 6.5(vi).

                  SECTION 2.7. REPAYMENT OF LOANS.

                  (a) The Borrowers promise to repay the entire unpaid principal amount of the Revolving Loans on the Scheduled Termination Date.

                  (b) The Company promises to repay the Term Loans at the dates and in the amounts set forth below:

                            -------------------------       -------------
                                  DATE                         AMOUNT
                            -------------------------       -------------
                            June 30, 2001                   $ 1,500,000
                            -------------------------       -------------
                            September 30, 2001              $ 1,500,000
                            -------------------------       -------------
                            December 31, 2001               $ 1,500,000
                            -------------------------       -------------
                            March 31, 2002                  $ 1,500,000
                            -------------------------       -------------
                            June 30, 2002                   $ 2,500,000
                            -------------------------       -------------
                            September 30, 2002              $ 2,500,000
                            -------------------------       -------------
                            December 31, 2002               $ 2,500,000
                            -------------------------       -------------
                            March 31, 2003                  $ 2,500,000
                            -------------------------       -------------
                            June 30, 2003                   $ 3,500,000
                            -------------------------       -------------
                            September 30, 2003              $ 3,500,000
                            -------------------------       -------------
                            December 31, 2003               $ 3,500,000
                            -------------------------       -------------
                            March 31, 2004                  $ 3,500,000
                            -------------------------       -------------
                            June 30, 2004                   $ 4,000,000
                            -------------------------       -------------
                            September 30, 2004              $ 4,000,000
                            -------------------------       -------------
                            December 31, 2004               $ 4,000,000
                            -------------------------       -------------
                            March 31, 2005                  $ 4,000,000
                            -------------------------       -------------
                            Term Loan Maturity Date         $ 4,000,000;
                            -------------------------       -------------

provided, however, that the Borrowers shall repay the entire unpaid principal amount of the Term Loans (including any Term Loans funded on a Facilities Increase Effective Date) on the Term Loan Maturity Date. In the event that additional Term Loans are funded on any Facilities Increase Effective Date, the amount opposite each installment date set forth above occurring after such Facilities Increase Effective Date shall be increased by an amount equal to (i) the amount of the Term Loans funded on such Facilities Increase Effective Date divided by (ii) the number of scheduled installment dates remaining after such Facilities Increase Effective Date.

                  SECTION 2.8. EVIDENCE OF DEBT.

                  (a) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing Indebtedness of the Borrowers to such Lender resulting from each Loan of such Lender from time to time, including the amounts of principal and interest payable and paid to such Lender from time to time under this Agreement.

                  (b) The Administrative Agent shall maintain accounts in accordance with its usual practice in which it will record (i) the amount of each Loan made and, if a Eurocurrency Rate Loan, the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable by the Borrowers to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder from the Borrowers and each Lender's share thereof, if applicable.

                  (c) The entries made in the accounts maintained pursuant to clauses (a) and (b) of this Section 2.8 shall, to the extent permitted by applicable law, be prima facie evidence of the existence and amounts of the obligations recorded therein; provided, however, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligations of the Borrowers to repay the Loans in accordance with their terms.

                  (d) Notwithstanding any other provision of the Agreement, in the event that any Lender requests that the Borrowers execute and deliver a promissory note or notes payable to such Lender in order to evidence the Indebtedness owing to such Lender by the Borrowers hereunder (including any additional Term Loans funded on a Facilities Increase Effective Date), the Borrowers will promptly execute and deliver a Note or Notes to such Lender evidencing any Term Loans and Revolving Loans, as the case may be, of such Lender, substantially in the forms of Exhibit B-1 or B-2, respectively.

                  SECTION 2.9. OPTIONAL PREPAYMENTS.

                  (a) Revolving Loans. The Borrowers may, upon at least three Business Days' prior notice to the Administrative Agent, stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Revolving Loans in whole or in part; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.16(b); and, provided, further, that each partial prepayment shall be in an aggregate principal amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof. Upon the giving of such notice of prepayment, the principal amount of Revolving Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (b) Term Loans. The Borrowers may, upon at least three Business Days' prior notice to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, prepay the outstanding principal amount of the Term Loans, in whole or in part, together with accrued interest to the date of such prepayment on the principal amount prepaid; provided, however, that if any prepayment of any Eurocurrency Rate Loan is made by the Borrowers other than on the last day of an Interest Period for such Loan, the Borrowers shall also pay any amounts owing pursuant to Section 2.16(b); and, provided, further, that each partial prepayment shall be in an aggregate amount not less than $5,000,000 or integral multiples of $1,000,000 in excess thereof and that any such partial prepayment shall be applied to reduce ratably the remaining installments of such outstanding principal amount of the Term Loans. Upon the giving of such notice of prepayment, the principal amount of the Term Loans specified to be prepaid shall become due and payable on the date specified for such prepayment.

                  (c) The Borrowers shall have no right to prepay the principal amount of any Revolving Loan or any Term Loan other than as provided in this
Section 2.9.

                  SECTION 2.10. MANDATORY PREPAYMENTS.

                  (a) Upon receipt by the Company or any of its Restricted Subsidiaries of Net Cash Proceeds arising from an Asset Sale, Property Loss Event or Debt Issuance, the Borrowers shall immediately prepay the Loans (or provide cash collateral in respect of Letters of Credit and Bankers' Acceptances) in an amount equal to 100% of such Net Cash Proceeds; provided, however, that (i) only Net Cash Proceeds in excess of $2,000,000 in any Fiscal Year shall be required to prepay Loans pursuant to this Section 2.10(a), (ii) in the case of any Net Cash Proceeds arising from a Reinvestment Event, the Borrowers shall prepay the Loans (or provide cash collateral in respect of Letters of Credit and Bankers' Acceptances) in an amount equal to the Reinvestment Prepayment Amount applicable to such Reinvestment Event, if any, on the Reinvestment Prepayment Date with respect to such Reinvestment

Event and, pending application of such proceeds as specified in the Reinvestment Notice, shall pay the same to the Administrative Agent to be held in a Cash Collateral Account and (iii) only 50% of the Net Cash Proceeds arising from a Debt Issuance shall be required to be applied as a prepayment of the Loans (or as cash collateral in respect of Letter of Credit and Bankers' Acceptances) if the Leverage Ratio as of the last day of the most recent Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.4(c) is less than 3:00 to 1. Any such mandatory prepayment shall be applied in accordance with Section 2.10(c) below.

                  (b) The Borrowers shall prepay the Term Loans within 90 days of the last day of each Fiscal Year, in an amount equal to 75% of Excess Cash Flow for such Fiscal Year (or, in the case of Fiscal Year 2001, the period beginning July 1, 2000 and ending on the last day of such Fiscal Year); provided, however, only 50% of such Excess Cash Flow should be required to be applied as a prepayment of the Term Loans if the Leverage Ratio as of the last day of such Fiscal Year is less than 3:00 to 1.

                  (c) Any prepayments made by the Borrowers pursuant to Section 2.10(a) shall be applied as follows: first, to prepay the outstanding principal balance of the Term Loans, until such Term Loans shall have been prepaid in full; second, to repay the outstanding principal balance of the Swing Loans until such Swing Loans shall have been repaid in full; third, to repay the outstanding principal balance of the Revolving Loans until such Revolving Loans shall have been paid in full; and then, to provide cash collateral for any Letter of Credit Obligations and Bankers' Acceptances Obligations in the manner set forth in Section 7.3 until all such Letter of Credit Obligations and Bankers' Acceptances Obligations have been fully cash collateralized in the manner set forth therein. All prepayments of the Term Loans made pursuant to this Section 2.10 shall be applied to reduce ratably the remaining installments of the outstanding principal amount of the Term Loans. All repayments of Revolving Loans and Swing Loans required to be made pursuant to this Section
2.10 shall result in a permanent reduction of the Revolving Credit Commitments to the extent provided in Section 2.6(b). Payments received in respect of any Canadian Revolving Credit Outstandings shall be distributed to each Canadian Lender in accordance with its Canadian Ratable Portion.

                  (d) If at any time, the aggregate principal amount of Revolving Credit Outstandings exceed the aggregate Revolving Credit Commitments at such time, the Borrowers shall forthwith prepay the Swing Loans first and then the Revolving Loans then outstanding in an amount equal to such excess. If any such excess remains after repayment in full of the aggregate outstanding Swing Loans and Revolving Loans, the Borrowers shall provide cash collateral for the Letter of Credit Obligations and Bankers' Acceptances Obligations in the manner set forth in Section 7.3 to the extent required to eliminate such excess.

                  (e) If at any time, the aggregate principal amount of Revolving Credit Outstandings denominated in an Alternate Currency exceeds the applicable Multicurrency Sublimit, the Borrowers shall forthwith prepay the Revolving Loans denominated in such Alternate Currency then outstanding in an amount equal to such excess.

                  SECTION 2.11. INTEREST.

                  (a) Rate of Interest. All Loans and the outstanding amount of all other Obligations shall bear interest, in the case of Loans, on the unpaid principal amount thereof from the date such Loans are made and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in Section 2.11(c), as follows:

                       (i) if a Base Rate Loan or such other Obligation, at a rate per annum equal to the sum of (A) the Base Rate as in effect from time to time plus (B) the Applicable Margin;

                       (ii) if a Eurocurrency Rate Loan, at a rate per annum equal to the sum of (A) the Eurocurrency Rate determined for the applicable Interest Period plus (B) the Applicable Margin in effect from time to time during such Eurocurrency Interest Period; and

                       (iii) if a BA Rate Loan, at a rate per annum equal to the sum of (A) the BA Rate as in effect from time to time plus (B) the Applicable Margin.

                  (b) Interest Payments. (i) Interest accrued on each Base Rate Loan (other than Swing Loans) shall be payable in arrears (A) on the first day of each calendar quarter, commencing on the first such day following the making of such Base Rate Loan, (B) in the case of Base Rate Loans that are Term Loans, upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Base Rate Loan; (ii) interest accrued on Swing Loans shall be payable in arrears on the first day of the immediately succeeding calendar quarter; (iii) interest accrued on each Eurocurrency Rate Loan shall be payable in arrears (A) on the last day of each Interest Period applicable to such Loan and if such Interest Period has a duration of more than three months, on each day during such Interest Period which occurs every three months from the first day of such Interest Period, (B) upon the payment or prepayment thereof in full or in part, and (C) if not previously paid in full, at maturity (whether by acceleration or otherwise) of such Eurocurrency Rate Loan; and (iv) interest accrued on the amount of all other Obligations shall be payable on demand from and after the time such Obligation becomes due and payable (whether by acceleration or otherwise).

                  (c) Default Interest. Notwithstanding the rates of interest specified in Section 2.11(a) or elsewhere herein, effective immediately upon the occurrence of an Event of Default, and for as long thereafter as such Event of Default shall be continuing, the principal balance of all Loans and BA Rate Loans and the amount of all other Obligations shall bear interest at a rate which is two percent per annum in excess of the rate of interest applicable to such Obligations from time to time.

                  (d) Canadian Revolving Credit Outstandings. For the purposes of the Interest Act (Canada) and Canadian Revolving Credit Outstandings hereunder:

                       (i) whenever any interest or fee under this Agreement is calculated using a rate based on a year of 360 days or 365 days, such rate determined pursuant to such calculation, when expressed as an annual rate, is equivalent to (A) the applicable rate based on a year of 360 days or 365 days, as the case may be, (B) multiplied by the actual number of days in the relevant calendar year, and (C) divided by 360 or 365 as the case may be;

                       (ii) the principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement; and

                       (iii) the rates of interest stipulated in this Agreement are intended to be nominal rates and not effective rates or yields.

                  SECTION 2.12. CONVERSION/CONTINUATION OPTION.

                  (a) The Borrowers may elect (i) at any time to convert Base Rate Loans (other than Swing Loans and Canadian Loans) or any portion thereof to Eurocurrency Rate Loans, or (ii) at the end of any applicable Interest Period, to convert Eurocurrency Rate Loans (other than any such Loans denominated in Euros) or any portion thereof into Base Rate Loans or to continue such Eurocurrency Rate Loans or any portion thereof for an additional Interest Period; provided, however, that the aggregate amount of the Eurocurrency Loans for each Interest Period must be in the amount of $5,000,000 or an integral multiple of $1,000,000 in excess thereof, or, in the case of Multicurrency Loans, in an aggregate amount equal to an integral multiple of 100,000 units in the applicable Alternate Currency and (converted to the Dollar Equivalent thereof) equal to or greater than $5,000,000. Each conversion or continuation shall be allocated among the Loans of each Lender in accordance with its Ratable Portion. Each such election shall be in substantially the form of Exhibit E hereto (a "Notice of Conversion or Continuation") and shall be made by giving the Administrative Agent at least three Business Days' prior written notice specifying (A) the amount and type of Loan being converted or continued, (B) in the case of a conversion to or a continuation of Eurocurrency Rate Loans, the applicable Interest Period, and (C) in the case of a conversion, the date of conversion (which date shall be a Business Day and, if a conversion from Eurocurrency Rate Loans, shall also be the last day of the applicable Interest Period).

                  (b) The Administrative Agent shall promptly notify each Lender of its receipt of a Notice of Conversion or Continuation and of the options selected therein. Notwithstanding the foregoing, no conversion in whole or in part of Base Rate Loans to Eurocurrency Rate Loans, and no continuation in whole or in part of Eurocurrency Rate Loans upon the expiration of any applicable Interest Period, shall be permitted at any time at which (i) a Default or an Event of Default shall have occurred and be continuing or (ii) the continuation of, or conversion into, would violate any of the provisions of Section 2.15. If, within the time period required under the terms of this Section 2.12, the Administrative Agent does not receive a Notice of Conversion or Continuation from the Borrowers containing a permitted election to continue any Eurocurrency Rate Loans for an additional Interest Period or to convert any such Loans, then, upon the expiration of the applicable Interest Period, such Loans will be automatically converted to Base Rate Loans or, in the case of Eurocurrency Rate Loans denominated in Euros, Eurocurrency Rate Loans with an Interest Period of one month. Each Notice of Conversion or Continuation shall be irrevocable.

                  SECTION 2.13. FEES.

                  (a) Unused Commitment Fee. The Borrowers agree to pay to each Revolving Credit Lender a commitment fee on the average amount by which the Revolving Credit Commitment of such Lender exceeds such Lender's Ratable Portion of the Revolving Credit Outstandings less the amount of any outstanding Swing Loans (the "Unused Commitment Fee") from the date hereof until the Revolving Credit Termination Date at the Applicable Unused Commitment Fee Rate, payable in arrears (i) on the last day of each calendar quarter, commencing on the first such day following the Effective Date, and (ii) on the Revolving Credit Termination Date.

                  (b) Letter of Credit Fees. The Borrowers agree to pay the following amounts with respect to Letters of Credit issued by any Issuer:

                       (i) to the Administrative Agent for the account of each Issuer of a Letter of Credit, with respect to each Letter of Credit issued by such Issuer, an issuance fee as agreed with each Issuer, payable in arrears (A) on the last day of each calendar quarter, commencing on the first such day following the issuance of such Letter of Credit, and (B) on the Revolving Credit Termination Date;

                       (ii) to the Administrative Agent for the ratable benefit of the Revolving Credit Lenders or, in the case of Letters of Credit issued for the account of the Canadian Borrower, the Canadian Lenders, with respect to each Letter of Credit, a fee accruing at the rate per annum equal to the Applicable Margin for Eurocurrency Rate Loans of the maximum amount available from time to time to be drawn under such Letter of Credit (in the case of a Letter of Credit denominated in an Alternate Currency other than Dollars, based on the Dollar Equivalent of the average undrawn amount thereof), payable in arrears on the last day of each calendar quarter, commencing on the first such day following the issuance of such Letter of Credit, and

                       (ii) on the Revolving Credit Termination Date; provided, however, that during the continuance of an Event of Default, such fee shall be increased by two percent per annum and shall be payable on demand; and

                       (iii) to the Issuer of any Letter of Credit, with respect to the issuance, amendment or transfer of each Letter of Credit and each drawing made thereunder, documentary and processing charges in accordance with such Issuer's standard schedule for such charges in effect at the time of issuance, amendment, transfer or drawing, as the case may be.

                  (c) Amendment Fee. The Borrowers agree to pay to each Lender that executes and delivers to the Borrowers a signature page hereto, an amendment fee of 0.50% of the sum of (a) the amount of such Lender's Revolving Credit Commitment and (b) the principal amount of such Lender's Term Loan.

                  (d) Additional Fees. The Borrowers has agreed to pay to Citicorp and to the Arranger additional fees, the amount and dates of payment of which are embodied in the Fee Letters.

                  SECTION 2.14. PAYMENTS AND COMPUTATIONS.

                  (a) The Borrowers shall make each payment hereunder (including fees and expenses) not later than 11:00 a.m. (New York City time) on the day when due, (i) with respect to Loans and Reimbursement Obligations denominated in Dollars, in Dollars, and (ii) with respect to Multicurrency Loans or Reimbursement Obligations denominated in an Alternate Currency, in the Alternate Currency in which such Loan or the Letter of Credit or Bankers' Acceptance giving rise to such Reimbursement Obligation was made to the Administrative Agent at its address referred to in Section 9.8 in immediately available funds without set-off or counterclaim. The Administrative Agent will promptly thereafter cause to be distributed immediately available funds relating to the payment of principal or interest or fees to the Lenders or the Canadian Lenders, as applicable, in accordance with the application of payments set forth in clauses (e) and (f) of this Section 2.14, as applicable, for the account of their respective Applicable Lending Offices; provided, however, that amounts payable pursuant to Section 2.15(c), 2.16 or 2.17 shall be paid only to the affected Lender or Lenders and amounts payable with respect Swing Loans shall be paid only to the Swing Loan Lender. Payments received by the Administrative Agent after 11:00 a.m. (New York City time) shall be deemed to be received on the next Business Day.

                  (b) All computations of interest based on clause (a)(i) or
(b)(i) of the definition of "Base Rate" or "BA Rate" shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all other computations of interest and of fees shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest and fees are payable. Each determination by the Administrative Agent of an interest rate hereunder shall be conclusive and binding for all purposes, absent manifest error.

                  (c) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of any Eurocurrency Rate Loan to be made in the next calendar month, such payment shall be made on the immediately preceding Business Day.

                  (d) Unless the Administrative Agent shall have received notice from a Borrower to the Lenders prior to the date on which any payment is due hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each Lender on such due date an amount equal to the amount then due such Lender. If and to the extent such Borrower shall not have made such payment in full to the Administrative Agent, each Lender shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender together with interest thereon at the Interbank Rate, for the first Business Day, and, thereafter, at the rate applicable to Base Rate Loans, for each day from the date such amount is distributed to such Lender until the date such Lender repays such amount to the Administrative Agent.

                  (e) Subject to the provisions of clause (f) of this Section
2.14 (and except as otherwise provided in Section 2.10), all payments and any other amounts received by the Administrative Agent from or for the benefit of the Borrowers shall be applied first, to pay principal of and interest on any portion of the Loans which the Administrative Agent may have advanced pursuant to the express provisions of this Agreement on behalf of any Lender, for which such Administrative Agent has not then been reimbursed by such Lender or the Borrowers; second, to pay all other Obligations then due and payable; and third, as the Borrowers so designates. Payments in respect of Swing Loans received by the Administrative Agent shall be distributed to the Swing Loan Lender; payments in respect of Revolving Loans received by the Administrative Agent shall be distributed to each Revolving Credit Lender in accordance with such Lender's Ratable Portion or, in the case of Revolving Loans made to the Canadian Borrower, to each Canadian Lender in accordance with such Lender's Canadian Ratable Portion; payments in respect of the Term Loans received by the Administrative Agent shall be distributed to each Term Loan Lender in accordance with such Lender's Ratable Portion of the Term Loans; and all payments of fees and all other payments in respect of any other Obligation shall be allocated among such of the Lenders and Issuers as are entitled thereto, and, if to the Lenders, in proportion to their respective Ratable Portions, or Canadian Ratable Portions, in the case of fees relating to Loans, Letters of Credit denominated in Canadian Dollars and Bankers' Acceptances.

                  (f) Subject to the Mexican Intercreditor Agreement, after the occurrence and during the continuance of an Event of Default, the Borrowers hereby irrevocably waive the right to direct the application of any and all payments in respect of the Obligations and any proceeds of Collateral, and agree that the Administrative Agent may, and shall upon either (A) the written direction of the Requisite Revolving Credit Lenders and the Requisite Term Loan Lenders or (B) the acceleration of the Obligations pursuant to Section 7.2, apply all payments in respect of any Obligations and all funds on deposit in the Cash Collateral Accounts and all other proceeds of Collateral in the following order, provided, that payments made in an Alternate Currency shall be applied first to Obligations denominated in such Alternate Currency and that payments received from the Canadian Borrower shall be applied first to Obligations owing by the Canadian Borrower:

                       (i) first, to pay interest on and then principal of any portion of the Revolving Loans which the Administrative Agent may have advanced on behalf of any Lender for which the Administrative Agent has not then been reimbursed by such Lender or the Borrowers;

                       (ii) second, to pay interest on and then principal of any Swing Loan;

                       (iii) third, to pay Obligations in respect of any expense reimbursements or indemnities then due the Administrative Agent;

                       (iv) fourth, to pay Obligations in respect of any expense reimbursements or indemnities then due to the Lenders and the Issuers;

                       (v) fifth, to pay Obligations in respect of any fees then due to the Administrative Agent, the Lenders and the Issuers;

                       (vi) sixth, to pay interest then due and payable in respect of the Loans, Reimbursement Obligations and Bankers' Acceptance Reimbursement Obligations;

                       (vii) seventh, to pay or prepay principal payments on the Loans, and Reimbursement Obligations and to provide cash collateral for outstanding Letter of Credit Undrawn Amounts and unmatured Bankers' Acceptances in the manner described in Section 7.3, ratably to the aggregate principal amount of such Loans, Reimbursement Obligations, Letter of Credit Undrawn Amounts, and unmatured Bankers' Acceptances and Obligations owing with respect to Hedging Contracts; and

                       (viii) eighth, to the ratable payment of all other Obligations;

provided, however, that if sufficient funds are not available to fund all payments to be made in respect of any of the Obligations described in any of the foregoing clauses first through eighth, the available funds being applied with respect to any such Obligation (unless otherwise specified in such clause) shall be allocated to the payment of such Obligations ratably, based on the proportion of the Administrative Agent's and each Lender's or Issuer's interest in the aggregate outstanding Obligations described in such clauses; provided further, however, in the event any Non-Canadian Lender's Ratable Portion of the Obligations allocable to the Revolving Credit Outstandings referred to in clause
(vi) or (vii) above is less than its interest in the aggregate outstanding Revolving Credit Outstandings described in such clauses, then the Administrative Agent shall apply the available funds with respect to any such Revolving Credit Outstandings first to the Canadian Lenders in accordance with their respective Canadian Ratable Portions until each Revolving Credit Lender's remaining interest in such Revolving Credit Outstandings is equal to such Revolving Credit Lender's Ratable Portion of such Revolving Credit Outstandings (it being understood and agreed that such reallocation of amounts shall not affect in any way the amount of available funds that are applied to the Obligations owing to the Term Loan Lenders in respect of the Term Loans). Notwithstanding the foregoing proviso, in the event any Non-Canadian Lender's Ratable Portion of the Revolving Credit Outstandings is less than its interest in the aggregate outstanding Revolving Credit Outstandings after giving effect to the application of any proceeds of Collateral from the Canadian Borrower, the Administrative Agent may, and shall at the request of any Non-Canadian Lender, require each Canadian Lender (and each Canadian Lender hereby agrees) to purchase, without recourse or warranty, an undivided interest and participation in the outstanding Revolving Credit Outstandings owing to the Non-Canadian Lenders so that, after giving effect to such purchases, each Revolving Credit Lender's interest in the Revolving Loan Outstandings is equal to such Revolving Credit Lender's Ratable Portion of such Revolving Credit Outstandings at the time of such purchase. The order of priority set forth in clauses first through eighth of this Section 2.14(f) may at any time and from time to time be changed by the agreement of the Requisite Revolving Lenders and the Requisite Term Loan Lenders without necessity of notice to or consent of or approval by the Borrowers, any Secured Party that is not a Lender or Issuing Bank, or any other Person. The order of priority set forth in clauses first through fifth of this Section 2.14(f) may be changed only with the prior written consent of the Administrative Agent in addition to the Requisite Revolving Credit Lenders and the Requisite Term Loan Lenders.

                  (g) At the option of the Administrative Agent, principal on the Swing Loans, the Reimbursement Obligations, Bankers' Acceptance Obligations, interest, fees, expenses and other sums due and payable in respect of the Revolving Loans and Protective Advances may be paid from the proceeds of Swing Loans or Revolving Loans; provided however, that such sums due and payable in respect of Revolving Loans and Protective Advances denominated in Canadian Dollars shall only be payable from the proceeds of Canadian Loans. The Borrowers hereby authorize the Swing Loan Lender to make Swing Loans pursuant to Section 2.3 (d) and the Revolving Credit Lenders to make Revolving Loans and the Canadian Lenders to make Canadian Loans pursuant to Section 2.2(a), from time to time in such Swing Loan Lender's, or such Revolving Credit Lender's discretion, which are in the amounts of any and all principal payable with respect to the Swing Loans and interest, fees, expenses and other sums payable in respect of the Revolving Loans, and further authorizes the Administrative Agent to give the Revolving Credit Lenders notice of any Borrowing with respect to such Swing Loans and Revolving Loans and to distribute the proceeds of such Swing Loans and Revolving Loans to pay such amounts. The Borrowers agree that all such Swing Loans and Revolving Loans so made shall be deemed to have been requested by them (irrespective of the satisfaction of the conditions in Section 3.2, which conditions the Revolving Credit Lenders irrevocably waive) and directs that all proceeds thereof shall be used to pay such amounts.

                  (h) The Borrowers hereby authorize each Lender and each Affiliate of each Lender, if and to the extent payment owed to such Lender by the Borrowers is not made when due hereunder, to charge from time to time against any or all of the Borrowers' accounts with such Lender or Affiliate any amount so due.

                  SECTION 2.15. SPECIAL PROVISIONS GOVERNING EUROCURRENCY RATE LOANS.

                  (a) Determination of Interest Rate. The Eurocurrency Rate for each Interest Period for Eurocurrency Rate Loans shall be determined by the Administrative Agent pursuant to the procedures set forth in the definition of "Eurocurrency Rate." The Administrative Agent's determination shall be presumed to be correct, absent manifest error, and shall be binding on the Borrowers.

                  (b) Interest Rate Unascertainable, Inadequate or Unfair. In the event that: (i) the Administrative Agent determines that adequate and fair means do not exist for ascertaining the applicable interest rates by reference to which the Eurocurrency Rate then being determined is to be fixed; or (ii) the Requisite Lenders notify the Administrative Agent that the Eurocurrency Rate for any Interest Period will not adequately reflect the cost to the Lenders of making or maintaining such Loans for such Interest Period, the Administrative Agent shall forthwith so notify the Borrowers and the Lenders, whereupon each Eurocurrency Loan will automatically, on the last day of the current Interest Period for such Loan, convert into a Base Rate Loan and the obligations of the Lenders to make Eurocurrency Rate Loans or to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended until the Administrative Agent shall notify the Borrowers that the Requisite Lenders have determined that the circumstances causing such suspension no longer exist.

                  (c) Increased Costs. If at any time any Lender shall determine that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order (other than any change by way of imposition or increase of reserve requirements included in determining the Eurocurrency Rate) or the compliance by such Lender with any guideline, request or directive from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Eurocurrency Rate Loans, then the Borrowers shall from time to time, upon demand by such Lender (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost. A certificate as to the amount of such increased cost, submitted to the Borrowers and the Administrative Agent by such Lender, shall be conclusive and binding for all purposes, absent manifest error.

                  (d) Illegality. Notwithstanding any other provision of this Agreement, if any Lender determines that the introduction of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender or its Eurocurrency Lending Office to make Eurocurrency Rate Loans or to continue to fund or maintain Eurocurrency Rate Loans, then, on notice thereof and demand therefor by such Lender to the Borrowers through the Administrative Agent, (i) the obligation of such Lender to make or to continue Eurocurrency Rate Loans and to convert Base Rate Loans into Eurocurrency Rate Loans shall be suspended, and each such Lender shall make a Base Rate Loan as part of any requested Borrowing of Eurocurrency Rate Loans and (ii) if the affected Eurocurrency Rate Loans are then outstanding, the Borrowers shall immediately convert each such Loan into a Base Rate Loan. If at any time after a Lender gives notice under this Section 2.15(d) such Lender determines that it may lawfully make Eurocurrency Rate Loans, such Lender shall promptly give notice of that determination to the Borrowers and the Administrative Agent, and the Administrative Agent shall promptly transmit the notice to each other Lender. The Borrowers' right to request, and such Lender's obligation, if any, to make Eurocurrency Rate Loans shall thereupon be restored.

                  SECTION 2.16. CAPITAL ADEQUACY AND BREAKAGE COSTS.

                  (a) Capital Adequacy. If at any time any Lender determines that (a) the adoption of or any change in or in the interpretation of any law, treaty or governmental rule, regulation or order after the date of this Agreement regarding capital adequacy, (b) compliance with any such law, treaty, rule, regulation, or order, or (c) compliance with any guideline or request or directive from any central bank or other Governmental Authority (whether or not having the force of law) shall have the effect of reducing the rate of return on such Lender's (or any corporation controlling such Lender's) capital as a consequence of its obligations hereunder or under or in respect of any Letter of Credit or Bankers' Acceptance to a level below that which such Lender or such corporation could have achieved but for such adoption, change, compliance or interpretation, then, upon demand from time to time by such Lender (with a copy of such demand to the Administrative Agent), the Borrowers shall pay to the Administrative Agent for the account of such Lender, from time to time as specified by such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to such amounts submitted to the Borrowers and the Administrative Agent by such Lender shall be conclusive and binding for all purposes absent manifest error.

                  (b) Breakage Costs. In addition to all amounts required to be paid by the Borrowers pursuant to Section 2.11, the Borrowers shall compensate each Lender, upon demand, for all losses, expenses and liabilities (including any loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund or maintain such Lender's Eurocurrency Rate Loans or BA Rate Loans to the Borrowers but excluding any loss of the Applicable Margin on the relevant Loans) which that Lender may sustain (i) if for any reason a proposed Borrowing, conversion into or continuation of Eurocurrency Rate Loans does not occur on a date specified therefor in a Notice of Borrowing or a Notice of Conversion or Continuation given by the Borrowers or in a telephonic request by it for borrowing or conversion or continuation or a successive Interest Period does not commence after notice therefor is given pursuant to Section 2.12, (ii) if for any reason any Eurocurrency Rate Loan or BA Rate Loan is prepaid (including mandatorily pursuant to Section 2.10) on a date which is not the last day of the applicable Interest Period, (iii) as a consequence of a required conversion of a Eurocurrency Rate Loan to a Base Rate Loan as a result of any of the events indicated in Section 2.15(d), or (iv) as a consequence of any failure by the Borrowers to repay Eurocurrency Rate Loans or BA Rate Loans when required by the terms hereof. The Lender making demand for such compensation shall deliver to the Borrowers concurrently with such demand a written statement as to such losses, expenses and liabilities, and this statement shall be conclusive as to the amount of compensation due to that Lender, absent manifest error.

                  SECTION 2.17. TAXES.

                  (a) Any and all payments by the Borrowers under each Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, (including, but not limited to, any of the foregoing which may be imposed in Canada or any political subdivision or taxing authority thereof or therein, or any federal or other association of or with which Canada may be a member or associated and specifically including any withholding made pursuant to Part XIII of the Income Tax Act (Canada) in respect of any interest payment hereunder) unless the relevant Borrower is required to do so by law or the interpretation thereof by the relevant taxing authority; provided, however, that the following will be excluded taxes: (i) in the case of each Lender and the Administrative Agent (A) taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction (or any political subdivision thereof) under the laws of which such Lender or the Administrative Agent (as the case may be) is organized and (B) any United States withholding taxes payable with respect to payments under the Loan Documents under laws (including any statute, treaty or regulation) in effect on the Effective Date (or, in the case of an Eligible Assignee, the date of the Assignment and Acceptance) applicable to such Lender or the Administrative Agent, as the case may be, but not excluding any United States withholding payable as a result of any change in such laws occurring after the Effective Date (or the date of such Assignment and Acceptance) and (ii) in the case of each Lender, taxes measured by its net income, and franchise taxes imposed on it, by the jurisdiction in which such Lender's Applicable Lending Office is located (all such non-excluded taxes, levies, imposts, deductions, charges, with Company and liabilities being hereinafter referred to as "Taxes"). If any Taxes shall be required by law to be deducted or withheld from or in respect of any sum payable under any Loan Document to any Lender or the Administrative Agent (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions or withholdings applicable to additional sums payable under this Section 2.17) such Lender or the Administrative Agent (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrowers shall make such deductions or withholdings, (iii) the Borrowers shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law, and (iv) the Borrowers shall deliver to the Administrative Agent evidence of such payment.

                  (b) In addition, the Borrowers agree to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies of the United States or any political subdivision thereof or any applicable foreign jurisdiction, and all liabilities with respect thereto, which arise from any payment made under any Loan Document or from the execution, delivery or registration of, or otherwise with respect to, any Loan Document (collectively, "Other Taxes").

                  (c) The Borrowers will indemnify each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this
Section 2.17) paid by such Lender or the Administrative Agent (as the case may
be) and any liability (including for penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes were correctly or legally asserted. This indemnification shall be made within 30 days from the date such Lender or the Administrative Agent (as the case may be) makes written demand therefor.

                  (d) Within 30 days after the date of any payment of Taxes or Other Taxes, the Borrowers will furnish to the Administrative Agent, at its address referred to in Section 9.8, the original or a certified copy of a receipt evidencing payment thereof.

                  (e) Without prejudice to the survival of any other agreement of the Borrowers hereunder, the agreements and obligations of the Borrowers contained in this Section 2.17 shall survive the payment in full of the Obligations.

                  (f) Prior to the Effective Date in the case of each Non-U.S. Lender that is a signatory hereto, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender in the case of each other Non-U.S. Lender and from time to time thereafter if requested by the Borrowers or the Administrative Agent, each Non-U.S. Lender that is entitled at such time to an exemption from United States withholding tax, or that is subject to such tax at a reduced rate under an applicable tax treaty, shall provide the Administrative Agent and the Borrowers with two completed copies of: (i) Form W-8ECI (claiming exemption from withholding because the income is effectively connected with a U.S. trade or business) (or any successor form); (ii) Form W-8BEN (claiming exemption from, or a reduction of, withholding tax under an income tax treaty) (or any successor form); (iii) in the case of a Non-U.S. Lender claiming exemption under Sections 871(h) or 881(c) of the Code, a Form W-8BEN (claiming exemption from withholding under the portfolio interest exemption)(or successor form); or (iv) or other applicable form, certificate or document prescribed by the IRS certifying as to such Non-U.S. Lender's entitlement to such exemption from United States withholding tax or reduced rate with respect to all payments to be made to such Non-U.S. Lender under the Loan Documents. Unless the Borrowers and the Administrative Agent have received forms or other documents satisfactory to them indicating that payments under any Loan Document to or for a Non-U.S. Lender are not subject to United States withholding tax or are subject to such tax at a rate reduced by an applicable tax treaty, the Borrowers or the Administrative Agent shall withhold taxes from such payments at the applicable statutory rate.

                  (g) Any Lender claiming any additional amounts payable pursuant to this Section 2.17 shall use its reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of its Applicable Lending Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts which would be payable or may thereafter accrue and would not, in the sole determination of such Lender, be otherwise disadvantageous to such Lender.

                  (h) Each Borrower represents and warrants that, as of the date hereof, to the best of its knowledge after due inquiry, (i) neither this Agreement nor the execution or delivery by such Borrower of this Agreement is subject to any Taxes, and (ii) no payment to be made by any Borrower hereunder or under any Note is subject to any Taxes.

                  SECTION 2.18. CRIMINAL RATE OF INTEREST. Notwithstanding any other provisions of this Agreement, in no event shall the aggregate "interest" (as defined in Section 347 ("Section 347") of the Criminal Code, Revised Statutes of Canada, 1985, C-46, as the same shall be amended, replaced or re-enacted from time to time) payable to the Lenders under this Agreement exceed the effective annual rate of interest on the "credit advances" (as defined in Section 347) hereunder lawfully permitted under Section 347 and, if any payment, collection or demand pursuant to this Agreement in respect of "interest" (as defined in Section 347) is determined to be contrary to the provisions of
Section 347, such payment, collection or demand shall be deemed to have been made by mutual mistake of the Lenders and the Borrowers and the amount of such payment or collection shall be refunded by the Lenders to the Borrowers. For the purposes of this Agreement, the effective annual rate of interest shall be determined in accordance with generally accepted actuarial practices and principles over the term of the Loans on the basis of annual compounding for the lawfully permitted rate of interest and, in the event of dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by the Administrative Agent for the account of the Borrowers will be conclusive for the purpose of such determination in the absence of evidence to the contrary.

                  SECTION 2.19. SUBSTITUTION OF LENDERS. In the event that (a)
(i) any Lender makes a claim under Section 2.15(c) or Section 2.16(a), or (ii) it becomes illegal for any Lender to continue to fund or make any Eurocurrency Rate Loan and such Lender notifies the Borrowers pursuant to Section 2.15(d), or
(iii) the Borrowers are required to make any payment pursuant to Section 2.17 that is attributable to any Lender, or (iv) any Lender is a Non-Funding Lender,
(b) in the case of clause (a)(i) above, as a consequence of increased costs in respect of which such claim is made, the effective rate of interest payable to such Lender under this Agreement with respect to its Loans materially exceeds the effective average annual rate of interest payable to the Requisite Lenders under this Agreement and (c) Lenders holding at least 75% of the Commitments are not subject to such increased costs or illegality, payment or proceedings (any such Lender, an "Affected Lender"), the Borrowers may substitute another financial institution for such Affected Lender hereunder, upon reasonable prior written notice (which written notice must be given within 90 days following the occurrence of any of the events described in clauses (a)(i), (ii), (iii) or
(iv)) by the Borrowers to the Administrative Agent and the Affected Lender that the Borrowers intend to make such substitution, which substitute financial institution must be an Eligible Assignee and, if not a Lender, reasonably acceptable to the Administrative Agent; provided, however, that if more than one Lender claims increased costs, illegality or right to payment arising from the same act or condition and such claims are received by the Borrowers within 30 days of each other then the Borrowers may substitute all, but not (except to the extent the Borrowers have already substituted one of such Affected Lenders before the Borrowers' receipt of the other Affected Lenders' claim) less than all, Lenders making such claims. In the event that the proposed substitute financial institution or other entity is reasonably acceptable to the Administrative Agent and the written notice was properly issued under this
Section 2.19, the Affected Lender shall sell and the substitute financial institution or other entity shall purchase, pursuant to an Assignment and Acceptance, all rights and claims of such Affected Lender under the Loan Documents and the substitute financial institution or other entity shall assume and the Affected Lender shall be relieved of its Commitments and all other prior unperformed obligations of the Affected Lender under the Loan Documents (other than in respect of any damages (other than exemplary or punitive damages, to the extent permitted by applicable law) in respect of any such unperformed obligations). Upon the effectiveness of such sale, purchase and assumption (which, in any event shall be conditioned upon the payment in full by the Borrowers to the Affected Lender in cash of all fees, unreimbursed costs and expenses and indemnities accrued and unpaid through such effective date), the substitute financial institution or other entity shall become a "Lender" hereunder for all purposes of this Agreement having a Revolving Credit Commitment (if applicable) in the amount of such Affected Lender's Revolving Credit Commitment assumed by it and such Revolving Credit Commitment (if applicable) of the Affected Lender shall be terminated, provided that all indemnities under the Loan Documents shall continue in favor of such Affected Lender.

                  SECTION 2.20. FACILITIES INCREASES. At any time after the Covenant Reversion Date, the Borrowers may no more frequently than once in any twelve month period, request the Lenders or other Eligible Assignees to increase the Revolving Credit Commitments and provide additional Term Loans in minimum increments of $50,000,000 (applied pro rata across the Facilities based on the amount of the respective Revolving Credit Commitments and Term Loans on the Effective Date, or such other allocation as shall be agreed to by the Administrative Agent and the Requisite Lenders) up to an aggregate amount not in excess of $100,000,000 (each a "Facilities Increase"); provided, however, that
(i) the Borrowers shall have given the Administrative Agent at least 60 days notice of its intention to effect a Facilities Increase and the desired amount of such Facilities Increase, (ii) on each Facilities Increase Effective Date and after giving effect thereto, the Senior Leverage Ratio for the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.4(c) is less than or equal to 3.00:1 on a Pro Forma Basis, (iii) the conditions precedent to a Borrowing set forth in Section 3.2 are satisfied as of such date, and (iv) an opinion of counsel to the Loan Parties in form and substance and from counsel satisfactory to the Administrative Agent and addressed to the Administrative Agent, the Collateral Agent, the Issuers and the Lenders and addressing such matters as any Lender


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

through the Administrative Agent may reasonably request shall be delivered to the Administrative Agent. The Borrowers shall have the right to offer such increase to (x) the Lenders, and each Lender will have the right, but not the obligation, to commit to all or a portion of the proposed Facilities Increase or
(y) Eligible Assignees; provided, however, that the minimum additional Revolving Credit Commitment or Term Loan of each such Lender or Eligible Assignee equals or exceeds $5,000,000 and such Lender or Eligible Assignee executes an Assumption Agreement pursuant to which such Lender or Eligible Assignee agrees to commit to all or a portion of such Facilities Increase and, in the case of an Eligible Assignee, to be bound by the terms of this Agreement as a Lender. On the effective date provided for in the Assumption Agreements providing for a Facilities Increase (each a "Facilities Increase Effective Date"), the Revolving Credit Commitments and the Term Loans will be increased by the amount committed or Term Loan made, as the case may be, by each Lender or Eligible Assignee on the Facilities Increase Date. In the event there are Lenders and Eligible Assignees that have committed to a Facilities Increase in excess of the maximum amount requested (or permitted), then the Administrative Agent shall have the right to allocate such commitments, first to Lenders and then to Eligible Assignees, on whatever basis the Administrative Agent determines is appropriate in consultation with the Company. The Administrative Agent and the Lenders reserve the right to charge the Company for additional fees to provide such Facilities Increase.

                                  ARTICLE III

                    CONDITIONS TO LOANS AND LETTERS OF CREDIT

                  SECTION 3.1. CONDITIONS PRECEDENT TO INITIAL LOANS AND LETTERS OF CREDIT. The effectiveness of this Agreement is subject to the satisfaction of all of the following conditions precedent:

                  (a) Certain Documents. The Administrative Agent shall have received on the Effective Date each of the following, each dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender:

                       (i) this Agreement, duly executed and delivered by the Borrowers and, for the account of each Lender requesting the same, a Note or Notes of the Borrowers conforming to the requirements set forth herein;

                       (ii) Affirmation Agreements, duly executed by each Loan Party with respect to its obligations under the Existing Loan Documents to which it is a party;

                       (iii) a favorable opinion of (A) Dykema Gossett PLLC, counsel to the Loan Parties, in substantially the form of Exhibit F, addressed to the Administrative Agent, the Collateral Agent, the Issuers and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request and (B) counsel to the Administrative Agent as to the enforceability of this Agreement and the other Loan Documents to be executed on the Effective Date;

                       (iv) a copy of all amendments and modifications to the articles or certificate of incorporation (or equivalent organizational documents) of each Loan Party (translated into English if applicable) made since the Original Effective Date, certified as of a recent date by the applicable Governmental Authority of the jurisdiction of incorporation of such Loan Party, together with certificates of such official attesting to the good standing of each such Loan Party;

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

                       (v) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying (A) the names and true signatures of each officer of such Loan Party who has been authorized to execute and deliver any Loan Document or other document required hereunder to be executed and delivered by or on behalf of such Loan Party, (B) all amendments and modifications to the by-laws (or equivalent Constituent Document) of such Loan Party made since the Original Effective Date, (C) the resolutions of such Loan Party's Board of Directors (or equivalent governing body) approving and authorizing the execution, delivery and performance of this Agreement and the other Loan Documents required to be delivered hereunder to which it is a party and (D) that there have been no changes in the certificate of incorporation (or equivalent Constituent Document) of such Loan Party from the certificate of incorporation (or equivalent Constituent Document) delivered pursuant to the immediately preceding clause;

                       (vi) a certificate of the Chief Financial Officer of each of the Borrowers, stating that such Borrower is Solvent after giving effect to the initial Loans and Letters of Credit, the application of the proceeds thereof in accordance with Section 4.7 and the payment of all estimated legal, accounting and other fees related hereto and thereto;

                       (vii) a certificate of a Responsible Officer of the Company and of each of the Borrowing Subsidiary to the effect that (A) the condition set forth in Section 3.2(b) has been satisfied, (B) no litigation other than that listed on Schedule 4.5 shall have been commenced against any Loan Party or any of its Subsidiaries which, if adversely determined, would have a Material Adverse Effect and (C) as of the Effective Date, the schedule of asset sales attached thereto is a true and complete detailed itemization of the Asset Sales set forth on Schedule 6.5;

                       (viii) evidence satisfactory to the Administrative Agent that the insurance policies required by Section 5.3 and any Collateral Document are in full force and effect, together with endorsements naming the Collateral Agent, on behalf of the Secured Parties, as an additional insured and/or loss payee under all insurance policies to be maintained with respect to the properties of the Borrowers and its Subsidiaries;

                       (ix) there shall have occurred no Material Adverse Change since March 31, 2001;

                       (x) the Acknowledgment and Consent of Oxford Investment Group, Inc., duly executed by Oxford Investment Group, Inc.;

                       (xi) the Lenders shall have received the Projections;

                       (xii) the Lenders shall have received and be satisfied with unaudited financial statements of the Company and its Subsidiaries for the Fiscal Year ending March 31, 2001, duly certified (subject to year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with GAAP; and

                       (xiii) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request.

                  (b) Swing Loans Repaid. The Borrowers shall have repaid all Swing Loans outstanding on the Effective Date.


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

                  (c) Fee and Expenses Paid. There shall have been paid to the Administrative Agent, for the account of the Administrative Agent and the Lenders, as applicable, all fees due and payable on or before the Effective Date (including all such fees described in the Fee Letters), and all expenses (including of all advisors and legal counsel to the Administrative Agent) due and payable on or before the Effective Date.

                  (d) Consents, Etc. Each of the Company and its Subsidiaries shall have received all consents and authorizations required pursuant to any material Contractual Obligation with any other Person and shall have obtained all consents and authorizations of, and effected all notices to and filings with, any Governmental Authority, in each case, as may be necessary to allow each of the Borrowers and their respective Subsidiaries lawfully (A) to execute, deliver and perform, in all material respects, their respective obligations hereunder, the Loan Documents to which each of them, respectively, is, or shall be, a party and each other agreement or instrument to be executed and delivered by each of them, respectively, pursuant thereto or in connection therewith, and
(B) to create and perfect the Liens on the Collateral to be owned by each of them in the manner and for the purpose contemplated by the Loan Documents.

                  SECTION 3.2. CONDITIONS PRECEDENT TO EACH LOAN AND LETTER OF CREDIT. The obligation of each Lender on any date (including the Effective Date) to make any Loan and of each Issuer on any date (including the Effective Date) to issue any Letter of Credit is subject to the satisfaction of all of the following conditions precedent:

                  (a) Request for Borrowing or Issuance of Letter of Credit. With respect to any Loan, the Administrative Agent shall have received a duly executed Notice of Borrowing or, in the case of Swing Loans, a duly executed Swing Loan Request, and with respect to any Letter of Credit, the Administrative Agent and the Issuer shall have received a duly executed Letter of Credit Request.

                  (b) Representations and Warranties; No Defaults. The following statements shall be true on the date of such Loan or issuance, both before and after giving effect thereto and, in the case of such Loan, to the application of the proceeds therefrom:

                       (i) The representations and warranties set forth in
          Article IV and in the other Loan Documents shall be true and correct on and as of the Effective Date and shall be true and correct in all material respects on and as of any such date after the Effective Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date; and

                       (ii) No Default or Event of Default has occurred and is continuing.

                  (c) No Legal Impediments. The making of the Loans or the issuance of such Letter of Credit on such date does not violate any Requirement of Law on the date of or immediately following such Loan or issuance and is not enjoined, temporarily, preliminarily or permanently.

                  (d) Financial Statements. Prior to the making of any Loan following the Effective Date, the Lenders shall have received and be satisfied with audited financial statements of the Company and its Subsidiaries for the fiscal period ending March 31, 2001 prepared by PricewaterhouseCoopers LLP which statements shall be unqualified.

                  (e) Canadian Legal Opinion. Prior to the making of any Loan following the Effective Date, and in any event, no later than 5 Business Days after the Effective Date, the Administrative Agent shall have received each of the following, a favorable opinion of counsel to the


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
Loan Parties in Canada, dated the Effective Date unless otherwise indicated or agreed to by the Administrative Agent, in form and substance satisfactory to the Administrative Agent, in sufficient copies for each Lender, addressed to the Administrative Agent, the Collateral Agent, the Issuers and the Lenders and addressing such matters as any Lender through the Administrative Agent may reasonably request.

                  (f) Additional Matters. The Administrative Agent shall have received such additional documents, information and materials as any Lender, through the Administrative Agent, may reasonably request.

Each submission by the Borrowers to the Administrative Agent of a Notice of Borrowing or a Swing Loan Request and the acceptance by the Borrowers of the proceeds of each Loan requested therein, and each submission by the Borrowers to an Issuer of a Letter of Credit Request and the issuance of each Letter of Credit requested therein, shall be deemed to constitute a representation and warranty by the Borrowers as to the matters specified in Section 3.2(b) on the date of the making of such Loan or the issuance of such Letter of Credit.

                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

                  To induce the Lenders, the Issuers and the Administrative Agent to enter into this Agreement, each of the Borrowers, with respect to itself and its Subsidiaries, represents and warrants to the Lenders, the Issuers and the Administrative Agent that, on and as of the Effective Date, after giving effect to the making of the Loans and other financial accommodations on the Effective Date and on and as of each date as required by Section 3.2(b)(i):

                  SECTION 4.1. CORPORATE EXISTENCE AND POWER. Each of the Loan Parties is a corporation or other organization duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation or formation, and is duly qualified to do business, and is in good standing, in all additional jurisdictions where such qualification is necessary under applicable law, except for jurisdictions where their failure to be so qualified would not have a Material Adverse Effect. Each of the Loan Parties has all requisite corporate or other organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted, and to execute and deliver the Loan Documents to which it is a party and to engage in the transactions contemplated by this Agreement.

                  SECTION 4.2. CORPORATE AUTHORITY. The execution, delivery and performance by each of the Loan Parties of the Loan Documents to which each of them is a party has been duly authorized by all necessary corporate or other organizational action and are not in contravention of any law, rule or regulation, or any judgment, decree, writ, injunction, order or award of any arbitrator, court or governmental authority, or of the terms of such Loan Party's Constituent Documents, or of any contract or undertaking to which such Loan Party is a party or by which such Loan Party or any of their property may be bound or affected and will not result in the imposition of any Lien on any of such Loan Party's property or of any of such Loan Party's property, except for Permitted Liens.

                  SECTION 4.3. BINDING EFFECT. The Loan Documents to which each of the Loan Parties is a party are the legal, valid and binding obligations of such Loan Party, respectively, enforceable against each of them in accordance with their respective terms.

                  SECTION 4.4. SUBSIDIARIES. Schedule 4.4 hereto correctly sets forth the corporate name, jurisdiction of incorporation or formation and ownership of each Subsidiary of the Company. Each


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such Subsidiary and each corporation or other organization becoming a Subsidiary of the Company after the date hereof is and will be a corporation or other organization duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is and will be duly qualified to do business in each additional jurisdiction where such qualification is or may be necessary under applicable law, except for such failure which could not have a Material Adverse Effect. Each Subsidiary of the Company has and will have all requisite corporate or other organizational power to own or lease the properties used in its business and to carry on its business as now being conducted and as proposed to be conducted. All outstanding Stock of each Subsidiary of the Company have been and will be validly issued and are and will be fully paid and nonassessable and, except with respect to the Lobdell Preferred Stock or as disclosed in writing to and approved by the Administrative Agent from time to time, are and will be owned, beneficially and of record, by the Company or another Subsidiary of the Company free and clear of any Liens, except Permitted Liens.

                  SECTION 4.5. LITIGATION. Except as set forth in Schedule 4.5 hereto, there is no action, suit or proceeding pending or, to the best of such Borrower's knowledge, threatened against or affecting the Borrower or any of its Subsidiaries before or by any court, governmental authority or arbitrator, which, if adversely decided would have, either individually or collectively, a Material Adverse Effect and, to the best of such Borrower's knowledge, there is no basis for any such action, suit or proceeding.

                  SECTION 4.6. FINANCIAL CONDITION. The consolidated and consolidating balance sheet of the Company and its Subsidiaries and the consolidated and consolidating statements of income, retained earnings and cash flows of the Company and its Subsidiaries for the fiscal year ended March 31, 2001 and reported on by PricewaterhouseCoopers LLP, independent certified public accountants, copies of which will be furnished to the Lenders, and will fairly present, and the financial statements of the Company and its Subsidiaries delivered pursuant to Section 5.4 will fairly present, the consolidated financial position of the Company and its Subsidiaries as at the respective dates thereof, and the consolidated results of operations of the Company and its Subsidiaries for the respective periods indicated, all in accordance with GAAP consistently applied (subject, in the case of said interim statements, to year-end audit adjustments). Since March 31, 2001 there has been no Material Adverse Change and there have been no events or developments that in the aggregate have had a Material Adverse Effect. There is no contingent liability of the Company or any of its Subsidiaries that is not reflected in such financial statements or in the notes thereto which would have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is liable directly or indirectly, for any of the Indebtedness or other liabilities of any Unrestricted Subsidiary or for any Guaranty Obligation or other contingent liability with respect to any Unrestricted Subsidiary except as permitted by Section 6.2.

                  SECTION 4.7. USE OF PROCEEDS. The Borrowers will use the proceeds of the Loans, Letters of Credit and Acceptances to provide working capital from time to time for the Borrowers and their Restricted Subsidiaries and for general corporate purposes. Neither the Company nor any of its Subsidiaries extends or maintains, in the ordinary course of business, credit for the purpose, whether immediate, incidental, or ultimate, of buying or carrying margin stock (within the meaning of Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of any Loan will be used for the purpose, whether immediate, incidental, or ultimate, of buying or carrying any such margin stock or maintaining or extending credit to others for such purpose.

                  SECTION 4.8. CONSENTS, ETC. Except for such consents, approvals, authorizations, declarations, registrations or filings delivered by the Company pursuant to Section 3.1, if any, each of which is in full force and effect, no consent, approval or authorization of or declaration, registration or filing with any governmental authority or any nongovernmental Person or entity, including without limitation any creditor, lessor or stockholder of the Company or any of its Subsidiaries, is required on the part of any Borrower or any Guarantor in connection with the execution, delivery and performance of the


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Loan Documents or the transactions contemplated hereby or as a condition to the legality, validity or enforceability of any of the Loan Documents.

                  SECTION 4.9. TAXES. Each of the Borrowers and its Restricted Subsidiaries have filed all tax returns (federal, state and local) required to be filed and have paid all taxes shown thereon to be due, including interest and penalties, or have established adequate financial reserves on their respective books and records for payment thereof. Except as set forth on Schedule 4.9, neither the Borrowers nor any of their respective Restricted Subsidiaries know of any actual or proposed tax assessment or any basis therefor, and no extension of time for the assessment of deficiencies in any federal or state tax has been granted by such Borrower or any such Restricted Subsidiary. No Borrower will amend any Tax Sharing Agreement without the prior approval of the Administrative Agent except to add wholly owned Restricted Subsidiaries to any such Tax Sharing Agreement.

                  SECTION 4.10. TITLE TO PROPERTIES. Except as otherwise disclosed in the latest balance sheet referred to in Section 4.6 or delivered pursuant to Section 5.4, the Company or one or more of its Restricted Subsidiaries have good and marketable fee simple title (or the equivalent thereto in any relevant foreign jurisdiction) to all of the real property, and a valid and indefeasible ownership or leasehold interest in all of the other properties and assets (including, without limitation, the collateral subject to the Collateral Documents to which any of them is a party) reflected in said balance sheet or subsequently acquired by the Company or any such Restricted Subsidiary. All of such properties and assets are free and clear of any Lien, except for Permitted Liens. The Collateral Documents grant a first priority, perfected and enforceable lien and security interest in all collateral described therein, subject only to Permitted Liens.

                  SECTION 4.11. LABOR MATTERS.

                  (a) There are no strikes, work stoppages, slowdowns or lockouts pending or, to any Borrower's knowledge, threatened against or involving any Borrower or any of their respective Subsidiaries, other than those which in the aggregate would not have a Material Adverse Effect.

                  (b) There are no unfair labor practices, grievances or complaints pending, or, to any Borrower's knowledge, threatened against or involving any Borrower or any of their respective Subsidiaries, nor are there any arbitrations or grievances threatened involving any Borrower or any of their respective Subsidiaries, other than those which, in the aggregate, if resolved adversely to such Borrower or such Subsidiary, would not have a Material Adverse Effect.

                  (c) Except as set forth on Schedule 4.11, as of the Effective Date, there is no collective bargaining agreement covering any of the employees of any Borrower or its Subsidiaries.

                  (d) Schedule 4.11 sets forth as of the date hereof, all material consulting agreements, executive employment agreements, executive compensation plans, deferred compensation agreements, employee stock purchase and stock option plans and severance plans of each Borrower and its Subsidiaries.

                  SECTION 4.12. ERISA. The Company and its ERISA Affiliates and their respective Title IV Plans are in compliance in all material respects with those provisions of ERISA and of the Code which are applicable with respect to any Title IV Plan. No Prohibited Transaction and no Reportable Event has occurred with respect to any such Plan which could, in the aggregate, result in any liability to the Company or any of its ERISA Affiliates in excess of $2,000,000. None of the Company or any of its ERISA Affiliates is an employer with respect to any Multiemployer Plan. The Company and its ERISA Affiliates have met or are meeting in compliance with all laws and regulations the minimum funding


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
requirements under ERISA and the Code with respect to each of their respective Title IV Plans, if any, and have not incurred any liability to the PBGC or any Title IV Plan. The execution, delivery and performance of the Loan Documents do not constitute a Prohibited Transaction. There is no Unfunded Pension Liability, with respect to any Title IV Plan of the Company or its ERISA Affiliates which would have a Material Adverse Effect.

                  SECTION 4.13. DISCLOSURE. No report or other information furnished in writing by or on behalf of any Borrower or any of its Subsidiaries to any Lender or the Administrative Agent in connection with the negotiation or administration of this Agreement contains any material misstatement of fact or omits to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. No Loan Document nor any other document, certificate, or report or statement or other information furnished to any Lender or the Administrative Agent by or on behalf of any Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact in order to make the statements contained herein and therein not misleading in light of the circumstances in which they were made. There is no fact known to any Borrower which materially and adversely affects, or which in the future may (so far as such Borrower can now reasonably foresee) materially and adversely affect, the business, properties, operations or condition, financial or otherwise, of such Borrower or any of its Subsidiaries, which has not been set forth in this Agreement (including without limitation the schedules hereto) or in the other documents, certificates, statements, reports and other information furnished in writing to the Lenders by or on behalf of such Borrower or any of its Subsidiaries in connection with the transactions contemplated hereby.

                  SECTION 4.14. ENVIRONMENTAL MATTERS.

                  (a) Except as disclosed on Schedule 4.14, the operations of the Company and each of its Subsidiaries have been and are in compliance with all Environmental Laws, including obtaining and complying with all required environmental, health and safety Permits, other than non-compliances that in the aggregate would not have a reasonable likelihood of the Company and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $200,000 with respect to the Company or any Subsidiary or $500,000 with respect to the Company and its Subsidiaries, taken as a whole.

                  (b) Except as disclosed on Schedule 4.14, none of the Company or any of its Subsidiaries or any real property currently or, to the knowledge of the Company, previously owned, operated or leased by or for the Company or any of its Subsidiaries is subject to any pending or, to the knowledge of the Company, threatened, claim, order, agreement, notice of violation, notice of potential liability or is the subject of any pending or threatened proceeding or governmental investigation under or pursuant to Environmental Laws other than those that in the aggregate would not have a reasonable likelihood of the Company and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $200,000 with respect to the Company or any Subsidiary or $500,000 with respect to the Company and its Subsidiaries, taken as a whole.

                  (c) Except as disclosed on Schedule 4.14, none of the Company or any of its Subsidiaries is a treatment, storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C.ss. 6901 et seq., the regulations thereunder or any state analog.

                  (d) Except as disclosed on Schedule 4.14, to the knowledge of the Company, after due and reasonable inquiry, there are no facts, circumstances or conditions arising out of or relating to the operations or ownership of the Company or any of its Subsidiaries or any real property owned, operated or leased by the Company or any of its Subsidiaries which would reasonably be expected to cause the Company or any of its Subsidiaries to incur Environmental Liabilities and Costs, which are not


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

specifically included in the financial information furnished to the Lenders other than those that in the aggregate would not have a reasonable likelihood of the Company and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $200,000 with respect to the Company or any Subsidiary or $500,000 with respect to the Company and its Subsidiaries, taken as a whole.

                  (e) As of the date hereof, no Environmental Lien has attached to any property of the Company or any of its Subsidiaries and, to the knowledge of the Company, no facts, circumstance or conditions exist that could reasonably be expected to result in any such Lien attaching to any such property.

                  (f) The Company and each of its Subsidiaries has provided the Lenders with copies of all material environmental, health or safety audits, studies, assessments, inspections, investigations or other environmental health and safety reports relating to the operations of the Company or any of its Subsidiaries or any of their real property that are in the possession, custody or control of the Company or any of its Subsidiaries.

                  (g) None of the items disclosed on the Schedule 4.14, either individually, or in the aggregate, will have a Material Adverse Effect.

                  SECTION 4.15. SOLVENCY. The Company and each Subsidiary thereof is individually, and together are, and, after giving effect to the transactions described herein and to the incurrence or assumption of all obligations being incurred or assumed in connection herewith, will be, Solvent.

                  SECTION 4.16. NO DEFAULTS UNDER CERTAIN AGREEMENTS. Neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation owed by it (including pursuant to any agreements for the incurrence of any indebtedness or any tooling or purchase contracts,) other than those defaults which would not have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

                  SECTION 4.17. INTELLECTUAL PROPERTY. Set forth on Schedule
4.17 is a complete and accurate list of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Borrower and each of its Restricted Subsidiaries showing as of the Effective Date the jurisdiction in which registered, the registration number and the date of registration. Each Borrower and each of its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, service marks, copyrights, technology, know-how and processes necessary for the conduct of its business as currently conducted (the "Intellectual Property") except for those the failure to own or license which would not have a Material Adverse Effect. To any Borrower's knowledge, no claim has been asserted and is pending by any Person challenging or questioning the use of any such Intellectual Property or the validity or effectiveness of any such Intellectual Property, nor does any Borrower or any of its Restricted Subsidiaries know of any valid basis for any such claim, the use of such Intellectual Property by each Borrower and each of its Restricted Subsidiaries does not infringe on the rights of any Person, and, to the knowledge of such Borrower, no Intellectual Property has been infringed, misappropriated or diluted by any other Person except for such claims, infringements, misappropriation and dilutions that, in the aggregate, would not have a Material Adverse Effect.

                  SECTION 4.18. PREFERRED STOCK. All Lobdell Preferred Stock Documents are listed on Schedule 4.18 hereto, and true, correct and complete copies of all Lobdell Preferred Stock Documents have been delivered to the Administrative Agent. All dividends, distributions, redemptions and other payments required on the Lobdell Preferred Stock are described on Schedule 4.18. Other than the Lobdell Preferred Stock, there is no other Preferred Stock as of the Effective Date.


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

                  SECTION 4.19. INVESTMENT COMPANY ACT; PUBLIC UTILITY HOLDING COMPANY ACT. Neither the Company nor any of its Subsidiaries is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended or a "holding company," or an "affiliate" or a "holding company" or a "subsidiary company" of a "holding company," as each such term is defined and used in the Public Utility Holding Company Act of 1935, as amended. Neither the Company nor any of its Subsidiaries is subject to regulation under any federal or state statute or regulation which limits its ability to incur Indebtedness.

                  SECTION 4.20. SENIOR SUBORDINATED DEBT DOCUMENTS. All representations and warranties of each Borrower and any of its Subsidiaries contained in any Senior Subordinated Debt Document are true and correct in all material respects. All agreements, instruments and documents executed or delivered pursuant to the issuance of the Senior Subordinated Notes are described on Schedule 4.20. All such Obligations are "Senior Debt " and "Designated Senior Debt" as defined in the Senior Subordinated Debt Documents and, other than the Obligations, there is no other "Designated Senior Debt" thereunder. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the Senior Subordinated Debt Documents and each of the Senior Subordinated Debt Documents is in full force and effect. Other than pursuant to the Senior Subordinated Notes, there is no obligation pursuant to any Senior Subordinated Debt Document or other document or agreement evidencing or relating to any Subordinated Debt outstanding or to be outstanding on the Effective Date which obligates the Company to pay any principal or interest or redeem any of its Stock or incur any other monetary obligation. The Term Loan was incurred pursuant to, and in full compliance with, Section 4.3(a) of the Senior Subordinated Note Indentures, and the Term Loan is classified as Indebtedness incurred under Section 4.3(a) of the Senior Subordinated Note Indentures and is not classified as Indebtedness outstanding or incurred pursuant to Section 4.3(b) of the Senior Subordinated Note Indentures; and all other Loans and Letter of Credit Obligations, up to the full amount of the aggregate Revolving Credit Commitments, have been or will be incurred pursuant to Section 4.3(b) of the Senior Subordinated Note Indentures and do not need to meet the requirements of Section 4.3(a).

                  SECTION 4.21. UNRESTRICTED SUBSIDIARIES. Other than the guaranties permitted by Section 6.2(h), neither the Company nor any Restricted Subsidiary of the Company is liable, directly or indirectly, for any of the Indebtedness or other liabilities of any Unrestricted Subsidiary or has any Guaranty Obligation with respect to any Unrestricted Subsidiary, other than trade payables for the sale of goods in the ordinary course of business and in compliance with Section 6.11. The Total Assets of the Unrestricted Subsidiaries (other than Wackenhut) as of the Effective Date do not exceed $100,000.

                  SECTION 4.22. MATERIAL AGREEMENTS. No Borrower or any Subsidiary thereof is a party to any agreement or instrument or subject to any charter or other corporate restriction which would have a Material Adverse Effect. No Borrower or any Subsidiary thereof is in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default would have a Material Adverse Effect.

                  SECTION 4.23. COMPLIANCE WITH LAWS. Each Borrower and its Subsidiaries have complied with all applicable statutes, rules, regulations, orders and restrictions of any domestic or foreign government or any instrumentality or agency thereof having jurisdiction over the conduct of their respective businesses or the ownership of their respective property except for any failure to comply with any of the foregoing which would not have a Material Adverse Effect.

                  SECTION 4.24. MANAGEMENT FEES. Oxford Investment Group, Inc. has acknowledged and agreed to the restrictions set forth in Section 6.18 with respect to the limitation on payments by the Company or any Guarantor of management, consulting or similar fees or amounts that may become due to Oxford Investment Group, Inc.


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

                  SECTION 4.25. MEXICAN FACILITY. All representations and warranties of the Company or any of its Subsidiaries contained in any Mexican Facility Document are true and correct in all material respects. All agreements, instruments and documents executed or delivered pursuant to the Mexican Facility are described on Schedule 4.25. There is no event of default or event or condition which could become an event of default with notice or lapse of time or both, under the Mexican Facility Documents and each of the Mexican Facility Documents is in full force and effect. The Mexican Facility provides an aggregate of $75,000,000 of financing and provides sufficient financing to complete the acquisition, construction and equipping of the Mexican Manufacturing Facility. No commitment to lend or otherwise advance funds has been terminated under the Mexican Facility Documents. The maximum amount of the Mexican Facility Tranche A Loans is $63,000,000. The obligations and liabilities under the Mexican Facility Tranche A Guaranty do not and will not exceed the outstanding amount of the Mexican Facility Tranche A Loans and, other than the Mexican Facility Guaranty, there are no, and will not be any, liabilities or obligations, direct, contingent or otherwise, of any kind owing by the Company or any of its Subsidiaries (other than the Mexican Subsidiaries) pursuant to the Mexican Facility Documents or otherwise under the Mexican Facility.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

                  The Company and, as applicable, each of the Borrowers covenant and agree that, until the termination of all Commitments and Letters of Credit and thereafter until payment in full of the Obligations of the Borrowers under this Agreement, any Hedging Contract with any Lender and any other Loan Document, unless the Requisite Lenders shall otherwise consent in writing, it shall, and shall cause each of its Restricted Subsidiaries to:

                  SECTION 5.1. PRESERVATION OF CORPORATE EXISTENCE, ETC. Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and its qualification as a foreign corporation or other organization in good standing in each jurisdiction in which such qualification is necessary under applicable law, and the rights, licenses, permits (including those required under Environmental Laws), franchises, patents, copyrights, trademarks and trade names material to the conduct of its businesses, except to the extent any of the foregoing would not have a Material Adverse Effect; and defend all of the foregoing against all claims, actions, demands, suits or proceedings at law or in equity or by or before any governmental instrumentality or other agency or regulatory authority.

                  SECTION 5.2. COMPLIANCE WITH LAWS, ETC. Comply in all respects with all applicable laws, rules, regulations and orders of any governmental authority, whether federal, state, local or foreign (including without limitation ERISA, the Code and Environmental Laws), in effect from time to time, except to the extent any of the foregoing would not have a Material Adverse Effect; and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income, revenues or property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise, which, if unpaid, might give rise to Liens upon such properties or any portion thereof, except to the extent that payment of any of the foregoing is then being contested in good faith by appropriate legal proceedings and with respect to which adequate financial reserves have been established on the books and records of the Company or the appropriate Restricted Subsidiary in conformity with GAAP.

                  SECTION 5.3. MAINTENANCE OF PROPERTIES; INSURANCE. (a) Maintain, preserve and protect all property that is material to the conduct of the business of the Company or any of its Restricted Subsidiaries and keep such property in good repair, working order and condition and from time to time


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

make, or cause to be made all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith may be properly conducted at all times in accordance with customary and prudent business practices for similar businesses, except to the extent any of the foregoing would not have a Material Adverse Effect; (b) maintain, preserve and protect all rights, permits, licenses, approvals and privileges (including all Permits) which are used or useful or necessary in the conduct of its business, and all Intellectual Property with respect to its business; except where the failure to so maintain, preserve and protect would not in the aggregate have a Material Adverse Effect; (c) maintain in full force and effect insurance with responsible and reputable insurance companies or associations in such amounts, on such terms and covering such risks, including fire and other risks insured against by extended coverage, as is usually carried by companies engaged in similar businesses and owning similar properties similarly situated and maintain in full force and effect public liability insurance, insurance against claims for personal injury or death or property damage occurring in connection with any of its activities or any properties owned, occupied or controlled by it, in such amount as it shall reasonably deem necessary, and maintain such other insurance as may be required by law or as may be reasonably requested by the Requisite Lenders for purposes of assuring compliance with this Section 5.3; and (d) cause all such insurance to name the Collateral Agent on behalf of the Secured Parties as additional insured or loss payee, as appropriate, and to provide that no cancellation, material addition in amount or material change in coverage shall be effective until after 30 days' written notice thereof to the Administrative Agent.

                  SECTION 5.4. REPORTING REQUIREMENTS. Furnish to the Lenders and the Administrative Agent the following:

                  (a) Promptly and in any event within three calendar days after becoming aware of the occurrence of (i) any Default or Event of Default, (ii) the commencement of any material litigation against, by or affecting the Company or any of its Restricted Subsidiaries, and any material developments therein, or
(iii) entering into any material Contractual Obligation that is not entered into in the ordinary course of business or (iv) any development in the business or affairs of the Company or any of its Restricted Subsidiaries which has resulted in or which is likely in the reasonable judgment of the Company, to result in a Material Adverse Effect, a statement of a Responsible Officer of the Company setting forth details of each such Default or Event of Default or such litigation, material Contractual Obligation or development and the action which the Company or such Subsidiary, as the case may be, has taken and proposes to take with respect thereto;

                  (b) As soon as available and in any event within 20 days after the end of each month ending prior to, and on, March 31, 2003, (i) the Borrower's good faith and reasonable estimate of EBITDA of the Company and its Restricted Subsidiaries, as of the last day of such month, for the period commencing at the end of the previous month and ending with the end of such month and, after April 1, 2002, setting forth in each case in comparative form the corresponding figures for the corresponding period of the preceding Fiscal Year, (ii) a report setting forth the aggregate amount of each of the accounts receivable and accounts payable by the Company's Domestic Subsidiaries and Canadian Subsidiaries, (iii) prior to the Covenant Reversion Date, cash flow forecasts for the Company's Domestic Subsidiaries and Canadian Subsidiaries for the next succeeding three months and (iv) a summary of the inventory of the Company and its Restricted Subsidiaries as of the last day of such month, in each case in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with GAAP (other than with respect to EBITDA calculations for the Foreign Subsidiaries), together with a certificate of a Responsible Officer of the Company stating that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto;


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
                  (c) As soon as available and in any event within 45 days after the end of each of the first three Fiscal Quarters of the Company, (i) the consolidated and consolidating balance sheets of the Company and its Restricted Subsidiaries as of the end of such Fiscal Quarter, and the related consolidated and consolidating statements of income, retained earnings and changes in cash flows for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, (ii) the Borrower's good faith and reasonable estimate of Total Debt of the Company and its Restricted Subsidiaries, as of the end of such Fiscal Quarter, and (iii) a schedule setting forth the aggregate amount of each of the accounts receivable and accounts payable by the Company and its Subsidiaries and the age of each such account, all in reasonable detail and duly certified (subject to year-end audit adjustments) by the Chief Financial Officer or Treasurer of the Company as having been prepared in accordance with GAAP, together with a certificate of a Responsible Officer of the Company stating (x) that no Default or Event of Default has occurred and is continuing or, if a Default or Event of Default has occurred and is continuing, a statement setting forth the details thereof and the action which the Company has taken and proposes to take with respect thereto and (y) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing a calculation of the Leverage Ratio for purposes of determining the Applicable Margin and the Applicable Unused Commitment Fee Rate and compliance with Section 6.1 is in conformity with the terms of this Agreement;

                  (d) As soon as available and in any event within 90 days after the end of each Fiscal Year, (i) a copy of the consolidated balance sheet of the Company and its Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income, retained earnings and changes in cash flows of the Company and its Subsidiaries for such Fiscal Year, with a customary audit report of PricewaterhouseCoopers LLP, or other independent certified public accountants selected by the Company and acceptable to the Administrative Agent, without qualifications unacceptable to the Administrative Agent, and including a unaudited schedule in form acceptable to the Administrative Agent prepared by such accountants setting forth the consolidating balance sheet of the Company and its Restricted Subsidiaries as of the end of such Fiscal Year and the related consolidating statements of income, retained earnings and changes in cash flows of the Company and its Restricted Subsidiaries for such Fiscal Year,
(ii) the Borrower's good faith and reasonable estimate of Total Debt of the Company and its Restricted Subsidiaries, as of the end of such Fiscal Year, and
(iii) a schedule setting forth the aggregate amount of each of the accounts receivable and accounts payable by the Company and its Subsidiaries and the age of each such account, and (iv) a certificate of a Responsible Officer of the Company stating (A) that no Default or Event of Default has occurred and is continuing and, if such a Default or Event of Default exists and is continuing, a statement setting forth the nature and status thereof, and (B) that a computation (which computation shall accompany such certificate and shall be in reasonable detail) showing a calculation of Leverage Ratio for purposes of determining the Applicable Margin and the Applicable Unused Commitment Fee Rate and compliance with Section 6.1 is in conformity with the terms of this Agreement and showing such other matters as required by the Administrative Agent from time to time, all in form and substance satisfactory to the Administrative Agent;

                  (e) Promptly after the sending or filing thereof, copies of all reports, proxy statements and financial statements which the Company or any of its Subsidiaries sends to or files with any of their respective security holders or any securities exchange or the Securities and Exchange Commission or any successor agency thereof;

                  (f) As soon as available and in any event at least 30 days prior to the end of each Fiscal Year, copies of preliminary capital and operating budgets and financial forecasts for the Company and its Subsidiaries for each Fiscal Year through the Term Loan Maturity Date, and as soon as available in any event within 30 days after the end of each Fiscal Year of the Company, copies of the final capital

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


and operating budgets and financial forecasts for the Company and its Subsidiaries for such Fiscal Year, in each case prepared on both a consolidated and consolidating basis and for a twelve-month period (or more frequent period if so prepared by the Company in the ordinary course) by or under the direction of the Chief Financial Officer or Treasurer of the Company in form and detail satisfactory to the Administrative Agent, and, promptly and in any event within 10 days after preparation thereof, copies of any material revisions to such budgets and forecasts;

                 (g) Promptly and in any event within 10 calendar days after receiving or becoming aware thereof (A) a copy of any notice of intent to terminate any Title IV Plan of the Company, any of its Subsidiaries or any ERISA Affiliate filed with the PBGC, (B) a statement of the Chief Financial Officer or Treasurer of the Company setting forth the details of the occurrence of any Reportable Event with respect to any such Title IV Plan, (C) a copy of any notice that the Company, any of its Subsidiaries or any ERISA Affiliate may receive from the PBGC relating to the intention of the PBGC to terminate any such Title IV Plan or to appoint a trustee to administer any such Title IV Plan, or (D) a copy of any notice of failure to make a required installment or other payment within the meaning of Section 412(n) of the Code or Section 302(f) of ERISA with respect to any such Title IV Plan;

                 (h) Promptly and in any event within 10 days after receipt, a copy of any management letter or comparable analysis prepared by the auditors for the Company or any of its Subsidiaries;

                 (i) Promptly after the sending or filing thereof, copies of all reports, financial statements and other documents which the Company or any of its Subsidiaries is required to deliver pursuant to the Mexican Facility Documents;

                 (j) Promptly, such other information respecting the business, properties, operations or condition, financial or otherwise, of the Company or any of its Restricted Subsidiaries or any of its Unrestricted Subsidiaries with respect to which the Company or any of its Restricted Subsidiaries has any Guaranty Obligation or other contingent liability as any Lender or the Administrative Agent may from time to time reasonably request;

                 (k) Promptly after the commencement thereof, the Company shall give the Administrative Agent written notice of the commencement of all actions, suits and proceedings before any domestic or foreign Governmental Authority or arbitrator, affecting any Borrower or any of the Company's Subsidiaries, which in the reasonable judgment of the Company or any Subsidiary, expose any Borrower or any Subsidiary to liability in an amount aggregating $200,000 or more or which, if adversely determined, could have a Material Adverse Effect;

                 (l) Promptly after becoming aware of the same, the Company shall give the Administrative Agent written notice of (a) any material labor dispute to which any Borrower or any of the Company's Subsidiaries is or may become a party, including any strikes, lockouts or other disputes relating to any of such Person's plants and other facilities, and (b) any Worker Adjustment and Retraining Notification Act or related liability incurred with respect to the closing of any plant or other facility of any of such Person;

                 (m) Upon the request of any Lender, through the Administrative Agent, the Company will provide copies of all federal, state, local and foreign tax returns and reports filed by the Company or any of its Subsidiaries in respect of taxes measured by income (excluding sales, use and like taxes);

                 (n) Prior to any Asset Sale anticipated to generate in excess of $2,000,000 (or its Dollar Equivalent) in Net Cash Proceeds, the Company shall send the Administrative Agent a notice (a)

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


describing such Asset Sale or the nature and material terms and conditions of such transaction and (b) stating the estimated Net Cash Proceeds anticipated to be received by the Company or any of its Subsidiaries;

                 (o) The Company shall provide written notice to the Administrative Agent promptly and in any event within 10 days of any Borrower or any Subsidiary learning of any of the following:

                     (i) that any Loan Party is or may be liable to any Person as a result of a Release or threatened Release which could reasonably be expected to subject such Loan Party to Environmental Liabilities and Costs of $100,000 or more;

                     (ii) the receipt by any Loan Party of notification that any real or personal property of such Loan Party is or is reasonably likely to be subject to any Environmental Lien;

                     (iii) the receipt by any Loan Party of any notice of violation of or potential liability under, or knowledge by such Loan Party that there exists a condition which could reasonably be expected to result in a violation of or liability under any Environmental Law, except for violations and liabilities the consequence of which in the aggregate would have no reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $100,000 or more;

                     (iv) the commencement of any judicial or administrative proceeding or investigation alleging a violation of or liability under any Environmental Law, which in the aggregate, if adversely determined, would have a reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $100,000 or more;

                     (v) any proposed acquisition of stock, assets or real estate, or any proposed leasing of property, or any other action by any Loan Party or any of its Subsidiaries other than those the consequences of which in the aggregate have reasonable likelihood of subjecting the Loan Parties collectively to Environmental Liabilities and Costs of $100,000 or less;

                     (vi) any proposed action by any Loan Party or any of its Subsidiaries or any proposed change in Environmental Laws which in the aggregate have a reasonable likelihood of requiring the Loan Parties to obtain additional environmental, health or safety Permits or make additional capital improvements to obtain compliance with Environmental Laws that in the aggregate would cost $100,000 or more or subject the Loan Parties to additional Environmental Liabilities and Costs of $100,000 or more; and

                     (vii) upon written request by any Lender through the Administrative Agent, a report providing an update of the status of any environmental, health or safety compliance, hazard or liability issue identified in any notice or report delivered pursuant to this Agreement.

                 SECTION 5.5. ACCOUNTING; ACCESS TO RECORDS, BOOKS, ETC. Maintain a system of accounting established and administered in accordance with sound business practices to permit preparation of financial statements in accordance with GAAP and to comply with the requirements of this Agreement and, at any reasonable time and from time to time, (i) during regular business hours, permit any Lender or the Administrative Agent or any agents or representatives thereof to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Company and its Subsidiaries, and to discuss the affairs, finances and accounts of the Company and its Subsidiaries with their respective directors, officers, employees and independent auditors, and by this provision the Company hereby authorizes such Persons to discuss such affairs, finances and accounts with any Lender


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


or the Administrative Agent and (ii) during regular business hours, permit the Administrative Agent or any of its agents or representatives to conduct a comprehensive field audit of its and its Subsidiaries' books, records, properties and assets, including without limitation all collateral subject to the Collateral Documents, provided that prior to an Event of Default no more than one such field audit (exclusive of any field audits prior to the Effective Date, which are at the expense of the Borrowers) per fiscal year shall be at the expense of the Borrowers.

                 SECTION 5.6. MAINTENANCE OF BUSINESS LINES. Maintain all principal lines of business in which the Company or any of its Restricted Subsidiaries is presently engaged.

                 SECTION 5.7. ENVIRONMENTAL MATTERS.

                 (a) The Company shall, and shall cause any Subsidiary to, comply in all material respects with Environmental Laws and, without limiting the foregoing, the Company shall, at its sole cost and expense, upon receipt of any notification or otherwise obtaining knowledge of any Release or other event that has any reasonable likelihood of resulting in the Company and its Subsidiaries incurring Environmental Liabilities and Costs in excess of $100,000, (i) conduct or pay for consultants to conduct, tests or assessments of environmental conditions at such operations or properties, including the investigation and testing of subsurface conditions and (ii) take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address the Release or event; subject to Loan Party's right to appeal or contest such requirements.

                 (b) The Company shall conduct periodic reviews of its operations and properties and those of its Subsidiaries to ensure compliance with the environmental provisions of this Agreement.

                 (c) The Company and its Subsidiaries shall cause any real property owned, operated or leased by the Company or its Subsidiaries (the "Property") to be kept free of Hazardous Materials except to the extent such Hazardous Materials are stored and/or used in compliance with applicable Environmental Laws and except as provided on Schedule 4.14 and, without limiting the foregoing, not cause or permit such Property or any portion thereof to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce or process Hazardous Materials except in compliance with all applicable Environmental Laws; and not cause or permit, as a result of any intentional or unintentional act or omission on the part of the Company, its Subsidiaries, or any tenant, subtenant, or occupant, a Release of Hazardous Materials on, under or about the Property or any portion thereof or onto any other contiguous property in violation of Environmental Laws, further, the Company and its Subsidiaries shall take such Remedial Action, investigational or other action as required by Environmental Laws or as any Governmental Authority requires or as is appropriate and consistent with good business practice to address those matters disclosed on Schedule 4.14.

                 (d) The Company shall provide the Administrative Agent with copies of all reports, investigations, sampling results or other written documentation prepared by or for the Company or its subsidiaries relating to Releases of Hazardous Materials, to the extent requested by the Administrative Agent.

                 (e) If the Company fails to conduct an assessment, investigation or remediation required under this Section 5.7 to the satisfaction of the Administrative Agent and the Requisite Lenders or fails to provide Administrative Agent with copies of the written documentation referenced above, the Administrative Agent may at its option and at the expense of Company conduct such assessment, investigation, or remediation; provided that Agent provides notice to Company of its intent to conduct such work.


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



                 SECTION 5.8. ADDITIONAL COLLATERAL AND GUARANTIES.

                 (a) At least 15 Business Days prior to (i) entering into any real property lease (other than a renewal of an existing real property lease) for the principal place of business and chief executive office of the Company or any other Restricted Subsidiary or any other real property lease (including any renewal) in which the annual rental payments are anticipated to equal or exceed $1,000,000 or (ii) acquiring of any material owned real property, the Company shall, and shall cause such Restricted Subsidiary to, provide the Administrative Agent written notice thereof. Upon written request of the Administrative Agent, the Company shall, and shall cause such Restricted Subsidiary to, execute and deliver to the Administrative Agent, immediately upon the acquisition of any such leased or owned real property, a mortgage, deed of trust, assignment or other appropriate instrument evidencing a Lien in favor of the Collateral Agent for the benefit of the Secured Parties, upon any such lease or real property, together with such title policies, certified surveys, and local counsel opinions with respect thereto and such other agreements, documents and instruments which the Administrative Agent deems necessary or desirable, the same to be in form and substance satisfactory to the Administrative Agent and to be subject only to
(i) Permitted Liens and (ii) such other Liens as the Administrative Agent may reasonably approve.

                 (b) To the extent not delivered to the Administrative Agent on or before the Effective Date, the Borrowers agree promptly to (i) execute and deliver to the Administrative Agent such amendments to the Collateral Documents as the Administrative Agent deems necessary or advisable in order to grant to the Collateral Agent, for the benefit of the Secured Parties, a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of any Subsidiary which are owned by the Borrowers or any of its Restricted Subsidiaries and requested to be pledged by the Administrative Agent; provided, however, that the Stock of any Restricted Subsidiary shall be pledged to the Collateral Agent only to the extent such pledge of Stock would not result in material adverse tax consequences to the Company and its Restricted Subsidiaries, taken as a whole, (ii) deliver to the Administrative Agent the certificates (if any) representing such Stock and Stock Equivalents and other debt Securities, together with (A) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (B) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the Borrowers or such Subsidiary, as the case may be, (iii) in the case of any such new Subsidiary that is a Domestic Subsidiary cause such new Subsidiary (A) to become a party to the Guaranty and the applicable Collateral Documents and (B) to take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Collateral described in the Collateral Documents with respect to such new Subsidiary, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent, (iv) in the case of any Restricted Subsidiary acquired pursuant to Section 6.9(a), take such actions necessary or advisable to grant to the Collateral Agent for the benefit of the Secured Parties a perfected security interest in the Stock and Stock Equivalents, other debt Securities and property pledged to the Company pursuant to the provisions of Section 6.9(a), as may be reasonably requested by the Administrative Agent and (v) if requested by the Administrative Agent, deliver to the Administrative Agent and Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                 SECTION 5.9. TERMS OF OTHER INDEBTEDNESS. If at any time any Borrower or Guarantor shall enter into or be a party to any instrument or agreement with respect to any Indebtedness which in the aggregate, together with any related Indebtedness, exceeds $500,000, including all such instruments or agreements in existence as of the date hereof and all such instruments or agreements entered into after the date hereof, relating to or amending any terms or conditions applicable to any of such Indebtedness which includes covenants, terms, conditions or defaults not substantially provided for in this Agreement or more favorable to the lender or lenders thereunder than those provided for in this Agreement, then the Company shall promptly so advise the Administrative Agent and the Lenders. Thereupon, if the Administrative Agent shall request, upon notice to the Borrowers, the Administrative Agent and the Lenders shall enter into an amendment to this Agreement or an additional agreement (as the Administrative Agent may request), providing for substantially the same covenants, terms, conditions and defaults as those provided for in such instrument or agreement to the extent required and as may be selected by the Administrative Agent. In addition to the foregoing, any covenants or defaults or similar provisions (which include without limitation any provisions requiring any mandatory prepayments or defeasance under the Senior Subordinated Debt Documents or the Mexican Facility Documents) contained in any Senior Subordinated Debt Document or Mexican Facility Documents not substantially provided for in this Agreement or more favorable to the holders of Subordinated Debt or Mexican Facility Obligations issued in connection therewith are hereby incorporated by reference into this Agreement to the same extent as if set forth fully herein, and no subsequent amendment, waiver, termination or modification thereof shall affect any such covenants, terms, conditions or defaults as incorporated herein.

                 SECTION 5.10. RESTRICTED AND UNRESTRICTED SUBSIDIARIES. No Borrower or any Restricted Subsidiary of the Company shall be liable at any time, directly or indirectly, for any of the Indebtedness or other liabilities of any such Unrestricted Subsidiary or for any Guaranty Obligation with respect to any Unrestricted Subsidiary except as permitted by Section 6.2. No Restricted Subsidiary may be designated as an Unrestricted Subsidiary at any time without the prior written approval of the Administrative Agent and the Requisite Lenders. Any Unrestricted Subsidiary may be designated as a Restricted Subsidiary by the Company at any time provided that such designation is approved by the Administrative Agent. Neither any Mexican Subsidiary, the Danish Holding Company, the French Holding Company, Wackenhut, Cofimeta nor any of their Subsidiaries is or will be a guarantor or otherwise directly or contingently liable for any of the Indebtedness or other obligations pursuant to the Senior Subordinated Debt Documents, and the Borrowers are and will be at all times in compliance with all terms and conditions under the Senior Subordinated Debt Documents.

                 SECTION 5.11. FURTHER ASSURANCES. Execute and deliver, and cause each Restricted Subsidiary of the Company to execute and deliver, within 30 days after request therefor by the Requisite Lenders or the Administrative Agent, all further instruments and documents and take all further action that may be necessary or desirable, or that the Administrative Agent may request, in order to give effect to, and to aid in the exercise and enforcement of the rights and remedies of the Lenders, the Administrative Agent and the Collateral Agent under, the Loan Documents, including without limitation causing each lessor of real property to the Company or any of its Restricted Subsidiaries to execute and deliver to the Administrative Agent, prior to or upon the commencement of any tenancy, an agreement in form and substance acceptable to the Lenders and the Administrative Agent duly executed on behalf of such lessor waiving any distraint, lien and similar rights with respect to any property subject to the Collateral Documents and agreeing to permit the Lenders and the Collateral Agent to enter such premises in connection therewith. The Company further agrees to take all necessary action to ensure that the Administrative Agent and the Lenders may rely on the audited financial statements of the Company and its Subsidiaries, including without limitation any necessary acknowledgments or other consents from the Company's auditors as may be required under applicable law.

                 SECTION 5.12. POST CLOSING MATTERS. No later than 45 days after the Effective Date, or such later date as consented to by the Administrative Agent, the Administrative Agent shall have received each of the following, each in form and substance satisfactory to the Administrative Agent and in sufficient copies for each Lender and only to the extent such granting of Collateral would not violate applicable law or the Mexican Facility Documents or result in material adverse tax consequences to the Company and its Restricted Subsidiaries, taken as a whole:

                 (a) Supplements to the Guaranty to effect a guaranty of the Obligations of the Borrowing Subsidiary hereunder, duly executed by each Mexican Subsidiary of the Company;

                 (b) each Additional Foreign Collateral Document (covering, among other things, such pledges of the personal property (including Stock) and real property of Foreign Subsidiaries as the Administrative Agent shall deem appropriate), duly executed by the Mexican Subsidiaries and holders of the Stock thereof, together with, if applicable:

                     (i) evidence satisfactory to the Administrative Agent that the Collateral Agent (for the benefit of the Secured Parties) has a valid and perfected first priority security interest in the Collateral consistent with the provisions set forth in Section 5.8(b), including
         (x) such documents duly executed by each Loan Party as the Administrative Agent may request with respect to the perfection of its security interests in the Collateral (including evidence satisfactory to the Administrative Agent that patent, trademark and copyright security agreements and other applicable documents under the laws of any jurisdiction have been appropriately filed with respect to the perfection of Liens created by the applicable Additional Foreign Collateral Document) and (y) copies of all search reports as of a recent date listing all effective financing statements that name any Loan Party as debtor, together with copies of such financing statements, none of which shall cover the Collateral except for those which shall be terminated on the Effective Date);

                     (ii) share certificates representing all of certificated Pledged Stock being pledged pursuant to such Additional Foreign Collateral Documents and stock powers for such share certificates executed in blank; and

                     (iii) all instruments representing Pledged Notes being pledged pursuant to such Additional Foreign Collateral Documents duly endorsed in favor of the Collateral Agent or in blank;

                 (c) Mortgage Documents with respect to real estate located in Mexico together with (subject in each case to local law): (A) title insurance policies (or the equivalent), satisfactory in form and substance to the Administrative Agent, in its sole discretion; (B) evidence that counterparts of such Mortgage Documents have been recorded in all places to the extent necessary or desirable, in the judgment of the Administrative Agent, to create a valid and enforceable first priority lien on property described therein in favor of the Collateral Agent for the benefit of the Secured Parties (or in favor of such other trustee as may be required or desired under local law); and (C) an opinion of counsel in each jurisdiction in which any such Mortgage Document is recorded in form and substance and from counsel satisfactory to the Administrative Agent;

                 (d) a favorable opinion of counsel to the Loan Parties in Mexico in form and substance and from counsel satisfactory to the Administrative Agent, addressed to the Administrative Agent, the Collateral Agent, the Issuers and the Lenders; and

                 (e) such other certificates, documents, agreements and information respecting any Loan Party as any Lender through the Administrative Agent may reasonably request in connection with the foregoing.

                                   ARTICLE VI

                               NEGATIVE COVENANTS

                 Until the termination of all Commitments and Letters of Credit and thereafter until payment in full of the Obligations of the Borrowers under this Agreement, any Hedging Contract with any Lender and any other Loan Document, the Company, and as applicable, each of the Borrowers, agree that, unless the Requisite Lenders shall otherwise consent in writing, it shall not, and shall not permit any of its Restricted Subsidiaries to:

                 SECTION 6.1. FINANCIAL COVENANTS.

                 (a) Leverage Ratio. Fail to maintain a Leverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of not more than the maximum ratio set forth opposite such Fiscal Quarter:


     ---------------------------------- --------------------------------
     FISCAL QUARTER ENDING              MAXIMUM LEVERAGE RATIO
     ---------------------------------- --------------------------------
          June 30, 2001                             5.0 to 1
     ---------------------------------- --------------------------------
          September 30, 2001                        5.6 to 1
     ---------------------------------- --------------------------------
          December 31, 2001                         5.25 to 1
     ---------------------------------- --------------------------------
          March 31, 2002                            5.25 to 1
     ---------------------------------- --------------------------------
          June 30, 2002                             4.65 to 1
     ---------------------------------- --------------------------------
          September 30, 2002                        4.5 to 1
     ---------------------------------- --------------------------------
          December 31, 2002                         4.5 to 1
     ---------------------------------- --------------------------------
          March 31, 2003                            4.5 to 1
     ---------------------------------- --------------------------------
          June 30, 2003                             4.25 to 1
     ---------------------------------- --------------------------------
          September 30, 2003                        4.25 to 1
     ---------------------------------- --------------------------------
          December 31, 2003                         4.25 to 1
     ---------------------------------- --------------------------------
          March 31, 2004                            4.00 to 1
     ---------------------------------- --------------------------------
          June 30, 2004                             4.00 to 1
     ---------------------------------- --------------------------------
          September 30, 2004                        4.00 to 1
     ---------------------------------- --------------------------------
          December 31, 2004                         4.00 to 1
     ---------------------------------- --------------------------------
          March 31, 2005                            3.75 to 1
     ---------------------------------- --------------------------------

     ---------------------------------- --------------------------------
          FISCAL QUARTER ENDING              MAXIMUM LEVERAGE RATIO
     ---------------------------------- --------------------------------
          June 30, 2005                             3.75 to 1
     ---------------------------------- --------------------------------

                 (b) Interest Coverage Ratio. Fail to maintain an Interest Coverage Ratio, as determined as of the last day of each Fiscal Quarter set forth below, for the four Fiscal Quarters ending on such day, of at least the minimum ratio set forth opposite such Fiscal Quarter:


     ----------------------------------- --------------------------------
          FISCAL QUARTER ENDING                  MINIMUM INTEREST
                                                  COVERAGE RATIO
     ----------------------------------- --------------------------------
          June 30, 2001                              1.70 to 1
     ----------------------------------- --------------------------------
          September 30, 2001                         1.60 to 1
     ----------------------------------- --------------------------------
          December 31, 2001                          1.60 to 1
     ----------------------------------- --------------------------------
          March 31, 2002                             1.60 to 1
     ----------------------------------- --------------------------------
          June 30, 2002                              2.00 to 1
     ----------------------------------- --------------------------------
          September 30, 2002                         2.25 to 1
     ----------------------------------- --------------------------------
          December 31, 2002                          2.25 to 1
     ----------------------------------- --------------------------------
          March 31, 2003                             2.35 to 1
     ----------------------------------- --------------------------------
          June 30, 2003                              2.50 to 1
     ----------------------------------- --------------------------------
          September 30, 2003                         2.50 to 1
     ----------------------------------- --------------------------------
          December 31, 2003                          2.50 to 1
     ----------------------------------- --------------------------------
          March 31, 2004                             2.50 to 1
     ----------------------------------- --------------------------------
          June 30, 2004                              2.75 to 1
     ----------------------------------- --------------------------------
          September 30, 2004                         2.75 to 1
     ----------------------------------- --------------------------------
          December 31, 2004                          2.75 to 1
     ----------------------------------- --------------------------------
          March 31, 2005                             2.75 to 1
     ----------------------------------- --------------------------------
          June 30, 2005                              3.00 to 1
     ----------------------------------- --------------------------------


                 (c) Capital Expenditures. Acquire or contract to acquire any fixed asset or make any other Capital Expenditure if the aggregate purchase price and other acquisition costs of all such fixed assets acquired and other Capital Expenditures made by the Company or any of its Restricted Subsidiaries during any Fiscal Year set forth below would exceed, on a consolidated basis, the amount set forth opposite such Fiscal Year, plus:

                 (i) if the aggregate EBITDA of the Company for the two Fiscal Quarters ending September 30, 2001, exceeds $34,000,000, an amount equal to each dollar of EBITDA in excess of $34,000,000, up to a maximum of $5,000,000; and

                 (ii) following the Covenant Reversion Date, the sum of:

                      (A) 20% of the net book value, or, if appraisals of such fixed assets have been obtained, 15% of the orderly liquidation value of such fixed assets which consist of equipment and of the fair market value of real property which consists of real estate (in each case, as determined by an appraisal acceptable to the Administrative Agent) acquired in a Permitted Acquisition, to be added as of the effective date of such Acquisition, or in the case of Permitted Acquisitions consummated prior to the Covenant Reversion Date, on the Covenant Reversion Date (and on a pro rata basis for the Fiscal Year in which such Acquisition occurs); and

                      (B) the amount of Capital Expenditures allowed for the previous Fiscal Year (without giving effect to any increase in the amount thereof caused by this clause (B) or any reduction pursuant to the immediately following proviso) minus the amount of actual Capital Expenditures for the previous Fiscal Year;

provided however, if

                 (i) the Company fails to maintain a minimum EBITDA as required by Section 6.1(d) for either the Fiscal Quarter ending June 30, 2001 or the Fiscal Quarter ending September 30, 2001, the Maximum Capital Expenditure permitted during the Fiscal Year ending March 31, 2002 shall be reduced by $7,000,000;

                 (ii) the Covenant Reversion Date occurs prior to December 31, 2002, the Maximum Capital Expenditure permitted during the Fiscal Year ending March 31, 2003 shall be increased by $7,500,000; and

                 (iii) the Company achieves a Leverage Ratio that is less than 4:1 in any of the first three Fiscal Quarters in the Fiscal Year ending March 31, 2003, the Maximum Capital Expenditure permitted during the Fiscal Year ending March 31, 2003 shall be increased by $15,000,000;

provided further, however, that in no event shall the immediately preceding clauses (ii) and (iii) cause the Maximum Capital Expenditure for the Fiscal Year ending March, 31, 2003 to be increased by more than $15,000,000.


            -------------------------------------- ---------------------------
                     FISCAL YEAR ENDING                   MAXIMUM CAPITAL
                                                            EXPENDITURE
            -------------------------------------- ---------------------------

                       March 31, 2001                     $65,000,000
            -------------------------------------- ---------------------------
                       March 31, 2002                     $65,000,000
            -------------------------------------- ---------------------------
                       March 31, 2003                     $55,000,000
            -------------------------------------- ---------------------------

      -------------------------------------- ---------------------------
                 March 31, 2004                     $75,000,000
      -------------------------------------- ---------------------------
                 March 31, 2005                     $80,000,000
      -------------------------------------- ---------------------------

                 (d) Minimum EBITDA. Fail, as of the last day of each Fiscal Quarter set forth below, to have EBITDA, (a) with respect to each Fiscal Quarter ending prior to March 31, 2002, for the period commencing at the end of the previous Fiscal Year and ending with the end of such Fiscal Quarter and (b) with respect to each Fiscal Quarter ending March 31, 2002 and thereafter, for the four Fiscal Quarters ending on such day, in each case, of not less than the amount set forth opposite such Fiscal Quarter:


     ----------------------------------- --------------------------------
          FISCAL QUARTER ENDING                 MINIMUM EBITDA
     ----------------------------------- --------------------------------
          June 30, 2001                                $17,000,000
     ----------------------------------- --------------------------------
          September 30, 2001                           $29,500,000
     ----------------------------------- --------------------------------
          December 31, 2001                            $49,000,000
     ----------------------------------- --------------------------------
          March 31, 2002                               $75,000,000
     ----------------------------------- --------------------------------
          June 30, 2002                                $85,000,000
     ----------------------------------- --------------------------------
          September 30, 2002                           $95,000,000
     ----------------------------------- --------------------------------
          December 31, 2002                           $103,000,000
     ----------------------------------- --------------------------------
          March 31, 2003                              $110,000,000
     ----------------------------------- --------------------------------


                 SECTION 6.2. INDEBTEDNESS. Create, incur, assume or in any manner become liable in respect of, or suffer to exist, any Indebtedness other than:

                 (a) The Secured Obligations;

                 (b) The Indebtedness described in Schedule 6.2, including Guaranty Obligations, provided that no increase in the principal amount thereof (as such amount is reduced from time to time) shall be permitted and no modifications of the terms thereof which would result in an earlier final maturity date or decreased weighted average life thereof shall be permitted;

                 (c) Indebtedness of (i) any Domestic Subsidiary that is a Subsidiary Guarantor owing to any Borrower or any other Subsidiary Guarantor,
(ii) any Canadian Subsidiary that is a Subsidiary Guarantor owing to any Borrower or any other Subsidiary Guarantor, (iii) any Foreign Subsidiary (other than a Canadian Subsidiary) to any other Foreign Subsidiary (other than a Canadian Subsidiary) and (iv) any Foreign Subsidiary (other than a Canadian Subsidiary) to the Company; provided, however, that any such Indebtedness owing by any Loan Party shall be fully subordinated to the Obligations; provided further, however, that upon the incurrence of Indebtedness described in clauses
(iii) and (iv) above, the conditions of Section 6.9(a), if applicable, shall have been satisfied;

                 (d) (i) Prior to the Covenant Reversion Date, Indebtedness of Foreign Subsidiaries, other than Canadian Subsidiaries, constituting purchase money debt and Capital Leases in aggregate outstanding principal amount not exceeding $10,000,000 at any time; and (ii) from the Covenant Reversion Date and thereafter, Indebtedness of the Company and its Restricted Subsidiaries constituting purchase money debt and Capital Leases in aggregate outstanding principal amount not exceeding $25,000,000 at any time;

                 (e) Subordinated Debt under the Senior Subordinated Notes (or any refinancing of such Senior Subordinated Notes by the Company, provided that the terms thereof shall not, by comparison to the terms of the existing Senior Subordinated Notes: (a) increase the interest rate on such Subordinated Debt;
(b) change the dates upon which payments of principal or interest are due on such Subordinated Debt other than to extend such dates; (c) change any default or event of default other than to delete or make less restrictive any default provision therein, or add any covenant with respect to such Subordinated Debt;
(d) change the redemption or prepayment provisions of such Subordinated Debt other than to extend the dates therefor or to reduce the premiums payable in connection therewith; or (e) change or amend any other term if such change or amendment would materially increase the obligations of the obligor or confer additional material rights to the holder of such Subordinated Debt in a manner adverse to the Borrower, any of its Subsidiaries, the Administrative Agent or any Lender or Issuer), and Guaranty Obligations of the Company's Subsidiaries (other than Foreign Subsidiaries) in respect of such Subordinated Debt, in an aggregate principal amount not to exceed $202,000,000;

                 (f) Other Subordinated Debt of the Company and Guaranty Obligations of the Company's Subsidiaries (other than Foreign Subsidiaries) in respect of such other Subordinated Debt; provided, however, that (i) the Covenant Reversion Date has occurred, (ii) both before and after giving effect to such Subordinated Debt, no Event of Default or Default exists or would be caused thereby, (iii) after giving effect to such Subordinated Debt, the Leverage Ratio for the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.4 is no more than the maximum level permitted under Section 6.1(a) on a Pro Forma Basis and (iv) the Net Cash Proceeds thereof are applied to prepay the Loans pursuant to Section 2.10;

                 (g) Hedging Contracts with any Lender, any Affiliate of a Lender or other Person acceptable to the Administrative Agent; provided, however, that no Hedging Contracts shall be entered into for purposes of financial speculation;

                 (h) Guarantees by the Company of the Indebtedness of Unrestricted Subsidiaries to the extent permitted by, and subject to the terms of, Section 6.9(d);

                 (i) Indebtedness solely in connection with the factoring of receivables by European Restricted Subsidiaries or securitization of receivables by Restricted Subsidiaries, in each case in the ordinary course of business and on customary terms and conditions; provided, that all documentation providing for such factoring and securitization arrangements shall be in form and substance acceptable to the Administrative Agent, the obligations thereunder shall be non-recourse to the Company and its Restricted Subsidiaries and the aggregate outstanding amount thereof shall not exceed $100,000,000; provided further however, that during the period commencing on the Effective Date and ending on the Covenant Reversion Date, no Indebtedness shall be permitted in connection with securitization transactions by the Company or any Restricted Subsidiary;

                 (j) Indebtedness of European Restricted Subsidiaries; provided, however, that such Indebtedness shall be non-recourse to the Company and its Restricted Subsidiaries and at any time the aggregate principal amount of all such Indebtedness is less than $20,000,000;

                 (k) Obligations in respective of synthetic leases to the extent permitted under Section 6.11; and

                 (l) Deferred purchase price obligations in the maximum amount of $15,000,000 arising out of the Aries Acquisition.

                 Notwithstanding the above or anything else herein to the contrary, neither OASP I, OASP II, the Danish Holding Company nor the French Holding Company shall have any Indebtedness other than a guaranty by OASP I and OASP II of the Obligations, a subordinated guaranty by OASP I and OASP II in favor of the holders of the obligations owing under the Senior Subordinated Notes and a guarantee by the French Holding Company in the amount of 66,000,000 French Francs of the debt of Cofimeta Defeasance Company incurred in connection with the closing of purchase of Cofimeta, Indebtedness permitted pursuant to
Section 6.2(c) and 6.9(a), (b) and (e)(ii), the deferred purchase price obligations referred to in Schedule 6.2 and the aggregate amount of the Indebtedness of Cofimeta and its Subsidiaries shall be limited to (x) existing Indebtedness of Cofimeta and its Subsidiaries, as reduced from time to time, (y) other Indebtedness allowed under Section 6.2(i) and (z) future unsecured and secured (to the extent secured by assets acceptable to the Administrative Agent) Indebtedness for working capital and Capital Expenditures.

                 SECTION 6.3. LIENS. Create, incur or suffer to exist any Lien on any of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired, of the Company or any of its Restricted Subsidiaries, other than:

                 (a) Customary Permitted Liens;

                 (b) Liens created pursuant to the Collateral Documents and Liens expressly permitted by the Collateral Documents;

                 (c) Each Lien described in Schedule 6.3 may be suffered to exist upon the same terms as those existing on the date hereof, but no increase in the principal amount thereof shall be permitted;

                 (d) Any Lien created to secure payment of a portion of the purchase price of, or existing at the time of acquisition of, any tangible fixed asset acquired by the Company or any of its Restricted Subsidiaries may be created or suffered to exist upon such fixed asset if the outstanding principal amount of the Indebtedness secured by such Lien does not at any time exceed 100% of the purchase price paid by the Company or such Restricted Subsidiary for such fixed asset and the aggregate principal amount of all Indebtedness secured by such Liens does not exceed the amount permitted under Section 6.2(d); provided, however, that such Lien does not encumber any other asset at any time owned by the Company or such Restricted Subsidiary, and that not more than one such Lien shall encumber such fixed asset at any one time and neither OASP I, OASP II, the Danish Holding Company nor the French Holding Company shall incur or permit or suffer any such Lien to exist;

                 (e) The interest or title of a lessor under any operating lease otherwise permitted under this Agreement with respect to the property subject to such lease to the extent performance of the obligations of the Company or its Restricted Subsidiary thereunder are not delinquent;

                 (f) Liens on accounts receivable of Restricted Subsidiaries securing the Indebtedness permitted by Section 6.2(i) and other Liens on the assets of Cofimeta and its Subsidiaries to the extent securing Indebtedness permitted by clause (z) of the last paragraph of Section 6.2;

                 (g) Liens securing guarantees of synthetic leases to the extent permitted under Section 6.11, subject to intercreditor arrangements acceptable to the Administrative Agent;

                 (h) any Lien securing the renewal, extension, refinancing or refunding of any Indebtedness secured by any Lien permitted by clauses (c), (d) or (h) of this Section 6.3 without any change in the assets subject to such Lien; and

                 (i) Liens securing Indebtedness permitted pursuant to Section 6.2(c), provided that any such Liens are assigned to the Collateral Agent pursuant to the Collateral Documents.

                 SECTION 6.4. MERGER; ACQUISITIONS; ETC. Purchase or otherwise acquire, whether in one or a series of transactions, directly or indirectly, by merger or otherwise, all or a substantial portion of the business assets, rights, revenues or property, real, personal or mixed, tangible or intangible, of any Person, or all or a substantial portion of the Stock of any other Person; nor merge or consolidate or amalgamate with any other Person or take any other action having a similar effect (any such transaction being an "Acquisition"); provided, however, that this Section 6.4 shall not prohibit, (x) at any time, any Acquisition consideration for which is paid solely with Net Equity Proceeds, any Acquisition set forth on Schedule 6.4(a), and, if consummated prior to the Covenant Reversion Date, in the sole discretion of the Requisite Lenders, the Acquisition set forth on Schedule 6.4(b), and (y) following the Covenant Reversion Date, any other Acquisition; provided that, in each case:

                      (i) if such Acquisition involves the Company, the Company shall be the surviving or continuing corporation thereof;

                      (ii) immediately before and after giving effect to such Acquisition, no Default or Event of Default shall exist or shall have occurred and be continuing, the representations and warranties contained in Article IV and in the other Loan Documents shall be true and correct on and as of the date thereof (both before and after such Acquisition is consummated) as if made on the date such Acquisition is consummated and, immediately after giving effect to such Acquisition, the Borrowers shall be in compliance with Section 5.8;

                      (iii) at least 10 Business Days' prior to the consummation of such Acquisition, the Company shall have provided to the Lenders an opinion of counsel and a certificate of the Chief Financial Officer or Treasurer of the Company (attaching pro forma computations acceptable to the Administrative Agent to demonstrate compliance with all financial covenants hereunder on a Pro Forma Basis), each stating that such Acquisition complies with this Section 6.4, all laws and regulations and that any other conditions under this Agreement relating to such transaction have been satisfied, and such certificate shall contain such other information and certifications as requested by the Administrative Agent and be in form and substance satisfactory to the Administrative Agent;

                      (iv) at least 10 Business Days' prior to the consummation of such Acquisition, the Company shall have delivered all acquisition documents and other agreements and documents relating to such Acquisition, and the Administrative Agent shall have completed a satisfactory review thereof and completed such other due diligence satisfactory to the Administrative Agent; provided, however, that if such Acquisition is being done by an Unrestricted Subsidiary or involves Unrestricted Subsidiaries only, then the requirements of this clause (iv) will be satisfied if the Company provides the Lenders with a certificate representing that neither the Company nor any Restricted Subsidiary shall be liable, directly or indirectly, for any of the Indebtedness or other liabilities of such Unrestricted Subsidiary or for any Guaranty Obligation with respect to any such Unrestricted Subsidiary except as permitted by Section 6.2, provided further, however that if such Acquisition is being done by a Restricted Subsidiary, the provisions of Section 6.9(a), if applicable, shall have been satisfied;

                           (v) the Company shall, at least 10 Business Days prior to the consummation of such Acquisition, provide such other certificates and documents as requested by the Administrative Agent, in form and substance satisfactory to the Administrative Agent;

                           (vi) the target of such Acquisition is in the same line of business as the Company;

                           (vii) the Board of Directors (or similar governing body) and the management of the target of such Acquisition has approved such Acquisition;

                           (viii) the aggregate consideration paid or payable in connection with all Acquisitions ("Acquisition Expenditures") permitted by this Section 6.4 (excluding consideration paid solely with Net Equity Proceeds and amounts paid or payable solely by Unrestricted Subsidiaries and investments and other transactions permitted by
         Section 6.9(d)), including any Indebtedness assumed in connection therewith or guarantees or other liabilities incurred in connection therewith, shall not exceed (A) during the period commencing on the Original Effective Date and ending on the last day of the Fiscal Year ending March 31, 2003, $100,000,000, (B) during the Fiscal Year ending March 31, 2004, the sum of (x) $100,000,000 minus the amount of actual Acquisition Expenditures made in the period commencing on the Original Effective Date and ending on March 31, 2003 plus $10,000,000 and (C) thereafter, the sum of (x) $110,000,000 minus the amount of actual Acquisition Expenditures made in the period commencing on the Original Effective Date and ending on March 31, 2004 plus $10,000,000; and

                           (ix) the aggregate consideration paid or payable in connection with all Acquisitions set forth on Schedule 6.4(a) (excluding consideration paid solely with Net Equity Proceeds and, solely in connection with the acquisition of Unrestricted Subsidiaries, consideration in the form of Indebtedness assumed, or guarantees or other liabilities incurred), shall not exceed, during the period prior to the Covenant Reversion Date, $5,500,000;

         Notwithstanding the foregoing, (x) the requirements listed in clauses
         (ii), (iii), (iv), (v) and (vii) of this Section 6.4 shall not be required to be satisfied in connection with any acquisition done solely by an Unrestricted Subsidiary; provided, however, that the terms of
         Section 6.2, Section 6.9 and all other terms and provisions hereof shall be applicable, (y) no Mexican Subsidiary will make, directly or indirectly, any Acquisition or otherwise assist or be involved in any Acquisition and (z) a Restricted Subsidiary may merge, consolidate or amalgamate with another Restricted Subsidiary with the prior written consent of the Administrative Agent; provided that the Company and or such Restricted Subsidiary take such actions necessary or advisable to preserve the perfected security interest in the Collateral granted in favor of the Collateral Agent pursuant to the Collateral Documents, including the filing of Uniform Commercial Code financing statements in such jurisdictions as may be required by the Collateral Documents or by law or as may be reasonably requested by the Administrative Agent and, if requested by the Administrative Agent, deliver to the Administrative Agent and the Collateral Agent legal opinions relating to the foregoing, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

                  SECTION 6.5. DISPOSITION OF ASSETS; ETC. Consummate any Asset Sale, and shall not permit or suffer any Restricted Subsidiary to consummate any Asset Sale; provided, however, that this Section 6.5 shall not prohibit:

                  (a) any Asset Sale if the consolidated book value (disregarding any write-downs of such book value other than ordinary depreciation and amortization) of all of the business, assets, rights,



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

revenues and property of the Company and its Restricted Subsidiaries disposed of in any consecutive twelve-month period shall be less than 3% of the consolidated book value of the property, plant and equipment (net of ordinary depreciation and amortization) of the Company and its Restricted Subsidiaries as of the beginning of such twelve month period and the aggregate book value of all assets disposed of after the Effective Date shall be less than 10% of the consolidated book value of property, plant and equipment (net of ordinary depreciation and amortization) of the Company and its Restricted Subsidiaries at the time of any such Asset Sale and if, immediately after such transaction, no Default or Event of Default shall exist or shall have occurred and be continuing;

                  (b) any Asset Sale in respect of assets of the Company and Subsidiaries listed on Schedule 6.5;

                  (c) the transfer of assets (i) from any Restricted Subsidiary to the Company or any Subsidiary Guarantor, (ii) from the Company to any Subsidiary Guarantor, (iii) from the Canadian Borrower to a Borrower or a Subsidiary Guarantor, (iv) from a Foreign Subsidiary (other than the Canadian Borrower) to any Foreign Subsidiary, any portion of the Stock of which has been pledged to the Administrative Agent pursuant to the Collateral Documents;

                  (d) the transfer of assets with an aggregate Fair Market Value of less than $1,000,000, by the Company or any Restricted Subsidiary to an Unrestricted Subsidiary; and

                  (e) the transfer of assets in connection with factoring or securitization of receivables permitted by Section 6.2(i);

                  (f) the transfer of the loan or advance, made by the Company and evidenced by a promissory note pursuant to Section 6.9(b), by the Company to Oxford Automotive Titrisation.

provided, however, in the case of any of the foregoing permitted Asset Sales, the Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale, other than pursuant to clauses (c) or (d) of this
Section 6.5, unless;

                           (i) no Default or Event of Default is continuing or would result therefrom,

                           (ii) the Company (or the Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets, and

                           (iii) in connection with (A) Asset Sales, the aggregate consideration of which does not exceed $2,000,000 and (B) the sale of the businesses numbered 1, 2 and 3 on Schedule 6.5, at least 75% of the consideration therefor received by the Company or such Subsidiary is in the form of cash and (B) with respect to all other Asset Sales, at least 100% of the consideration therefor received by the Company or such Subsidiary is in the form of cash; provided, however, that in the event of each Asset Sale, Cash Equivalents and the assumption of Indebtedness of the Company or any Guarantor and the unconditional release of the Company or such Guarantor from such Indebtedness in connection with such Asset Sale, in each case acceptable to the Administrative Agent, shall be considered cash for purposes of this Section 6.5; provided further, that the amount of (x) any liabilities (as shown on the Company's or such Subsidiary's most recent balance sheet), of the Company or any Subsidiary that are assumed by the transferee of any such assets such that the Company or such Subsidiary have no further liability, and (y) any securities, notes or other obligations received by the Company or any such Subsidiary from such transferee that are converted by the Company or such Subsidiary into cash (to the extent of the


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


         cash received) concurrently with the consummation of such Asset Sale, shall be deemed to be cash for purposes of this provision and the definition of Net Cash Proceeds, and the Administrative Agent promptly shall obtain a first priority security interest in any non-cash consideration for any Asset Sale.

                  SECTION 6.6. NATURE OF BUSINESS. Make any material change in the nature of its business from that engaged in on the date of this Agreement or engage in any other businesses or activities other than those described in the business plan provided to the Lenders.

                  SECTION 6.7. DIVIDENDS AND OTHER RESTRICTED PAYMENTS. Directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Payment, except:

                  (a) dividends and distributions on Preferred Stock to the extent permitted under Section 6.16;

                  (b) if no Event of Default or Default exists or would be caused thereby, dividends and distributions in an aggregate amount not to exceed $1,000,000 made after the Original Effective Date; provided, however, no such Restricted Payment may be made during the period commencing on the Effective Date and ending on the Covenant Reversion Date.

                  (c) dividends and distributions which in aggregate amount do not exceed 25% of the Net Income accrued during Fiscal Quarters ending after the Effective Date for which the Leverage Ratio was not greater than 3.00 to 1; provided, however, that both before and after the making or declaration of such dividend, payment or other distribution (i) the Leverage Ratio for the twelve-month period ending on the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section
5.4 is not greater than 3.00 to 1 on a Pro Forma Basis and (ii) no Default or Event of Default shall have occurred or be caused thereby;

                  (d) if no Event of Default or Default exists or would be caused thereby, payments in an aggregate amount not to exceed $2,500,000 in any Fiscal Year and $5,000,000 in the aggregate, for all employees made after the Original Effective Date for the purpose of redeeming the Stock of the Company owned by any employees of the Company, other than a Permitted Holder, upon the termination of the employment by the Company or any of its Restricted Subsidiaries of such employee; provided, however, that (i) any amounts used to redeem such Stock under this clause (d) shall first reduce the amount allowed or accumulated under Section 6.7(b) until the amount allowed thereunder is exhausted and then shall reduce the amount allowed under Section 6.7(c), (ii) the amounts payable for the redemption of such Stock will not be paid any sooner or in any greater amount than contractually required and (iii) if the Company is required to make any such payment during the period beginning on the Effective Date and ending on the Covenant Reversion Date, the Company shall (A) not pay any amount up-front, (B) elect to pay such amounts in the maximum number of installments permitted by the governing documents in effect as of the Effective Date and (C) pay only those amounts that the Company is required to pay pursuant to the terms of the governing agreement in effect on the date hereof and as disclosed to the Administrative Agent; and

                  (e) prepayment of the Subordinated Debt in an amount not to exceed $250,000,000 in connection with the refinancing of the Senior Subordinated Notes, as long as the incurrence of such Subordinated Debt is permitted under Section 6.2(e) or (f); and

                  (f) any repayment of Indebtedness permitted pursuant to
Section 6.2(c).


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

                  SECTION 6.8. ACCOUNTING CHANGES; FISCAL YEAR. Change its (a) accounting treatment and reporting practices or tax reporting treatment, except as required by GAAP or any Requirement of Law and disclosed to the Lenders and the Administrative Agent or (b) Fiscal Year.

                  SECTION 6.9. INVESTMENTS. Make or maintain any Investment, or enter into any joint venture or similar arrangement with any other Person to do any of the foregoing, except:

                  (a) other than as provided in Section 6.9(b) with respect to the Aries Acquisition and loans and advances to other Restricted Subsidiaries to the extent the Indebtedness in respect thereof is permitted under Section 6.2(c); provided, however, that any such Indebtedness incurred pursuant to a loan or advance made by a Loan Party shall be evidenced by promissory notes payable on demand and in form and substance satisfactory to the Administrative Agent and such notes shall be pledged to the Collateral Agent pursuant to the applicable Collateral Document for the benefit of the Secured Parties; provided further, however, that if such loan or advance is made by a Loan Party or a Foreign Subsidiary pursuant to Section 6.2(c)(ii), (iii) or (iv) and the aggregate amount outstanding of all such loans or advances made to such Restricted Subsidiary by all Loan Parties is in excess of $5,000,000 for a period of 45 days or more, or if any such loan or advance is made in order to finance, in whole or in part, a Permitted Acquisition by a Restricted Subsidiary which, alone, or together with any related transactions, has a Fair Market Value in excess of $5,000,000, the Company shall also:

                           (i) cause:

                             (A) each Restricted Subsidiary that receives the benefit of the loan or advance to grant to the Loan Party which makes such loan or advance, as security for such loan or advance, (x) with respect to loans or advances made pursuant to Section 6.2(c)(ii), a perfected second priority security interest in all of such Restricted Subsidiary's assets, rights, revenues or property, real, personal or mixed, tangible or intangible which constitute "Collateral" (as defined in the Collateral Documents executed and delivered by such Restricted Subsidiary) and (y) with respect to loans or advances made pursuant to
         Section 6.2(c)(iii) or (iv), a perfected first priority security interest in all Stock and Stock Equivalents and other debt Securities held by such Restricted Subsidiary, of any other Restricted Subsidiary, including each Restricted Subsidiary that was acquired in such Permitted Acquisition;

                             (B) each holder of Stock or Stock Equivalents or other debt Securities of the Restricted Subsidiary that is the borrower of such loan or advance, to provide a guarantee of such loan or advance in favor of the Loan Party which makes such loan or advance and to grant to such Loan Party, as security for such loan or advance, (x) perfected second priority security interest in all of the assets, rights, revenues or property, real, personal or mixed, tangible or intangible which constitute "Collateral" (as defined in the Collateral Document executed and delivered by such holder of Stock or Stock Equivalents or other debt Securities) of such holder of Stock or Stock Equivalents or other debt Securities, and (y) with respect to loans or advances made pursuant to Section 6.2(c)(iii) or (iv), a perfected first priority security interest in the Stock and Stock Equivalents and other debt Securities of the Restricted Subsidiary that is the borrower of such loan or advance, each of the foregoing to be in form and substance satisfactory to the Administrative Agent; provided, however, that the Stock, Stock Equivalents or other debt Securities of any Restricted Subsidiary shall be pledged to the Company only to the extent such pledge of such Stock, Stock Equivalents or other debt Securities would not result in material adverse tax consequences to the Company and its Restricted Subsidiaries, taken as a whole;

                           (ii) cause to be delivered to the Collateral Agent, for the benefit of the Secured Parties:

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


                             (A) with respect to loans or advances made pursuant to Section 6.2(c)(ii), evidence satisfactory to the Administrative Agent that the Loan Party that made the loan or advance has a valid and perfected first priority security interest in all "Collateral" pledged as required by this Section 6.9(a);

                             (B) with respect to loans or advances made pursuant to Section 6.2(c)(iii) or (iv), the certificates (if any) representing the Stock and Stock Equivalents and other debt Securities referred to in clause (a)(i) above, together with (x) in the case of such certificated Stock and Stock Equivalents, undated stock powers endorsed in blank, and (y) in the case of such certificated debt Securities, endorsed in blank, in each case executed and delivered by a Responsible Officer of the applicable Restricted Subsidiary; and

                           (iii) if requested by the Administrative Agent, deliver to the Administrative Agent and Collateral Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent, provided further, however that if any Loan Party to which Stock, Stock Equivalents or other debt Securities are pledged pursuant to this Section 6.9(a), becomes the holder of such Stock, Stock Equivalents or other debt Securities by virtue of a foreclosure action with respect to the foregoing loans or advances, such Stock, Stock Equivalents or other debt Securities shall be "Additional Pledged Collateral" (as defined in the Pledge and Security Agreement) and shall be pledged to the Collateral Agent for the benefit of the Secured Parties pursuant to and subject to the terms of the Pledge and Security Agreement;

                  (b) loans and advances by the Company or a Restricted Subsidiary in connection with the consummation of the Aries Acquisition in an aggregate amount not to exceed $70,000,000; provided, however, that the Company shall cause (A) any such Indebtedness incurred pursuant to a loan or advance made by a Loan Party to be evidenced by a promissory note in favor of the Loan Party which makes such loan or advance, in form and substance satisfactory to the Administrative Agent and pledged to the Collateral Agent pursuant to the Pledge and Security Agreement for the benefit of the Secured Parties;

                  (c) Investments in Permitted Acquisitions; provided, however, that prior to the Covenant Reversion Date Investments in the Permitted Acquisitions set forth on Schedule 6.4(a,) shall not be financed with proceeds of the Loans in excess of an aggregate of $3,000,000;

                  (d) other Investments in, and guarantees by the Company, including Investments and guarantees made after the Original Effective Date (valued at the maximum amount that could be payable thereunder, and provided that all such guarantees shall be collection guarantees, not payment guarantees, and be on terms and conditions satisfactory to the Administrative Agent), of the Indebtedness of, Unrestricted Subsidiaries or joint ventures which do not exceed $35,000,000 for all of the foregoing in aggregate outstanding amount (with the outstanding amount thereof being deemed decreased by any cash repayments of such loans or advances or cash dividends paid to the Company or any Restricted Subsidiary with respect to any such investments), provided that (i) if such transaction involves a loan or advance, such loans and advances are evidenced by promissory notes payable on demand or on such other terms acceptable to the Administrative Agent and in form and substance satisfactory to the Administrative Agent and which are pledged to the Collateral Agent pursuant to the Pledge and Security Agreement for the benefit of the Secured Parties, (ii) no such Investment shall be made during the period beginning on the Effective Date and ending on the Covenant Reversion Date, (iii) both before and after giving effect to such Investment, the Leverage Ratio as of the twelve-month period ending on the last day of the most recently ended Fiscal Quarter for which Financial Statements have been delivered pursuant to Section 5.4



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



is no more than the maximum level permitted under Section 6.1(a) on a Pro Forma Basis, and (iv) no Event of Default or Default exists or would be caused thereby and the Company provides such certificates and legal opinions as requested by the Administrative Agent in connection therewith; and

                  (e) Investments described on Schedule 6.9, as such Investments may be reduced from time to time, but no increase in the amount thereof shall be permitted.

                  SECTION 6.10. TRANSACTIONS WITH AFFILIATES. Other than as permitted by Section 6.18, enter into or permit to exist any transaction or series of related transactions (including without limitation the purchase, sale, lease or exchange of any property, employee compensation arrangements or rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless the terms of such transaction (i) are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of such transaction in a comparable transaction in arm's-length dealings with a Person who is not such an Affiliate, (ii) if such Affiliate Transaction (or series of related Affiliated Transactions) involves aggregate payments in an amount in excess of $1,000,000 in any one year, (A) are set forth in writing, (B) comply with clause (i) of this Section 6.10 and (C) have been approved by a majority of disinterested members of the Board of Directors of the Company, and (iii) if such Affiliate Transaction (or series of related Affiliate Transactions) involves aggregate payments in an amount in excess of $5,000,000 in any one year, (A) comply with clause (ii) and (B) have been determined by a nationally recognized investment banking firm to be fair, from a financial standpoint, to the Company and its Restricted Subsidiaries.

                  SECTION 6.11. SALE/LEASEBACK TRANSACTIONS AND SYNTHETIC LEASES. Other than as provided elsewhere herein or pursuant to the terms of the Mexican Facility Documents delivered to the Administrative Agent prior to the Original Effective Date or as amended in accordance with the terms hereof;

                  (a) Become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor, for the obligations of the lessee or user under any lease or contract for the use of any real or personal property if such property was owned on the Original Effective Date or thereafter acquired by the Company or any of its Restricted Subsidiaries and has been or is to be sold or transferred to any other Person and was, is or will be used by the Company or any such Restricted Subsidiary for substantially the same purpose as such property was used by the Company or such Restricted Subsidiary prior to such sale or transfer;

                  (b) Enter into or become or remain liable in any way, whether directly or by assignment or as a guarantor or other contingent obligor or otherwise, (i) any synthetic lease; provided, however, that, following the Covenant Reversion Date the Company and the Restricted Subsidiaries may enter into (i) (A) synthetic leases that are non recourse to any Loan Party up to an aggregate principal amount of $100,000,000 at any time outstanding and (B) Guaranty Obligations in respect of any such synthetic lease provided that any Guaranty Obligations for amounts in excess of $12,000,000 shall be unsecured (it being understood that if any Guaranty Obligation for an amount in excess of $12,000,000 is secured, such obligation and the security therefore shall be on terms reasonably acceptable to the Administrative Agent), (ii) tax ownership/operating leases, (iii) off balance sheet financing or (iv) similar financing;

                  (c) It is acknowledged and agreed by the Borrowers that (x) the aggregate outstanding amount under the Mexican Facility or otherwise pursuant to the Mexican Facility Documents shall not exceed $75,000,000, as reduced from time to time, (y) the obligations and liabilities under the Mexican Facility Tranche A Guaranty will not exceed the outstanding amount of the Mexican Facility Tranche A Loans, as reduced from time to time, and (z) other than the Mexican Facility Guaranty, there



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

are no liabilities or obligations, direct, contingent or otherwise, of any kind owing by the Company of any of its Restricted Subsidiaries (other than the Mexican Subsidiaries) pursuant to the Mexican Facilities.

                  SECTION 6.12. NEGATIVE PLEDGE LIMITATION. Enter into any agreement with any Person, other than the Lenders, the Administrative Agent or the Collateral Agent pursuant hereto and other than the existing provisions without amendment contained in the Lobdell Preferred Stock Documents and in the agreements listed on Schedule 6.12, which prohibits or limits the ability of the Company or any Restricted Subsidiary to create, incur, assume or suffer to exist any Lien upon any of its assets, rights, revenues or property, real, personal or mixed, tangible or intangible, whether now owned or hereafter acquired.

                  SECTION 6.13. FSC COMMISSIONS. Pay or become obligated for the payment during any fiscal year of the Company, commissions to all related wholly owned foreign sales corporations in excess of an amount acceptable to the Administrative Agent in aggregate amount plus reimbursement of the reasonable administrative expenses of such wholly owned foreign sales corporations.

                  SECTION 6.14. OTHER AGREEMENTS.

                  (a) Permit any breach or default to exist under any Leases, material contracts and other material agreements, or take or fail to take any action thereunder, if to do so would have a Material Adverse Effect.

                  (b) Enter into any agreement containing any provision which would be violated or breached by this Agreement or any of the transactions contemplated hereby or by performance by the Company or any of its Subsidiaries of its obligations in connection therewith.

                  SECTION 6.15. SUBSIDIARY DIVIDENDS. Other than those restrictions existing as of the Effective Date or described in Schedule 6.12 without giving effect to any amendment thereof on or after the Effective Date, permit any of its Restricted Subsidiaries, directly or indirectly, to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which by its terms materially restricts the ability of any such Subsidiary to (i) pay dividends or make any other distributions on such Restricted Subsidiary's Stock, (ii) pay any Indebtedness owed to the Company or any of its other Restricted Subsidiaries, (iii) make any loans or advances to the Company or any of such other Restricted Subsidiaries or (iv) transfer any material portion of its assets to the Company or any of such other Restricted Subsidiaries.

                  SECTION 6.16. PREFERRED STOCK.

                  (a) Issue any Preferred Stock or any Disqualified Stock, other than (i) any Preferred Stock which does not require any dividends, payments, redemptions or other distributions of any kind until at least one year after the later of the Revolving Credit Termination Date or the Term Loan Maturity Date,
(ii) the existing Lobdell Preferred Stock and (iii) after the Covenant Reversion Date any other Preferred Stock or Disqualified Stock which meets all of the requirements for the issuance by the Company of Subordinated Debt (i.e., all payments and other obligations thereunder are expressly subordinated and junior in right and priority of payment to the Obligations and other Indebtedness of such Person to the Lenders in manner and by agreement satisfactory in form and substance to the Administrative Agent and such Preferred Stock or Disqualified Stock is subject to such other terms and provisions, including without limitation maturities, covenants, defaults, rates and fees, acceptable to the Administrative Agent), and such Preferred Stock and Disqualified Stock allowed under this clause (iii) shall be treated as if it were Subordinated Debt for all purposes of this Agreement and is defined herein as "Permitted Disqualified Stock".


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

                  (b) Make any amendment or modification to any Lobdell Preferred Stock Document, other than the adjustment in the price of the Lobdell Preferred Stock made prior to the Effective Date based on post closing adjustments and which do not result in any additional obligations of Lobdell or of the Company or any of its Restricted Subsidiaries, or enter into any other agreement or document relating thereto other than the documents listed on
Schedule 4.18 or make, pay, declare or authorize any dividend, payment or other distribution with respect to any Preferred Stock or any dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Preferred Stock other than as required under the Lobdell Preferred Stock Documents listed on Schedule 4.18; provided, however, that no dividend, payment or other distribution in respect to the Preferred Stock or dividend, payment or distribution in connection with the redemption, purchase, retirement or other acquisition, directly or indirectly, of any Preferred Stock, including those required under the Lobdell Preferred Stock Documents, will be made if any Event of Default exists under Section 7.1(a) or would be caused thereby.

                  SECTION 6.17. OTHER INDEBTEDNESS AND AGREEMENTS. Make any amendment or modification to any indenture, note or other agreement evidencing or governing any Indebtedness (other than Indebtedness hereunder of the Company or any of its Subsidiaries) or to any Tax Sharing Agreement, any Mexican Facility Document, any Related Document or designate any Indebtedness (other than the Indebtedness under the Loan Documents and under Hedging Agreements with Lenders) as "Designated Senior Debt" under the Senior Subordinated Debt Documents.

                  SECTION 6.18. MANAGEMENT FEES. Pay any management, consulting or similar fees or amounts to any of its Affiliates other than:

                  (a) to the Company or a Guarantor;

                  (b) base management fees payable to Oxford Investment Group, Inc. pursuant to the management agreement set forth on Schedule 6.18, without giving effect to any amendment or modification of such agreement (the "Management Agreement") not in excess of $2,000,000 in any twelve month period, to be paid in twelve equal monthly installments, and as otherwise described in the Management Agreement, provided, however that the Company may not prepay any such management fees and provided further, however; that;

                           (i) prior to the Covenant Reversion Date, not more than 50% of such base management fees that would be payable in any one month period shall be paid and base management fees not paid shall be permitted to accrue; provided, however, that prior to the Covenant Reversion Date, following delivery of Financial Statements for any Fiscal Quarter which reflect that the Company had an EBITDA for such Fiscal Quarter that is equal to or greater than the EBITDA levels set for such period in Section 6.1 (d), the Company may pay to Oxford Investment Group Inc. accrued and unpaid base management fees in an aggregate amount up to $250,000;

                           (ii) prior to the Covenant Reversion Date, out of pocket expenses paid by the Company pursuant to the Management Agreement shall not exceed an aggregate amount of $200,000; and

                           (iii) no base management fees (excluding out of pocket expenses provided for by the Management Agreement in an aggregate amount not to exceed $200,000) shall be paid pursuant to this clause (b) if any Event of Default or Default exists or would be caused thereby; and

                  (c) investment banking fees payable to Oxford Investment Group pursuant to the Management Agreement; provided, however, that in connection with the Asset Sales set forth on Schedule 6.5, (i) the Company shall retain the services of a nationally recognized, independent third party investment bank and
(ii) total payments payable to Oxford Investment Group, Inc. together with all payments to any third party advisor, consultant, broker, or finder in connection therewith shall not exceed the generally acceptable commercial rate (but in no event greater than 6.0% of the total transaction value); provided further, however, that in no event may Oxford Automotive pay Oxford Investment an amount that exceeds 1% of the total transaction value.

                  SECTION 6.19. RESTRICTED SUBSIDIARIES. Except with the consent of the Administrative Agent, which consent will not be unreasonably withheld, permit or suffer any Restricted Subsidiary to not be a wholly owned Subsidiary.

                                  ARTICLE VII

                                EVENTS OF DEFAULT

                  SECTION 7.1. EVENTS OF DEFAULT. The occurrence of any one of the following events or conditions shall be deemed an "Event of Default" hereunder unless waived pursuant to Section 9.1:

                  (a) Nonpayment. The Borrowers shall fail to pay when due, whether at stated maturity, by acceleration or otherwise, any principal on the Loans or any Reimbursement Obligation under Sections 2.4 or 2.5 (whether by deemed disbursement of a Revolving Credit Loan or otherwise), or, within five days after becoming due, any interest on the Loans or any fees or any other amount payable hereunder; or

                  (b) Misrepresentation. Any representation or warranty made by any Borrower or any of the Guarantors in Article IV hereof, or in any Collateral Document, or any other certificate, report, financial statement or other document furnished by or on behalf of the Company or any of the Guarantors in connection with this Agreement, shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) Certain Covenants. Any Borrower shall fail to perform or observe any term, covenant or agreement contained in Article VI hereof; or

                  (d) Other Defaults. Any default which remains uncured beyond any applicable cure period shall exist under any material purchase or tooling contract that could have a Material Adverse Effect, or any Borrower or any Guarantor shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or in any other Loan Document, and any such failure shall remain unremedied for 15 calendar days after the earlier of the date on which (i) a Responsible Officer of the Company becomes aware of such failure and
(ii) written notice thereof shall have been given to the Company by the Administrative Agent; or

                  (e) Cross Default. Failure of the Company or any of its Restricted Subsidiaries to pay when due any Indebtedness aggregating in excess of $5,000,000 or any Mexican Facility Obligations ("Material Obligations") or the default by the Company or any of its Restricted Subsidiaries in the observance or performance (beyond the applicable grace period with respect thereto, if any) of any term, provision or condition contained in any agreement under which any such Material Obligations was created or is governed, or any other event shall occur or condition exist, the effect of which default or event is to cause, or to permit the holder or holders of such Material Obligations to cause, such Material Obligations to become due prior to its stated maturity; or any Material Obligations of the Company or any


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of its Restricted Subsidiaries shall be declared to be due and payable or required to be prepaid or repurchased (other than by a regularly scheduled payment) prior to the stated maturity thereof; or

                  (f) Judgments. One or more judgments or orders for the payment of money in an aggregate amount of $5,000,000 shall be rendered against the Company or any of its Restricted Subsidiaries, or any other judgment or order (whether or not for the payment of money) shall be rendered against or shall affect the Company or any of its Restricted Subsidiaries which causes or could cause a Material Adverse Effect, and either (i) such judgment or order shall have remained unsatisfied and the Company or such Restricted Subsidiary shall not have taken action necessary to stay enforcement thereof by reason of pending appeal or otherwise, prior to the expiration of the applicable period of limitations for taking such action or, if such action shall have been taken, a final order denying such stay shall have been rendered, or (ii) enforcement proceedings shall have been commenced by any creditor upon any such judgment or order; or

                  (g) ERISA. The occurrence of a Reportable Event that results in or could result in liability of the Company or any of its ERISA Affiliates to the PBGC or to any Title IV Plan and such Reportable Event is not corrected within 30 days after the occurrence thereof; or the occurrence of any Reportable Event which could constitute grounds for termination of any Title IV Plan of the Company or any of its ERISA Affiliates by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer any such Title IV Plan and such Reportable Event is not corrected within 30 days after the occurrence thereof; or the Company or any of its ERISA Affiliates shall fail to pay when due any liability to the PBGC or to a Title IV Plan; or any Person engages in a Prohibited Transaction with respect to any Title IV Plan which results in or could result in liability of the Company, any of its ERISA Affiliates, any Title IV Plan of the Company or any of its ERISA Affiliates or any fiduciary of any such Title IV Plan; or the PBGC shall have instituted proceedings to terminate, or to cause a trustee to be appointed to administer, any Title IV Plan of the Company or any of its ERISA Affiliates; or failure by the Company or any of their ERISA Affiliates to make a required installment or other payment to any Title IV Plan within the meaning of Section 302(f) of ERISA or Section 412(n) of the Code that results in or could result in liability of the Company or any of their ERISA Affiliates to the PBGC or any Title IV Plan; or the withdrawal of the Company or any of its ERISA Affiliates from a Title IV Plan during a Title IV Plan year in which it was a "substantial employer" as defined in Section 4001(9a)(2) of ERISA; or the Company or any of its ERISA Affiliates becomes an employer with respect to any Multiemployer Plan without the prior written consent of the Administrative Agent, and in each case above, such event or condition, together with all other events or conditions, if any, could subject the Company and its Restricted Subsidiaries to any tax, penalties or other liability which in the aggregate may exceed $6,000,000; or

(h) Insolvency, Etc. The Company or any of its Restricted Subsidiaries shall be dissolved or liquidated (or any judgment, order or decree therefor shall be entered), or shall generally not pay its debts as they become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors, or shall institute, or there shall be instituted against the Company or any of its Restricted Subsidiaries any proceeding or case seeking to adjudicate it a bankrupt or insolvent or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief or protection of debtors or seeking the entry of an order for relief, or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its assets, rights, revenues or property, and, if such proceeding is instituted against the Company or such Restricted Subsidiary and is being contested by the Company or such Restricted Subsidiary, as the case may be, in good faith by appropriate proceedings, such proceeding shall remain undismissed or unstayed for a period of 60 days or an order for relief is entered; or the Company or such Restricted Subsidiary

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

shall take any action (corporate or other) to authorize or further any of the actions described above in this subsection; or

                  (i) Collateral Documents. Any event of default described in any Loan Document shall have occurred and be continuing, or any material provision of any Loan Document shall at any time for any reason cease to be valid and binding and enforceable against any obligor thereunder, or the validity, binding effect or enforceability thereof shall be contested by any Person, or any obligor, shall deny that it has any or further liability or obligation thereunder, or any material provision thereof shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to the Lenders and the Administrative Agent the benefits purported to be created thereby; or

                  (j) Control. Any Change of Control shall occur; or

                  (k) Material Adverse Change. There shall occur a Material Adverse Change or any event or circumstances which would have a Material Adverse Effect, including an event or circumstances that would result in the reasonable likelihood of the Company and its Subsidiaries incurring Environmental Liabilities and Costs, the payment of which would have a Material Adverse Effect; or

                  (l) Mexican Facility. Any commitment to lend or other obligation to advance funds pursuant to the Mexican Facility or otherwise under the Mexican Facility Documents shall be terminated for any reason or any Loan Agreement Event of Default (as defined in the Mexican Facility Documents) or other default shall occur under the Mexican Facility Documents.

                  SECTION 7.2. REMEDIES. During the continuance of any Event of Default, the Administrative Agent (i) may, and shall at the request of the Requisite Lenders, by notice to the Borrowers declare that all or any portion of the Revolving Credit Commitments be terminated, whereupon the obligation of each Lender to make any Loan and each Issuer to issue any Letter of Credit shall immediately terminate, and/or (ii) may and shall at the request of the Requisite Lenders, by notice to the Borrowers, declare the Loans, all interest thereon and all other amounts and Obligations payable under this Agreement to be forthwith due and payable, whereupon the Loans, all such interest and all such amounts and Obligations shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that upon the occurrence of the Event of Default specified in Section 7.1(h), (A) the Commitments of each Lender to make Loans and of each Lender and Issuer to issue or participate in Letters of Credit shall automatically be terminated and (B) the Loans, all such interest and all such amounts and Obligations shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrowers. In addition to the remedies set forth above, the Collateral Agent may exercise any remedies provided for by the Collateral Documents in accordance with the terms thereof or any other remedies provided by applicable law.

                  SECTION 7.3. ACTIONS IN RESPECT OF LETTERS OF CREDIT AND BANKERS' ACCEPTANCE. Upon the Revolving Credit Termination Date or as required by Section 2.10, the Borrowers shall pay to the Administrative Agent in immediately available funds at the Administrative Agent's office referred to in
Section 9.8, for deposit in a Cash Collateral Account an amount equal to 105% of the sum of all outstanding Letter of Credit Obligations and Bankers' Acceptance Obligations. The Administrative Agent may, from time to time after funds are deposited in such Cash Collateral Account, apply funds then held in such Cash Collateral Account to the payment of any amounts, in accordance with Section 2.14(f), as shall have become or shall become due and payable by the Borrowers to the Issuers or Revolving Credit Lenders in respect of the Letter of Credit Obligations and Bankers' Acceptance Obligations. The



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Administrative Agent shall promptly give written notice of any such application;
provided, however, that the failure to give such written notice shall not invalidate any such application.

                  SECTION 7.4. RESCISSION. If at any time after termination of the Revolving Credit Commitments and/or acceleration of the maturity of the Loans, the Borrowers shall pay all arrears of interest and all payments on account of principal of the Loans and Reimbursement Obligations Acceptances which shall have become due otherwise than by acceleration (with interest on principal and, to the extent permitted by law, on overdue interest, at the rates specified herein) and all Events of Default and Defaults (other than non-payment of principal of and accrued interest on the Loans due and payable solely by virtue of acceleration) shall be remedied or waived pursuant to Section 9.1, then upon the written consent of the Requisite Lenders and written notice to the Borrowers, the termination of the Revolving Credit Commitments and/or the acceleration and their consequences may be rescinded and annulled; but such action shall not affect any subsequent Event of Default or Default or impair any right or remedy consequent thereon. The provisions of the preceding sentence are intended merely to bind the Lenders and the Issuers to a decision which may be made at the election of the Requisite Lenders; they are not intended to benefit the Borrowers and do not give the Borrowers the right to require the Lenders to rescind or annul any acceleration hereunder, even if the conditions set forth herein are met.

                                  ARTICLE VIII

                      THE ADMINISTRATIVE AGENT; THE AGENTS

                  SECTION 8.1. AUTHORIZATION AND ACTION.

                  (a) Each Lender and each Issuer hereby appoints Citicorp as the Administrative Agent hereunder and each Lender and each Issuer authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Loan Documents and the Mexican Intercreditor Agreement as are delegated to the Administrative Agent under such agreements and to exercise such powers as are reasonably incidental thereto. Without limitation of the foregoing, each Lender and each Issuer hereby authorizes the Administrative Agent to execute and deliver, and to perform its obligations under the Mexican Intercreditor Agreement and each of the Loan Documents and to which the Administrative Agent is a party and to exercise all rights, powers and remedies that the Administrative Agent may have under the Mexican Intercreditor Agreement and such Loan Documents and that under the Collateral Documents the Collateral Agent is acting as agent for the Lenders, Issuers and the other Secured Parties.

                  (b) As to any matters not expressly provided for by this Agreement, the other Loan Documents and the Mexican Intercreditor Agreement (including enforcement or collection), the Administrative Agent, or Collateral Agent, as the case may be, shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Lenders, and such instructions shall be binding upon all Lenders and each Issuer; provided, however, that the Administrative Agent shall not be required to take any action which (i) the Administrative Agent in good faith believes exposes it to personal liability unless the Administrative Agent receives an indemnification satisfactory to it from the Lenders and the Issuers with respect to such action or (ii) is contrary to this Agreement or applicable law. The Administrative Agent agrees to give to each Lender and each Issuer prompt notice of each notice given to it by any Loan Party pursuant to the terms of this Agreement or the other Loan Documents.

                  (c) In performing its functions and duties hereunder, under the other Loan Documents and under the Mexican Intercreditor Agreement, the Administrative Agent is acting solely on



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behalf of the Lenders and the Issuers and its duties are entirely administrative in nature. The Administrative Agent does not assume and shall not be deemed to have assumed any obligation other than as expressly set forth herein, in the other Loan Documents or under the Mexican Intercreditor Agreement or any other relationship as the agent, fiduciary or trustee of or for any Lender, Issuer or holder of any other Secured Obligation. The Administrative Agent may perform any of its duties under any of the Loan Documents or under the Mexican Intercreditor Agreement by or through its agents or employees.

                  (d) Each Lender and each Issuer hereby appoints Comerica Bank as Syndication Agent and Credit Suisse First Boston as Documentation Agent and hereby authorizes the Syndication Agent to act as Syndication Agent and the Documentation Agent to act as Documentation Agent on its behalf in accordance with the terms of this Agreement and the other Loan Documents. Notwithstanding anything to the contrary contained in this Agreement, each of the Syndication Agent and the Documentation Agent is a Lender designated as "Syndication Agent" or "Documentation Agent," respectively, for title purposes only and in such capacity shall have no obligations or duties whatsoever under this Agreement or any other Loan Document to any Loan Party, any Lender or any Issuer and shall have no rights separate from its rights as a Lender except as expressly provided in this Agreement.

                  SECTION 8.2. ADMINISTRATIVE AGENT'S RELIANCE, ETC. Neither the Administrative Agent nor any of its Affiliates or any of the respective directors, officers, agents or employees of the Administrative Agent or any such Affiliate shall be liable for any action taken or omitted to be taken by it, him, her or them under or in connection with this Agreement, the other Loan Documents or the Mexican Intercreditor Agreement, except for its, his, her or their own gross negligence or willful misconduct. Without limiting the foregoing, the Administrative Agent (a) may treat the payee of any Note as its holder until such Note has been assigned in accordance with Section 9.2; (b) may rely on the Register to the extent set forth in Section 9.2(c); (c) may consult with legal counsel (including counsel to the Borrowers or any other Loan Party), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (d) makes no warranty or representation to any Lender or Issuer and shall not be responsible to any Lender or Issuer for any statements, warranties or representations made by or on behalf of the Company or any of its Subsidiaries in or in connection with this Agreement or any of the other Loan Documents; (e) shall not have any duty to ascertain or to inquire either as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any of the other Loan Documents or the financial condition of any Loan Party, or the existence or possible existence of any Default or Event of Default; (f) shall not be responsible to any Lender or Issuer for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any of the other Loan Documents or the Mexican Intercreditor Agreement or any other instrument or document furnished pursuant hereto or thereto; and (g) shall incur no liability under or in respect of this Agreement, any of the other Loan Documents or the Mexican Intercreditor Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy) or any telephone message believed by it to be genuine and signed or sent by the proper party or parties.

                  SECTION 8.3. THE ADMINISTRATIVE AGENT INDIVIDUALLY. With respect to its Ratable Portion, Citicorp shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Lender. The terms "Lenders" or "Requisite Lenders" or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity as a Lender or as one of the Requisite Lenders. Citicorp and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with any Loan Party as if it were not acting as the Administrative Agent.



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                  SECTION 8.4. LENDER CREDIT DECISION. Each Lender and each
Issuer acknowledges that it shall, independently and without reliance upon the Administrative Agent or any other Lender conduct its own independent investigation of the financial condition and affairs of the Borrowers and each other Loan Party in connection with the making and continuance of the Loans and with the issuance of the Letters of Credit. Each Lender and each Issuer also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and other Loan Documents.

                  SECTION 8.5. INDEMNIFICATION. Each Lender agrees to indemnify the Administrative Agent and each of its Affiliates, and each of their respective directors, officers, employees, agents and advisors (to the extent not reimbursed by the Borrowers), from and against such Lender's aggregate Ratable Portion of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses and disbursements (including fees and disbursements of legal counsel) of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against, the Administrative Agent or any of its Affiliates, directors, officers, employees, agents and advisors in any way relating to or arising out of this Agreement or the other Loan Documents or any action taken or omitted by the Administrative Agent under this Agreement, the other Loan Documents or the Mexican Intercreditor Agreement; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Administrative Agent's or such Affiliate's gross negligence or willful misconduct. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including fees and disbursements of legal counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of its rights or responsibilities under, this Agreement, the other Loan Documents or the Mexican Intercreditor Agreement, to the extent that the Administrative Agent is not reimbursed for such expenses by the Borrowers or another Loan Party.

                  SECTION 8.6. SUCCESSOR ADMINISTRATIVE AGENT. The Administrative Agent may resign at any time by giving written notice thereof to the Lenders and the Borrowers. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders, and shall have accepted such appointment, within 30 days after the retiring Administrative Agent's giving of notice of resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent, selected from among the Lenders. In either case, such appointment shall be subject to the prior written approval of the Borrowers (which approval may not be unreasonably withheld and shall not be required upon the occurrence and during the continuance of an Event of Default). Upon the acceptance of any appointment as Administrative Agent by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement, the other Loan Documents and the Mexican Intercreditor Agreement. Prior to any retiring Administrative Agent's resignation hereunder as Administrative Agent, the retiring Administrative Agent shall take such action as may be reasonably necessary to assign to the successor Administrative Agent its rights as Administrative Agent under the Loan Documents and the Mexican Intercreditor Agreement. After such resignation, the retiring Administrative Agent shall continue to have the benefit of this Article VIII as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement, the other Loan Documents and Mexican Intercreditor Agreement.



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                                   ARTICLE IX

                                  MISCELLANEOUS

                  SECTION 9.1. AMENDMENTS, WAIVERS, ETC.

                  (a) No amendment or waiver of any provision of this Agreement or any other Loan Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless the same shall be in writing and signed by the Requisite Lenders, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by each Lender affected thereby, in addition to the Requisite Lenders, do any of the following:

                           (i) waive any of the conditions specified in Section
         3.2 or 3.3 except with respect to a condition based upon another provision hereof, the waiver of which requires only the concurrence of the Requisite Lenders;

                           (ii) increase the Commitments of the Lenders or subject the Lenders to any additional obligations (other than a Facilities Increase permitted under Section 2.20); provided, however, that any such increase with respect to the Term Loan or the Revolving Loan Commitments shall require the consent of the Requisite Term Loan Lenders or the Requisite Revolving Credit Lenders, as the case may be;

                           (iii) extend the scheduled final maturity of any Loan, or waive, reduce or postpone any scheduled date fixed for the payment or reduction of principal (it being understood that Section
         2.11 does not provide for scheduled dates fixed for payment) or of the Commitments;

                           (iv) reduce the principal amount of any Loan or Reimbursement Obligation (other than by the payment or prepayment thereof);

                           (v) reduce the rate of interest on any Loan or Reimbursement Obligations or any fee payable hereunder;

                           (vi) postpone any scheduled date fixed for payment of such interest or fees;

                           (vii) change the aggregate Ratable Portions of the Lenders which shall be required for the Lenders or any of them to take any action hereunder;

                           (viii) release any Collateral except (A) as provided in the Mexican Intercreditor Agreement, (B) following the Canadian Subsidiary Release Date as provided in the Collateral Documents or (C) following the repayment in full of the related loan or advance made by a Loan Party pursuant to Sections 6.9(a) or (b), or release any Subsidiary Guarantor from its obligations under the Guaranty except in connection with sale or other disposition permitted by this Agreement (or permitted pursuant to a waiver or consent of a transaction otherwise prohibited by this Agreement); or

                           (ix) amend this Section 9.1, Section 9.7 or the definition of the terms "Requisite Lenders", "Requisite Revolving Credit Lenders", "Requisite Term Loan Lenders" or "Ratable Portion";



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and provided, further, (A) that any modification of the application of payments to the Term Loans pursuant to Section 2.10 shall require the consent of the Requisite Term Loan Lenders and any such modification of the application of payments to the Revolving Loans pursuant to Section 2.10 or the reduction of the Revolving Credit Commitments pursuant to Section 2.6(b) shall require the consent of the Requisite Revolving Credit Lenders and (B) that no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above to take such action, affect the rights or duties of the Administrative Agent under this Agreement or the other Loan Documents.

                  (b) The Administrative Agent may, but shall have no obligation to, with the written concurrence of any Lender, execute amendments, modifications, waivers or consents on behalf of that Lender. Any waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given. No notice to or demand on the Borrowers in any case shall entitle the Borrowers to any other or further notice or demand in similar or other circumstances.

                  (c) In connection with any proposed amendment, modification, waiver or termination (a "Proposed Change") requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 9.1 being referred to as a "Non-Consenting Lender"), then, so long as the Lender that is acting as the Administrative Agent is not a Non-Consenting Lender, at the Borrowers' request, the Administrative Agent or an Eligible Assignee that is acceptable to the Administrative Agent shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lender, and such Non-Consenting Lender agrees that it shall, upon the Administrative Agent's request, sell and assign to the Lender that is acting as the Administrative Agent or such Eligible Assignee, all of the Commitments, Term Loans and Revolving Credit Outstandings of such Non-Consenting Lender for an amount equal to the principal balance of all Term Loans and Revolving Loans held by the Non-Consenting Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment and Acceptance.

                  SECTION 9.2. ASSIGNMENTS AND PARTICIPATIONS.

                  (a) Each Lender may sell, transfer, negotiate or assign to one or more Eligible Assignees all or a portion of its rights and obligations hereunder (including all of its rights and obligations with respect to the Term Loans, the Revolving Loans, the Swing Loans and the Letters of Credit); provided, however, that (i) (A) if any such assignment shall be of the assigning Lender's Revolving Credit Outstandings and Revolving Credit Commitment, such assignment shall cover the same percentage of such Lender's Revolving Credit Outstandings and Revolving Credit Commitment (adjusted, if necessary, in the case of an assignment by a Canadian Lender to account for its ratable portion of Canadian Revolving Credit Outstandings), and (B) if any such assignment shall be of the assigning Lender's Term Loans, such assignment shall cover the same percentage of such Lender's Term Loans, (ii) the aggregate amount being assigned pursuant to each such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event (if less than the Assignor's entire interest) be less than $5,000,000 or an integral multiple of $1,000,000 in excess thereof, except, in either case, (A) with the consent of the Administrative Agent or (B) if such assignment is being made to a Lender or an Affiliate or Approved Fund of such Lender, and (iii) if such Eligible Assignee is not, prior to the date of such assignment, a Lender or an Affiliate or Approved Fund of a Lender, such assignment shall be subject to the prior consent of the Administrative Agent. Any such assignment need not be ratable as among the Term Loan Facility and the Revolving Credit Facility. If, as a result of any assignment to an Eligible Assignee that is a Canadian Lender, the Canadian Revolving Credit Outstandings owing to any Canadian Lender are greater than such Canadian Lender's Canadian Ratable



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

Portion of the Canadian Revolving Credit Outstandings owing to all Canadian Lenders, then at the direction of the Administrative Agent (with notice from the Administrative Agent to each Canadian Lender and the Borrowers), each Canadian Lender that does not hold such Obligations in excess of its Canadian Ratable Portion shall purchase from the other Canadian Lenders such Canadian Revolving Credit Outstandings as shall be necessary to cause each Canadian Lender to have Canadian Revolving Credit Outstandings owing to it equal to its Canadian Ratable Portion of the Canadian Revolving Credit Outstandings owing to all Canadian Lenders. The amount of such purchase shall be determined by the Administrative Agent in accordance with each Canadian Lender's Canadian Ratable Portion.

                  (b) The parties to each assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording, an Assignment and Acceptance, together with any Note (if the assigning Lender's Loans are evidenced by a Note) subject to such assignment. Upon such execution, delivery, acceptance and recording and the receipt by the Administrative Agent from the assignee of an assignment fee in the amount of $3,500 from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under the Loan Documents have been assigned to such assignee pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender, and if such Lender were an Issuer, of such Issuer hereunder and thereunder, and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (except those which survive the payment in full of the Obligations) and be released from its obligations under the Loan Documents, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

                  (c) The Administrative Agent shall maintain at its address referred to in Section 9.8 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recording of the names and addresses of the Lenders and the Commitments of and principal amount of the Loans and Letter of Credit Obligations owing to each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Loan Parties, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers, the Administrative Agent or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an assignee, the Administrative Agent shall, if such Assignment and Acceptance has been completed, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and
(iii) give prompt notice thereof to the Borrowers. Within five Business Days after its receipt of such notice, the Borrowers, at their expense, shall, if requested by such assignee, execute and deliver to the Administrative Agent, new Notes to the order of such assignee in an amount equal to the Commitments and Term Loans assumed by it pursuant to such Assignment and Acceptance and, if the assigning Lender has surrendered any Note for exchange in connection with the assignment and has retained Commitments or Term Loans hereunder, new Notes to the order of the assigning Lender in an amount equal to the Commitments and Term Loans retained by it hereunder. Such new Notes shall be dated the same date as the surrendered Notes and be in substantially the form of Exhibit B-1 or B-2 hereto, as applicable.

                  (e) In addition to the other assignment rights provided in this Section 9.2, (i) each Lender may assign, as collateral or otherwise, any of its rights under this Agreement (including rights to payments of principal or interest on the Loans) to any Federal Reserve Bank pursuant to Regulation A of




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

the Federal Reserve Board without notice to or consent of the Borrowers or the Administrative Agent and (ii) any Lender (a "Granting Bank") may grant to a special purpose funding vehicle (a "SPC"), identified as such in writing from time to time by the Granting Bank to the Administrative Agent and the Borrowers, the option to provide to the Borrowers all or any part of any Loan to the Borrowers that such Granting Bank would otherwise be obligated to make to the Borrowers pursuant to this Agreement; provided that (A) nothing herein shall constitute a commitment by any SPC to make any Loan and (B) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Bank shall be obligated to make such Loan pursuant to the terms hereof. The making of such Loan by an SPC hereunder shall utilize the Revolving Credit Commitment of the Granting Bank to the same extent, and as if, such Loan were made by such Granting Bank. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Bank). In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings under the laws of the United States or any State thereof. In addition, notwithstanding anything to the contrary contained in this Section 9.2(e), any SPC may (i) with notice to, but without the prior written consent of, the Borrowers and the Administrative Agent and without paying any processing fee therefor, assign all or a portion of its interests in any Loans to the Granting Bank or to any financial institutions (consented to by the Borrowers and Administrative Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of such Loans and (ii) disclose on a confidential basis any non-public information relating to such Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancement to such SPC. This section may not be amended without the written consent of the Granting Bank. No such pledge or assignment of security interest as described in this Section 9.4(e) shall release any Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  (f) Each Lender may sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents (including all its rights and obligations with respect to the Term Loans, Revolving Loans and Letters of Credit). The terms of such participation shall not, in any event, require the participant's consent to any amendments, waivers or other modifications of any provision of any Loan Documents, the consent to any departure by any Loan Party therefrom, or to the exercising or refraining from exercising any powers or rights which such Lender may have under or in respect of the Loan Documents (including the right to enforce the obligations of the Loan Parties), except if any such amendment, waiver or other modification or consent would (i) reduce the amount, or postpone any date fixed for, any amount (whether of principal, interest or fees) payable to such participant under the Loan Documents, to which such participant would otherwise be entitled under such participation or (ii) result in the release of all or substantially all of the Collateral other than in accordance with the Mexican Intercreditor Agreement). In the event of the sale of any participation by any Lender, (A) such Lender's obligations under the Loan Documents shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties for the performance of such obligations, (C) such Lender shall remain the holder of such Obligations for all purposes of this Agreement, and (D) the Borrowers, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Each participant shall be entitled to the benefits of Sections 2.15(d), 2.16 and 2.17 as if it were a Lender; provided, however, that anything herein to the contrary notwithstanding, the Borrowers shall not, at any time, be obligated to pay to any participant of any interest of any Lender, under Section 2.15(d), 2.16 or 2.17, any sum in excess of the sum which the Borrowers would have been obligated to pay to such Lender in respect of such interest had such participation not been sold.

                  (g) Any Issuer may at any time assign its rights and obligations hereunder to any other Lender by an instrument in form and substance satisfactory to the Borrowers, the Administrative Agent, such Issuer and such Lender. If any Issuer ceases to be a Lender hereunder by virtue of any assignment made pursuant to this Section 9.2, then, as of the effective date of such cessation, such Issuer's obligations to issue Letters of Credit pursuant to
Section 2.4 shall terminate and such Issuer shall be an Issuer hereunder only with respect to outstanding Letters of Credit issued prior to such date.

                  SECTION 9.3. COSTS AND EXPENSES.

                  (a) The Borrowers agrees upon demand to pay, or reimburse the Administrative Agent for, all of the Administrative Agent's reasonable internal and external audit, legal, appraisal, valuation, filing, document duplication and reproduction and investigation expenses and for all other reasonable out-of-pocket costs and expenses of every type and nature (including, without limitation, the reasonable fees, expenses and disbursements of the Administrative Agent's counsel, Weil, Gotshal & Manges LLP, local legal counsel, auditors, accountants, appraisers, printers, insurance and environmental advisers, and other consultants and agents) incurred by the Administrative Agent in connection with (i) the Administrative Agent's audit and investigation of the Company and its Subsidiaries in connection with the preparation, negotiation and execution of the Loan Documents and the Administrative Agent's periodic audits of the Company and its Subsidiaries, which, in the absence of an Event of Default shall be conducted no more frequently than is reasonable, as the case may be; (ii) the preparation, negotiation, execution and interpretation of this Agreement (including, without limitation, the satisfaction or attempted satisfaction of any of the conditions set forth in Article III), the Loan Documents, the Mexican Intercreditor Agreement and any proposal letter or commitment letter issued in connection therewith and the making of the Loans hereunder; (iii) the creation, perfection or protection of the Liens under the Loan Documents (including, without limitation, any reasonable fees and expenses for local counsel in various jurisdictions); (iv) the ongoing administration of this Agreement and the Loans, including consultation with attorneys in connection therewith and with respect to the Administrative Agent's rights and responsibilities hereunder, under the other Loan Documents and under the Mexican Intercreditor Agreement; (v) the protection, collection or enforcement of any of the Obligations or the enforcement of any of the Loan Documents; (vi) the commencement, defense or intervention in any court proceeding relating in any way to the Obligations, any Loan Party, any of the Company's Subsidiaries, the Aries Acquisition, Agreement or any of the other Loan Documents; (vii) the response to, and preparation for, any subpoena or request for document production with which the Administrative Agent is served or deposition or other proceeding in which the Administrative Agent is called to testify, in each case, relating in any way to the Obligations, any Loan Party, any of the Company's Subsidiaries, the Aries Acquisition, this Agreement or any of the other Loan Documents; and (viii) any amendments, consents, waivers, assignments, restatements, or supplements to any of the Loan Documents or the Mexican Intercreditor Agreement and the preparation, negotiation, and execution of the same.

                  (b) Each Borrower further agrees to pay or reimburse the Administrative Agent and each of the Lenders and Issuers upon demand for all out-of-pocket costs and expenses, including, without limitation, reasonable attorneys' fees (including allocated costs of internal counsel and costs of settlement), incurred by the Administrative Agent, such Lenders or Issuers (i) in enforcing any Loan Document or Obligation or any security therefor or exercising or enforcing any other right or remedy available by reason of an Event of Default; (ii) in connection with any refinancing or restructuring of the credit arrangements provided hereunder in the nature of a "work-out" or in any insolvency or bankruptcy proceeding; (iii) in commencing, defending or intervening in any litigation or in filing a petition, complaint, answer, motion or other pleadings in any legal proceeding relating to the Obligations, any Loan Party, any of the Company's' Subsidiaries and related to or arising out of the transactions contemplated hereby or by any of the other Loan Documents or in connection with the Aries Acquisition;

and (iv) in taking any other action in or with respect to any suit or proceeding (bankruptcy or otherwise) described in clauses (i) through (iii) above.

                  SECTION 9.4. INDEMNITIES.

                  (a) The Borrowers agree to indemnify and hold harmless the Administrative Agent, the Syndication Agent, the Documentation Agent, each Lender and each Issuer and each of their respective Affiliates, and each of the directors, officers, employees, agents, representative, attorneys, consultants and advisors of or to any of the foregoing (including those retained in connection with the satisfaction or attempted satisfaction of any of the conditions set forth in Article III) (each such Person being an "Indemnitee") from and against any and all claims, damages, liabilities, obligations, losses, penalties, actions, judgments, suits, costs, disbursements and expenses of any kind or nature (including fees and disbursements of counsel to any such Indemnitee) which may be imposed on, incurred by or asserted against any such Indemnitee in connection with or arising out of any investigation, litigation or proceeding, whether or not any such Indemnitee is a party thereto, whether direct, indirect, or consequential and whether based on any federal, state or local law or other statutory regulation, securities or commercial law or regulation, or under common law or in equity, or on contract, tort or otherwise, in any manner relating to or arising out of this Agreement (including any Existing Loan Document or any Agreement amended by any Existing Loan Document), any other Loan Document, any Obligation, any Letter of Credit, any Related Document, or any act, event or transaction related or attendant to any thereof, or the use or intended use of the proceeds of the Loans or Letters of Credit or in connection with any investigation of any potential matter covered hereby (collectively, the "Indemnified Matters"); provided, however, that the Borrowers shall not have any obligation under this Section 9.4 to an Indemnitee with respect to any Indemnified Matter caused by or resulting from the gross negligence, willful misconduct or breach of its obligations under any Loan Document of that Indemnitee, as determined by a court of competent jurisdiction in a final non-appealable judgment or order. Without limiting the foregoing, Indemnified Matters include (i) all Environmental Liabilities and Costs arising from or connected with the past, present or future operations of the Company or any of its Subsidiaries involving any property subject to a Collateral Document, or damage to real or personal property or natural resources or harm or injury alleged to have resulted from any Release of Contaminants on, upon or into such property or any contiguous real estate; (ii) any costs or liabilities incurred in connection with any Remedial Action concerning the Company or any of its Subsidiaries; (iii) any costs or liabilities incurred in connection with any Environmental Lien; (iv) any costs or liabilities incurred in connection with any other matter under any Environmental Law, including CERCLA and applicable state property transfer laws, whether, with respect to any of such matters, such Indemnitee is a mortgagee pursuant to any leasehold mortgage, a mortgagee in possession, the successor in interest to the Company or any of its Subsidiaries, or the owner, lessee or operator of any property of the Company or any of its Subsidiaries by virtue of foreclosure, except, with respect to those matters referred to in clauses (i), (ii), (iii) and (iv) above, to the extent incurred following (A) foreclosure by the Administrative Agent any Lender or any Issuer, or the Administrative Agent, any Lender or any Issuer having become the successor in interest to the Company or any of its Subsidiaries, and (B) attributable solely to acts of the Administrative Agent, such Lender or such Issuer or any agent on behalf of the Administrative Agent, or such Lender.

                  (b) The Borrowers shall indemnify the Administrative Agent, the Lenders and each Issuer for, and hold the Administrative Agent, the Lenders and each Issuer harmless from and against, any and all claims for brokerage commissions, fees and other compensation made against the Administrative Agent, the Lenders and the Issuers for any broker, finder or consultant with respect to any agreement, arrangement or understanding made by or on behalf of any Loan Party or any of its Subsidiaries in connection with the transactions contemplated by this Agreement.

                  (c) The Administrative Agent, Lender and each Issuer agree that in the event that any such investigation, litigation or proceeding set forth in subparagraph (b) above is asserted or threatened in writing or instituted against it or any other Indemnitee, or any Remedial Action, is requested of it or any of its officers, directors, Administrative Agents and employees, for which any Indemnitee may desire indemnity or defense hereunder, such Indemnitee shall promptly notify the Borrowers in writing.

                  (d) The Borrowers, at the request of any Indemnitee, shall have the obligation to defend against such investigation, litigation or proceeding or requested Remedial Action and the Borrowers, in any event, may participate in the defense thereof with legal counsel of the Borrowers' choice. In the event that such Indemnitee requests the Borrowers to defend against such investigation, litigation or proceeding or requested Remedial Action, the Borrowers shall promptly do so and such Indemnitee shall have the right to have legal counsel of its choice participate in such defense. No action taken by legal counsel chosen by such Indemnitee in defending against any such investigation, litigation or proceeding or requested Remedial Action, shall vitiate or in any way impair the Borrowers' obligation and duty hereunder to indemnify and hold harmless such Indemnitee.

                  (e) Each Borrowers agrees that any indemnification or other protection provided to any Indemnitee pursuant to this Agreement (including pursuant to this Section 9.4) or any other Loan Document shall (i) survive payment in full of the Obligations and (ii) inure to the benefit of any Person who was at any time an Indemnitee under this Agreement or any other Loan Document.

                  SECTION 9.5. LIMITATION OF LIABILITY. Each Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract, tort or otherwise) to any Loan Party or any of their respective Subsidiaries or any of their equity holders or creditors for or in connection with the transactions contemplated hereby and in the other Loan Documents, the Mexican Intercreditor Agreement and in connection with the Aries Acquisition, except to the extent such liability is found in a final judgment by a court of competent jurisdiction to have resulted from such Indemnitee's gross negligence, willful misconduct or breach of its obligations under any Loan Document or the Mexican Intercreditor Agreement. In no event, however, shall any Indemnified Party be liable on any theory of liability for any special, indirect, consequential or punitive damages and each Borrower hereby waives, releases and agrees (for itself and on behalf of its Subsidiaries) not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

                  SECTION 9.6. RIGHT OF SET-OFF. Upon the occurrence and during the continuance of any Event of Default each Lender and each Affiliate of a Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or its Affiliates to or for the credit or the account of the Borrowers against any and all of the Obligations now or hereafter existing whether or not such Lender shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be unmatured. Each Lender agrees promptly to notify the Borrowers after any such set-off and application made by such Lender or its Affiliates; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Lender under this Section 9.6 are in addition to the other rights and remedies (including other rights of set-off) which such Lender may have.

                  SECTION 9.7. SHARING OF PAYMENTS, ETC.

                  (a) If any Lender shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Term Loans or Revolving Loans made by it (other than pursuant to Sections 2.15, 2.16 or 2.17) in excess of its Ratable Portion of payments




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obtained by all the Lenders on account of such Obligations, such Lender (a
"Purchasing Lender") shall forthwith purchase from the other Lenders (each, a "Selling Lender") such participations in their Loans or other Obligations as shall be necessary to cause such Purchasing Lender to share the excess payment ratably with each of them.

                  (b) If all or any portion of any payment received by a Purchasing Lender is thereafter recovered from such Purchasing Lender, such purchase from each Selling Lender shall be rescinded and such Selling Lender shall repay to the Purchasing Lender the purchase price to the extent of such recovery together with an amount equal to such Selling Lender's ratable share (according to the proportion of (i) the amount of such Selling Lender's required repayment to (ii) the total amount so recovered from the Purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered.

                  (c) Each Borrowers agrees that any Purchasing Lender so purchasing a participation from a Selling Lender pursuant to this Section 9.7 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation.

                  SECTION 9.8. NOTICES, ETC. All notices, demands, requests and other communications provided for in this Agreement shall be given in writing, or by any telecommunication device capable of creating a written record, and addressed to the party to be notified as follows:

                  (a) if to the Borrowers:

                      Oxford Automotive, Inc
                      1250 Stephenson Highway
                      Troy, Michigan  48083
                      Attention: Aurelian Bukatko
                      Telecopy no: 248-577-3465

                  (b) if to any Lender, at its Domestic Lending Office specified opposite its name on Schedule II or on the signature page of any applicable Assignment and Acceptance;

                  (c) if to any Issuer, at the address set forth under its name page hereof on Schedule II; and

                  (d) if to the Administrative Agent:

                      Citicorp USA, Inc.
                      599 Lexington Avenue
                      21st Floor
                      New York, New York 10043
                      Attention: Anthony Murphy
                      Telecopy no:  (212) 793-0642
                      with a copy to:

                      Weil, Gotshal & Manges LLP
                      767 Fifth Avenue,
                      New York, New York  10153-0119
                      Attention:  Daniel S. Dokos, Esq.
                      Telecopy no:  (212) 310-8007


or at such other address as shall be notified in writing (i) in the case of the Borrowers and the Administrative Agent, to the other parties and (ii) in the case of all other parties, to the Borrowers and the Administrative Agent. All such notices and communications shall be effective upon personal delivery (if delivered by hand, including any overnight courier service), when deposited in the mails (if sent by mail), or when properly transmitted (if sent by a telecommunications device); provided, however, that notices and communications to the Administrative Agent pursuant to Article II or VIII shall not be effective until received by the Administrative Agent.

                  SECTION 9.9. NO WAIVER; REMEDIES. No failure on the part of any Lender, Issuer or the Administrative Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  SECTION 9.10. BINDING EFFECT. This Agreement shall become effective when it shall have been executed by the Borrowers and the Administrative Agent and when the Administrative Agent shall have been notified by each Lender that such Lender has executed it and thereafter shall be binding upon and inure to the benefit of the Borrowers, the Administrative Agent and each Lender and their respective successors and assigns, except that no Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders.

                  SECTION 9.11. GOVERNING LAW. This Agreement and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  SECTION 9.12. SUBMISSION TO JURISDICTION; SERVICE OF PROCESS; JUDGMENT CURRENCY.

                  (a) Any legal action or proceeding with respect to this Agreement or any other Loan Document may be brought in the courts of the State of New York or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, each Borrower hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The parties hereto hereby irrevocably waive any objection, including any objection to the laying of venue or based on the grounds of forum non conveniens, which any of them may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

                  (b) The Canadian Borrower hereby irrevocably designates, appoints and empowers CT Corporation System (telephone no: 212 894 8440) (telecopy no: 212 894 8790) (the "Process Agent"), in the case of any suit, action or proceeding brought in the United States of America as its designee, appointee and agent to receive, accept and acknowledge receipt thereof for and on its behalf, and in respect of its property, service of any and all legal process, summons, notices and documents that may be served in any action or proceeding arising out of or in connection with this Agreement or any Loan Document. Such service may be made by mailing (by registered or certified mail, postage prepaid) or delivering a copy of such process to such Borrower in care of the Process Agent at the Process Agent's above address, and the Canadian Borrower hereby irrevocably authorizes and directs the Process Agent to accept such service on its behalf. As an alternative method of service, each Borrower irrevocably consents to the service of any and all process in any such action or proceeding by the mailing (by registered or certified mail, postage prepaid) of copies of such process to the Process Agent or each Borrower at its address specified in
Section 9.8. Each Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  (c) Nothing contained in this Section 9.12 shall affect the right of the Administrative Agent or any Lender to serve process in any other manner permitted by law or commence legal proceedings or otherwise proceed against the Borrowers or any other Loan Party in any other jurisdiction.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in Dollars into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase Dollars with such other currency at the spot rate of exchange quoted by the Administrative Agent at 11:00 a.m. (New York City time) on the Business Day preceding that on which final judgment is given, for the purchase of Dollars, for delivery two Business Days thereafter.

                  SECTION 9.13. WAIVER OF JURY TRIAL. EACH OF THE ADMINISTRATIVE AGENT, THE SYNDICATION AGENT, THE DOCUMENTATION AGENT, THE LENDERS, THE ISSUERS AND THE BORROWERS IRREVOCABLY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT.

                  SECTION 9.14. MARSHALING; PAYMENTS SET ASIDE. None of the Administrative Agent, any Lender or any Issuer shall be under any obligation to marshal any assets in favor of the Borrowers or any other party or against or in payment of any or all of the Obligations. To the extent that the Borrowers make a payment or payments to the Administrative Agent, the Lenders or the Issuers or any of such Persons receives payment from the proceeds of the Collateral or exercise their rights of setoff, and such payment or payments or the proceeds of such enforcement or setoff or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party, then to the extent of such recovery, the obligation or part thereof originally intended to be satisfied, and all Liens, right and remedies therefor, shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

                  SECTION 9.15. SECTION TITLES. The Section titles contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 9.16. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are attached to the same document.

                  SECTION 9.17. DOCUMENTS EVIDENCE THE SAME INDEBTEDNESS. Upon its effectiveness, this Agreement amends and restates in its entirety the Existing Credit Agreement and the Notes issued under this Agreement, if any, amend and restate the "Notes" (as defined in the Existing Credit Agreement) issued under the Existing Credit Agreement. This Agreement and the Notes, if any, do not constitute and shall not be construed to evidence a novation of or a payment and readvance of the loan principal, interest and other sums, if any, heretofore outstanding under the Existing Credit Agreement, it being the intention of the Borrowers, and by their signature hereto, the Administrative Agent and Lenders, that this Agreement provide for the terms and conditions of, and the Notes evidence, upon the effectiveness of this Agreement, the same Indebtedness as was then outstanding under the Existing Credit Agreement. Each Lender shall surrender the original "Notes" (as defined in the Existing Credit Agreement) outstanding on the Effective Date issued to it under the Existing Credit Agreement.

                  SECTION 9.18. ENTIRE AGREEMENT. This Agreement, together with all of the other Loan Documents, the Mexican Intercreditor Agreement and all certificates and documents delivered hereunder or thereunder, embodies the entire agreement of the parties and supersedes all prior agreements and understandings relating to the subject matter hereof; provided, however, the Company's obligations under the Commitment Letter dated June 9, 2000 addressed to the Company from Citicorp and the Arranger and accepted by the Company on June 9, 2000 that survive the termination or expiration of such letter shall continue to apply to the Company. Delivery of an executed signature page of this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. A set of the copies of this Agreement signed by all parties shall be lodged with the Borrowers and the Administrative Agent.

                  SECTION 9.19. CONFIDENTIALITY. Each Lender and the Administrative Agent agree to keep information obtained by it pursuant hereto and the other Loan Documents confidential in accordance with such Lender's or the Administrative Agent's, as the case may be, customary practices and agrees that it will only use such information in connection with the transactions contemplated by this Agreement and not disclose any of such information other than (a) to such Lender's or the Administrative Agent's, as the case may be, employees, representatives and agents who are or are expected to be involved in the evaluation of such information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of such information, (b) to the extent such information presently is or hereafter becomes available to such Lender or the Administrative Agent, as the case may be, on a non-confidential basis from a source other than the Borrowers, (c) to the extent disclosure is required by law, regulation or judicial order or requested or required by bank regulators or auditors, (d) to assignees or participants or potential assignees or participants who agree to be bound by the provisions of this Section 9.19 or (e) with the consent of the Company.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                                  Borrowers:


                                  OXFORD AUTOMOTIVE, INC.


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  OXFORD AUTOMOTIVE CANADA LTD.

                                  By:   ___________________________
                                        Name:
                                        Title:


                                  Administrative Agent and Collateral Agent:


                                  CITICORP USA, INC.

                                  By:   ___________________________
                                        Name:
                                        Title:


                                  Issuer:


                                  CITIBANK, N.A.

                                  By:   ___________________________
                                        Name:
                                        Title:


                                  Syndication Agent:


                                  COMERICA BANK


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  Documentation Agent:


                                  CREDIT SUISSE FIRST BOSTON


                                  By:   ___________________________
                                        Name:
                                        Title:

                                  By:   ___________________________
                                        Name:
                                        Title:




                                  Lenders:


                                  BANK OF MONTREAL


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  THE BANK OF NEW YORK


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  THE BANK OF NOVA SCOTIA


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  BANKERS TRUST COMPANY


                                  By:   ___________________________
                                        Name:
                                        Title:

                                  DEUTSCHE BANK CANADA


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  CITICORP USA, INC.


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  CITIBANK CANADA


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  COMERICA BANK


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  CREDIT SUISSE FIRST BOSTON


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  By:   ___________________________
                                        Name:
                                        Title:

                                  CREDIT SUISSE FIRST BOSTON CANADA


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  FIFTH THIRD BANK, N.A.
                                  (formerly, FIFTH THIRD BANK, NORTHWESTERN
                                  OHIO, N.A.)


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  MORGAN GUARANTY TRUST COMPANY OF NEW YORK


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  NATIONAL BANK OF CANADA


                                  By:   ___________________________
                                        Name:
                                        Title:


                                  By:   ___________________________
                                        Name:
                                        Title: